EXHIBIT 99.3

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006 (the Explanatory Statement). It is being sent to persons who are believed to be Scheme Creditors at the date of this Explanatory Statement. If you have assigned, sold, or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Scheme Creditor before the Record Date you must forward this Explanatory Statement and the accompanying documents at once to the person or persons to whom you have assigned, sold or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Scheme Creditor.

If you are in any doubt as to the contents of this Explanatory Statement or the documents that accompany it or what action you should take, you are recommended to seek your own independent financial, legal and tax advice immediately from your financial, legal and/or tax adviser who, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 (FSMA) or by an appropriate regulatory body, or from another appropriately authorised independent adviser if you are in a territory outside the United Kingdom.

This Explanatory Statement is accompanied by an Account Holder Letter and a Sub-Proxy. It is important that you read the Account Holder Letter and the Sub-Proxy (if applicable) carefully for information about the Scheme and that you complete and return them (to the extent applicable) in accordance with the instructions contained in them.

Further copies of this Explanatory Statement can be obtained by contacting the Information Agent via email to metinvest@lucid-is.com or by telephone on + 44 20 7704 0880.

EXPLANATORY STATEMENT IN RELATION TO A SCHEME OF ARRANGEMENT
under Part 26 of the Companies Act 2006
between
METINVEST B.V.
and the
Scheme Creditors
(as defined in this Explanatory Statement)
DATE: 8 June 2016

The Record Date for the Scheme will be 5 p.m. New York time on 23 June 2016. The Scheme Meeting for the Scheme Creditors to consider and vote on the Scheme will be held at 10 a.m. (London time) on 28 June 2016. The notice convening the Scheme Meeting is set out in Appendix 4 (Notice of Scheme Meeting) of this Explanatory Statement. Instructions about actions to be taken by Scheme Creditors preceding the Scheme Meeting are set out in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) and summarised on pages 20 to 22 (Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes) of this Explanatory Statement.

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Whether or not you intend to attend the Scheme Meeting, you are requested to ensure that your Account Holder completes, executes and returns the Account Holder Letter and (if applicable) the Sub-Proxy which accompanies this Explanatory Statement in accordance with the instructions printed thereon as soon as possible.

The Scheme is made in respect of securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the United States that are different from those of the United States. Financial statements prepared by the Company have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Company is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Further important information is set out under the sections entitled Important Notice and Important Securities Law Notice on pages 4 to 8 (inclusive) of this Explanatory Statement.

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INDEX

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Important Notice

Unless the context otherwise requires, all capitalised terms used in this Explanatory Statement shall have the meanings set out in Appendix 1 (Definitions and Interpretation) of this Explanatory Statement. The appendices to this Explanatory Statement form an integral part of it and, unless expressly stated otherwise, references to this Explanatory Statement shall be construed as references to the Explanatory Statement including the appendices to it.

Information

This Explanatory Statement has been prepared in connection with a scheme of arrangement under Part 26 of the Companies Act 2006, namely a scheme between the Company and the Scheme Creditors, and has been prepared solely for the purpose of providing information to Scheme Creditors in relation to the Scheme.

Nothing in this Explanatory Statement or any other document issued with or appended to it should be relied on for any purpose other than for Scheme Creditors to make a decision on the Scheme, and Scheme Creditors may not reproduce or distribute this Explanatory Statement, in whole or in part, and may not disclose any of the contents of this Explanatory Statement or use any information herein for any purpose other than considering and/or making a decision in respect of the Scheme. In particular and without limitation, nothing in this Explanatory Statement should be relied on in connection with the purchase or acquisition of any Notes or any other financial instruments or assets of the Company or any other member of the Group.

Nothing contained in this Explanatory Statement shall constitute a warranty, undertaking or guarantee of any kind, express or implied, and nothing contained in this Explanatory Statement shall constitute any admission of any fact or liability on the part of the Company or any other member of the Group with respect to any asset to which it or they may be entitled or any claim against it or them. Without prejudice to the generality of the foregoing, nothing in this Explanatory Statement or the distribution thereof evidences to any person, or constitutes any admission by the Company or any other member of the Group, that a liability is owed to any person in respect of any claim (including without limitation any Scheme Claim) or that any person is or may be a Scheme Creditor. The failure to distribute this Explanatory Statement to any Scheme Creditor shall not constitute an admission by the Company that such person is not a Scheme Creditor.

No person has been authorised by the Company or Lucid Issuer Services Limited as Information Agent to give any information or make any representations concerning the Scheme (including concerning the Company or any other member of the Group) which is inconsistent with this Explanatory Statement and, if made, such representations may not be relied upon as having been so authorised.

The information contained in this Explanatory Statement has been prepared based upon information available to the Company prior to the date of this Explanatory Statement. The delivery of this Explanatory Statement does not imply that, unless expressly stated otherwise, the information herein is correct as at any time subsequent to the date hereof. Save as otherwise agreed, or as required by law, the Company has no obligation whatsoever to update or revise any of the information, forward-looking statements or the conclusions contained herein or to reflect new events or circumstances or to correct any inaccuracies which may become apparent subsequent to the date hereof. To the best of the Company’s knowledge, information and belief, the information relating to the Company contained in this Explanatory Statement is in accordance with the facts and does not omit anything likely to affect the import of such information. The Company has taken all reasonable steps to ensure that this Explanatory Statement contains the information reasonably necessary to enable Scheme Creditors to make an informed decision about the effect of the Scheme on them.

None of the Scheme Creditors or their advisers have authorised the content of this Explanatory Statement or any part of it, nor do they accept any responsibility for the accuracy, completeness or reasonableness of the statements contained within it.

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In making a decision in respect of the Scheme, each Scheme Creditor must rely on its own examination, analysis and enquiry of the Company and the terms of the Scheme including the merits and risks involved. None of the Company’s advisers have verified that the information contained in this Explanatory Statement is in accordance with facts and does not omit anything likely to affect the import of such information and each of those persons expressly disclaims responsibility for such information. Each Scheme Creditor, by its receipt of any Initial Scheme Consideration or any Additional Scheme Consideration pursuant to the Scheme acknowledges that:

(a)	it has not relied on Lucid Issuer Services Limited as Information Agent or any person affiliated with the Information Agent or any of the Company’s advisers in connection with any investigation of the accuracy of any information contained in this Explanatory Statement or their investment decision (including any decision in connection with the Scheme); and

(b)	it has relied only on the information contained or incorporated in this Explanatory Statement.

This Explanatory Statement has not been reviewed, verified or approved by any rating agency or any regulatory authority. Without prejudice to the representations and warranties given by the Company or any other member of the Group or any directors or officers of any member of the Group elsewhere, to the fullest extent permitted by law, neither the Company nor any other member of the Group nor any directors or officers of the Company or any other member of the Group will have any tortious, contractual or any other liability to any person in connection with the use of this Explanatory Statement and the Company and all other members of the Group do not accept any liability whatsoever to any person, regardless of the form of action, for any lost profits or lost opportunity, or for any indirect, special, consequential, incidental or punitive damages arising from any use of this Explanatory Statement, its contents or preparation or otherwise in connection with it, even if the Company or other member of the Group (as applicable) has been advised of the possibility of such damages.

Tax

In view of the number of different jurisdictions where tax laws may apply to Scheme Creditors, this Explanatory Statement does not discuss the tax consequences for Scheme Creditors arising from the implementation of the Scheme. Scheme Creditors are liable for their own taxes and have no recourse to the Company, the Information Agent, the Trustees or any other entity or person named in this Explanatory Statement with respect to taxes arising in connection with the Scheme. Scheme Creditors who are in any doubt as to the effect of implementation of the Scheme are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them.

Electronic Form

If this Explanatory Statement has been sent to you in an electronic form, you are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Company, the Information Agent, or any person who controls, or is a director, officer, employee, agent or any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Explanatory Statement distributed to you in electronic format and the hard copy version available to you on request from the Information Agent.

You are reminded that the Explanatory Statement has been delivered to you on the basis that you are a person into whose possession it may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver the Explanatory Statement or any part of it to any other person other than to a person or persons to whom you have assigned, sold or otherwise transferred your interests as a Scheme Creditor before the Record Date. If you are not the named addressee to whom the Explanatory Statement has been delivered, please notify the sender immediately and destroy the Explanatory Statement.

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Restrictions

The distribution of this Explanatory Statement may be restricted by law in certain jurisdictions. The Company does not represent that this Explanatory Statement may be lawfully distributed in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating such distribution.

The distribution of this Explanatory Statement to or in certain jurisdictions may be restricted by law or regulation in certain jurisdictions and persons into whose possession this Explanatory Statement comes are requested to inform themselves about, and to observe, any such restrictions. Failure to comply with any such restrictions could result in a violation of the laws of such jurisdictions.

Summary Only

The summary of the principal provisions of the Scheme contained in this Explanatory Statement is qualified in its entirety by reference to the Scheme itself, the full text of which is set out in Part D (The Scheme) of this Explanatory Statement. Each Scheme Creditor is advised to read and consider carefully the text of the Scheme. This Explanatory Statement has been prepared solely to assist Scheme Creditors in respect of voting on the Scheme.

IN THE EVENT OF A CONFLICT BETWEEN THE INFORMATION AND TERMS DESCRIBED IN THIS EXPLANATORY STATEMENT AND THE SCHEME, THE TERMS OF THE SCHEME SHALL PREVAIL.

Prospectus

This Explanatory Statement is not a prospectus within the meaning of Article 5.4 of the Prospectus Directive, or a prospectus equivalent document.

Forward-looking statements

Nothing in this Explanatory Statement shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company and/or any member of the Group except where otherwise specifically stated.

This Explanatory Statement contains statements, estimates, opinions and projections with respect to the Company and certain of its subsidiaries, and certain plans and objectives of the Company and certain of its subsidiaries. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar import. These statements are based on numerous assumptions and assessments made by the Company and/or any other member of the Group as appropriate in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors which they believe appropriate. Although the Company and/or any other member of the Group, as appropriate, believe that the expectations reflected in such statements are reasonable, no assurance can be given that such expectations will prove to be correct. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. Such forward-looking statements only speak as at 8 June 2016. A number of factors could cause actual results to necessarily differ materially from the results discussed in the forward-looking statements, including, but not limited to, future performance being lower than expected, deterioration in general economic conditions, changes in the regulatory environment, fluctuations in interest and exchange rates, the outcome of litigation, government actions and the other factors set out or referred to in Part E (Risk Factors) of this Explanatory Statement. It is up to the recipient of this Explanatory Statement to make its own assessment of the validity of such forward-looking statements and assumptions and no liability is accepted by the Company or any other member of the Group in respect of the achievement of such forward-looking statements and assumptions. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Explanatory Statement.

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Risk factors

SCHEME CREDITORS’ ATTENTION IS DRAWN TO CERTAIN RISKS ASSOCIATED WITH THE SCHEME THAT ARE SET OUT OR REFERRED TO IN PART E (RISK FACTORS) OF THIS EXPLANATORY STATEMENT.

Legal, tax and financial advice

Scheme Creditors should not construe the contents of this Explanatory Statement as legal, tax or financial advice.

This Explanatory Statement has been prepared without taking into account the objectives, financial situation or needs of any particular recipient of it, and consequently, the information contained in this Explanatory Statement may not be sufficient or appropriate for the purpose for which a recipient might use it. Any such recipients should conduct their own due diligence and consider the appropriateness of the information in this Explanatory Statement having regard to their own objectives, financial situations and needs. Scheme Creditors are recommended to consult their own professional advisers as to legal, tax, financial or other matters relevant to the action Scheme Creditors should take in relation to the Scheme, or the implications/consequences of those actions.

Other jurisdictions

The implications of the Scheme for Scheme Creditors who are residents or citizens of jurisdictions other than the United Kingdom may be affected by the laws of the relevant jurisdictions. Such overseas Scheme Creditors should inform themselves about and observe any applicable legal requirements. Any person outside the United Kingdom who is resident in, or who has a registered address in, or is a citizen of, an overseas jurisdiction should consult independent professional advisers and satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the Scheme, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction.

Scheme Creditors should consult their own professional advisers with respect to the matters described in this document, including the legal, financial and tax consequences of the scheme in their particular circumstances.

THIS EXPLANATORY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS EXPLANATORY STATEMENT SHALL BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

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Important Securities Law Notice

NONE OF THE SECURITIES REFERRED TO IN THIS EXPLANATORY STATEMENT SHALL BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

Information for United States and other overseas Scheme Creditors

Neither this Explanatory Statement nor any part hereof constitutes an offer to distribute, issue or sell, or a solicitation of an offer to subscribe for or purchase any securities in any jurisdiction in which such distribution, issue, sale or solicitation is not permitted and neither this Explanatory Statement nor any part hereof may be used for or in connection with an offer to, or the solicitation by, any person in any jurisdiction or in any circumstances in which such offer or solicitation is not authorised or to any person to whom it is unlawful to make such offer or solicitation. Accordingly, no securities may be offered or sold, directly or indirectly, and neither this Explanatory Statement nor any part hereof nor any prospectus, offering circular, form of application, advertisement, other offering materials nor other information may be issued, distributed or published in any country or jurisdiction except in circumstances that will result in compliance with all applicable laws, orders, rules and regulations.

Reliance on Rule 802 of the U.S. Securities Act of 1933

The Scheme is made in respect of securities of a non-U.S. company and is subject to disclosure requirements of a country other than the United States that are different from those of the United States.

Financial statements prepared by the Company have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Company is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. The Notes (and any securities deemed to be issued pursuant to the Scheme) have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the Securities Act), or under the securities laws of any jurisdiction of the United States. Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of any securities deemed to be offered in connection herewith, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence. This document is submitted to Noteholders in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. Any new securities deemed to be issued in connection herewith will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the existing Notes.

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Letter From the Chief Executive Officer of the Metinvest Group

6 June 2016

Dear Noteholders

Introduction

The purpose of this letter is to summarise the background to and reasons for the Scheme.

What is a scheme of arrangement?

A scheme of arrangement is a formal procedure under Part 26 of the Companies Act 2006 proposed by a company which enables the company to agree with its creditors or a class of its creditors a composition or arrangement in respect to its debts or obligations owed to those creditors. A scheme of arrangement requires the following to occur in order to become legally binding:

(a)	the approval of a majority in number representing at least 75% in value of the relevant creditors of the company present in person or by proxy and voting at the meeting convened by the permission of the Court;
(b)	the approval of the Court by the making of an order sanctioning the scheme of arrangement; and
(c)	the delivery of the order sanctioning the scheme of arrangement to the Registrar of Companies.

If the scheme of arrangement is approved by the relevant creditors and sanctioned by the Court and the order sanctioning the scheme of arrangement is delivered as above, the scheme will bind all the creditors subject to it, both those creditors who voted in favour of it and those creditors who voted against it or did not vote at all and their successors and assigns.

A scheme of arrangement cannot be sanctioned by the Court unless the Court is satisfied, among other things, that the scheme of arrangement is in all circumstances fair and reasonable and the class of creditors voting in respect of the scheme of arrangement has been properly constituted.

Meeting of Scheme Creditors

The Court has granted the Company permission to convene a single meeting of the Noteholders, in their capacity as Scheme Creditors, to consider and if thought fit approve the Scheme. The meeting will be held at the offices of Allen & Overy LLP on Tuesday 28 June 2016 commencing at 10 a.m. London time. Scheme Creditors may vote at the meeting in person (or in the case of a corporation a duly authorised representative) or by proxy. In order to vote on the Scheme and attend the Scheme Meeting, Scheme Creditors must ensure that an Account Holder Letter and (where applicable) a Sub-Proxy is completed and lodged with Lucid Issuer Services Limited (the Information Agent). Details of the actions Noteholders need to take in order to vote are set out in the section entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at page 20 below and the section entitled Are you a Scheme Creditor or a person with an interest in the Notes? at pages 17 to 18 below.

We would encourage all Noteholders to start the process for submitting their votes for the Scheme Meeting as soon as possible. As set out in more detail in the Explanatory Statement, Noteholders should be aware that failure to submit a valid Account Holder Letter and (where applicable) a Sub-Proxy will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.

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Contact details/helplines

The Information Agent has been appointed by the Company to facilitate communications with Scheme Creditors. All relevant documentation can be found on Lucid’s website (details below), including the Account Holder Letter and Sub-Proxy.

If you have any questions in relation to this letter or the Scheme, please contact the Information Agent using the contact details below:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

Email:	metinvest@lucid-is.com
Phone:	020 7704 0880
Fax:	020 3004 1590
Attention:	Sunjeeve Patel / Thomas Choquet
Website:	www.lucid-is.com/metinvest

Background

The Scheme is substantially the same as the First Moratorium Scheme in respect of the Company sanctioned by the Court on 29 January 2016. In order to maintain stability of the Group while the Company negotiated a restructuring proposal with, among others, the Noteholder Committee and its advisers, the First Moratorium Scheme provided a moratorium on enforcement action by Noteholders in respect of certain declared events of default under their Notes until 27 May 2016. The Non-Binding Restructuring Heads of Terms were agreed between the Company, the Noteholder Committee and the PXF Co-ordinating Committee on 24 May 2016. A copy of the Non-Binding Restructuring Heads of Terms is appended to the Practice Statement Letter for the Scheme and is also appended to the Scheme. The purpose of the Scheme is to continue a moratorium on enforcement action by Noteholders in respect of the Notes until 30 September 2016, subject to extension to 30 November 2016 at the latest, or early termination in each case in accordance with the terms of the Scheme (see Part B (Overview of the Scheme) and Part D (The Scheme)), in order to maintain stability of the Group during the period in which the parties agree the documentation for and implement the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms.

The Group has significantly suffered as a result of the current situation in Ukraine. A significant part of the Group’s assets is located in Ukraine and has been affected by the ongoing significant civil disturbances and political instability since the end of 2013 as well as the ongoing military action in the country. These events have:

(a)	damaged and destroyed transport infrastructure, disrupting deliveries of raw materials and shipments of finished goods from some of the Group’s plants and resulted in the death of at least one worker at a plant as a result of shelling;
(b)	caused production volumes of steel, iron ore, coke and coal products to decline; and
(c)	affected economic activity and, as a result, domestic demand for steel and iron ore products.

In addition, prices of steel products continued to decrease in 2014 and throughout 2015. The average benchmark price for hot-rolled coil (Metal Expert HRC export FOB Black Sea) decreased by 35% year-on-year in the twelve months ended 31 December 2015. In early 2016 its price continued to decrease reaching the lowest level over the last 12 years at the beginning of February 2016. Furthermore, the prices of coal and iron ore have experienced both volatility and overall declines during this period from 2014 to February 2016. According to Metal Bulletin, the benchmark iron ore price (62% Fe iron ore fines CFR China) dropped by 43% year-on-year in 2015, reaching U.S.$38.30 per tonne on 11 December 2015, which is the lowest level over the last ten years. Since February 2016, steel, iron ore and coking coal prices have recovered to some extent but have remained volatile. The Company, in line with a number of other market participants, does not expect the recent recovery in prices to be sustainable in the medium term. Also, in 2015 the Ukrainian Government failed to pay VAT refunds due to certain members of the Group in a timely manner and imposed income tax pre-payment requirements.1 Further, the Company has been unable to access the international capital and debt markets to refinance its existing debt. The Company does not expect any material and sustainable improvement in its overall liquidity before 2018.

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The Company has three outstanding series of Notes. The 2016 Notes fell due on 31 January 2016. The 2017 Notes are due and payable in four equal instalments, the first of which fell due on 28 May 2016 and the remaining instalments fall due on 28 November 2016, 28 May 2017 and 28 November 2017. The 2018 Notes fall due on 14 February 2018. As mentioned above, under the First Moratorium Scheme, Noteholders were prevented from taking enforcement action in respect of certain declared events of default under their Notes, until the expiry of the First Moratorium on 27 May 2016. Following the non-payment of the principal amount of the 2016 Notes which fell due on 31 January 2016, a payment default is currently outstanding in respect of the 2016 Notes and corresponding cross defaults occurred under the 2017 Notes and the 2018 Notes. Pursuant to the terms of the First Moratorium Scheme, the First Moratorium Scheme Capitalised Interest became due and payable immediately on the expiry of the First Moratorium whereupon, when not paid, a payment default occurred in respect of non-payment of the First Moratorium Scheme Capitalised Interest. An additional payment default occurred on 28 May 2016 by virtue of non-payment of the first instalment of principal on the 2017 Notes which fell due on that date. Following the expiry of the First Moratorium, the Trustee of each series of the Notes may, at its discretion and if so requested by holders of at least one-fifth in principal amount in respect of each series of the Notes then outstanding, or if so directed by an Extraordinary Resolution of the relevant Noteholders shall, give notice to the Company that the corresponding Notes are, and they shall immediately become, due and payable together with accrued interest. The total aggregate outstanding principal amount of the Notes is U.S.$1,175,783,427.72 as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme.

As a consequence of the issues identified above, payment defaults under the PXF Facilities have occurred. The Company has current outstanding payment defaults under its PXF Facilities in a total amount of approximately U.S.$7872 million at 27 May 2016. The Company is liable to make further scheduled debt repayments under its PXF Facilities from 8 June 2016 to 30 November 2016 totalling approximately U.S.$126 million unless a Restructuring is implemented prior to that date.

On 1 December 2015 the Company entered into the PXF Standstill with certain PXF Lenders which provided for a forbearance on the taking of enforcement action or the initiation of insolvency proceedings in respect of certain declared events of default by the PXF Lenders who signed the PXF Standstill until 29 January 2016. The effective date of the PXF Standstill occurred on 22 December 2015 and the PXF Standstill expired in accordance with its terms on 29 January 2016. On 2 March 2016 the Company entered into the PXF Standstill Extension to, among other things, extend the standstill arrangements under the PXF Standstill until 27 May 2016. The effective date of the PXF Standstill Extension occurred on 1 April 2016. The Company is currently in negotiations with the PXF Co-ordinating Committee in connection with a further extension to the standstill arrangements in relation to the PXF Facilities.

Although the political situation in Ukraine has substantially affected the business of the Group, historically, the Group has a record of strong earnings and low leverage. The table below sets out the Group’s consolidated Adjusted EBITDA and leverage in each of its financial years from 2011 to 2015.

[1]	In 2016, VAT refunds have become more regular and income tax prepayment requirements are no longer imposed.
2	Due to a typographical error, paragraph 13 of the Practice Statement Letter referred to U.S.$890 million as at 25 May 2016.
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	2011		2012		2013		2014		2015
Adjusted EBITDA[3] (U.S.$ billions)	U.S.$3.655 billion		U.S.$1.996 billion		U.S.$2.361 billion		U.S.$2.702 billion		U.S.$0.513 billion
Leverage[4]	1.1	x	2.1	x	1.8	x	1.2	x	5.7	x

In addition, the operating cash flow before changes in working capital was negative U.S.$23 million for January 2016, positive U.S.$15 million for February 2016 and positive U.S.$51 million for March 20165. The Company considers that this improvement in operating cash flow during this period is a result of the partial recovery in the prices of steel, iron ore and coking coal and the volatility referred to above, although it does not consider such improvement to be sustainable.

The Company would normally expect to manage its financial indebtedness through a combination of earnings and refinancing through the international capital and debt markets. However, the Company is currently unable to raise capital in the international capital and debt markets due to the current situation in Ukraine.

On 24 May 2016 the Company agreed the Non-Binding Restructuring Heads of Terms with the Noteholder Committee and the PXF Co-ordinating Committee. A copy of the Non-Binding Restructuring Heads of Terms is appended to the Scheme contained in Part D (The Scheme) of this Explanatory Statement. The Company anticipates that the restructuring of the Notes and the PXF Facilities contemplated by the Non-Binding Restructuring Heads of Terms will be implemented on or prior to 30 September 2016 and, in any event, by 30 November 2016 at the latest. Noteholders should review the Non-Binding Restructuring Heads of Terms for further details in relation to the Restructuring.

A vote in favour of or against the Scheme is not a vote in favour of or against the Non-Binding Restructuring Heads of Terms. If the Company is successful in agreeing and documenting the Restructuring with the PXF Co-ordinating Committee and the Noteholder Committee during the Moratorium Period, Noteholders will be requested to vote in relation to the Restructuring in a further scheme of arrangement.

Under the terms of the Scheme, the Moratorium Period under the Scheme will terminate if the Company announces a restructuring proposal for the Notes which is not consistent with the Non-Binding Restructuring Heads of Terms. Changes to the Non-Binding Restructuring Heads of Terms may be approved in writing by Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes, upon request of the Company (as described in Part B (Overview of the Scheme) and Part D (The Scheme)) of this Explanatory Statement).

Based on the Group’s existing liquidity position, its current cash flow projections and the significant liquidity risk related to withdrawals of its trade finance facilities, the Group is not currently able to pay amounts outstanding and falling due under the Company’s PXF Facilities and the Notes. In order to maintain the stability of the Group during the period during which the restructuring proposal contained in the Non-Binding Restructuring Heads of Terms is documented and implemented, the Company (i) will need a further moratorium on enforcement action in respect of the Notes until 30 September 2016 (subject to extension to 30 November 2016 at the latest, or early termination and in accordance with terms set out in the Scheme), which the Company is seeking through the Scheme; and (ii) has requested to extend the standstill arrangements in respect of the PXF Facilities.

[3]	Adjusted EBITDA, calculated as profits before income tax, financial income and costs, depreciation and amortisation, impairment and devaluation of property, plant and equipment, foreign exchange gains and losses (starting from 1 January 2015), sponsorship and other charity payments, share of results of associates and other expenses that the management considers non-core plus share in EBITDA of joint ventures starting 2013.
[4]	Leverage is calculated as a ratio of total debt at the end of year to Adjusted EBITDA for the relevant year.
[5]	All figures are preliminary and may differ from financial statements prepared in accordance with IFRS.
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The Company intends (as a term of the Scheme and the extension to the PXF Standstill Extension) to continue to pay interest which accrues on the Notes and the PXF Facilities during the period commencing on 27 May 2016 and ending on the Termination Date on the basis explained in Part B (Overview of the Scheme) of this Explanatory Statement.

The Company considers that if standstill and moratorium arrangements are in place in respect of the PXF Facilities and the Notes respectively, this would materially improve the prospect for the Group of continuing to be able to access sufficient trade finance in order to maintain its operations insofar as that is possible during the period in which the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms is documented and implemented. The Group relies on these trade finance facilities for purchases of inventory and receivables. The facilities are short term, uncommitted and can be cancelled by the trade finance banks at very short notice, and do not permit redrawing any amounts.

The Company considers that the absence of a stable financial platform from which to negotiate with all of its stakeholders a restructuring of its financial indebtedness will significantly hamper the process of documenting and implementing the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms and potentially prejudices the ability of the Company and other members of the Group to survive as going concerns. Accordingly the Company has proposed a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 as described in this Explanatory Statement. The objective of the Scheme is to give the Company a stable platform while it agrees the documentation for and implements a restructuring proposal set out in the Non-Binding Restructuring Heads of Terms.

In summary, the proposed Scheme will prevent Scheme Creditors or any holder of a Scheme Claim from instituting any step, action or proceeding against the Company, the Guarantors, Ilyich I&SW or any of their Subsidiaries to enforce the terms of any Trust Deed, any Surety Agreement, any Ilyich Notes Suretyships, any Guarantee or any of the Notes (or to take certain other preliminary action in respect of the above) until the occurrence of the Termination Date. The proposed Scheme also contains proposals for paying part of the interest accrued on the Notes in cash and part on a pay if you can basis during the Moratorium Period and certain additional undertakings from the Company during the Moratorium Period.

The Moratorium Period under the Scheme will terminate on the Termination Date which shall occur on the earlier of:

(i)	30 September 2016, subject to extension to 30 November 2016 at the latest, or early termination in accordance with the terms of the Scheme and set out in Part B (Overview of the Scheme), paragraph 2.5 at page 48 below, in which case the Termination Date shall be the relevant date as determined in accordance with the terms of the Scheme as set out in Part B (Overview of the Scheme), paragraphs 2.6 to 2.8 at pages 48 to 49;
(ii)	the date of the occurrence of an undeclared default (being any events of default other than those events of default described in Part B (Overview of the Scheme), paragraph 2.10 at page 49 below);
(iii)	the date of the occurrence of a breach of a scheme undertaking which is not remedied in the period, if any, permitted for remedy (see description in Part B (Overview of the Scheme), paragraphs 2.16 and 2.17 at pages 53 to 54 below);
(iv)	the date on which any principal amount of the PXF Facilities is paid to the PXF Lenders (except as a result of it becoming unlawful for any amount to remain outstanding to a PXF Lender) during the period commencing on the effective date of the Scheme to and including 30 November 2016 if no later than 10 days after such principal amount being paid the Company has not deposited in the Principal Trust Account an amount equal to such principal amount to be held on trust for the Noteholders; and
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(v)	the date on which the Company announces a restructuring proposal for the Notes that is not consistent with the Non-Binding Restructuring Heads of Terms (subject to any changes approved in writing by Noteholders holding at least 50.01% of the aggregate principal amount of the Notes, upon request of the Company).

Pursuant to the Scheme, each Scheme Creditor agrees that the First Moratorium Scheme Capitalised Interest shall not be due and payable until the Termination Date or, if a restructuring contemplated by the Non-Binding Restructuring Heads of Terms is implemented and becomes effective, shall be included in the principal amount of the new notes to be issued thereunder and shall be payable on the dates and in the manner set out in the definitive documentation in relation to such restructuring.

In consideration of the agreement by the Scheme Creditors referred to above, the Company will:

(a)	pay to each Scheme Creditor a moratorium fee in an amount equal to U.S.$0.50 per U.S.$1,000 principal amount of the Notes held by such Scheme Creditor on the Record Date, such payment to be made as soon as practicable after the date the Scheme becomes effective and in any event on or before the date falling 10 days after that date;
(b)	pay to each Scheme Creditor certain additional moratorium fees in respect of extensions of the moratorium period on certain dates set out in paragraph 3.3(e) of Part D (The Scheme), the amount of such fees to be determined in accordance with paragraph 3.3(e) of Part D (The Scheme); and
(c)	agree that any amount of accrued but unpaid interest to and including the Termination Date shall be capitalised and added to the principal amount of the relevant Notes on the relevant Determination Date and, accordingly, shall bear interest in accordance with the terms and conditions of such Notes, and, further, that the aggregate amount of such capitalised interest (together with interest accrued thereon) together with the First Moratorium Scheme Capitalised Interest shall be due and payable on the Termination Date or, if a restructuring contemplated by the Non-Binding Restructuring Heads of Terms is implemented and becomes effective, shall be included in the principal amount of the new notes to be issued thereunder and shall be payable on the dates and in the manner set out in the definitive documentation in relation to such restructuring.

If and when a restructuring in accordance with the Non-Binding Restructuring Heads of Terms becomes effective, the restructuring fees payable to Noteholders under paragraph 12 of the Non-Binding Restructuring Heads of Terms shall be reduced in certain circumstances by reference to the fees payable to Noteholders referred to in paragraphs (a) and (b) above, in accordance with Annexe 4 of the Non-Binding Restructuring Heads of Terms.

The Company has concluded for the reasons set out in this Explanatory Statement that it is appropriate for the Scheme Creditors to vote in a single class meeting. Further details of the Scheme are summarised in Part B (Overview of the Scheme) of this Explanatory Statement. The Scheme is set out in Part D (The Scheme) of this Explanatory Statement.

Members of the Noteholder Committee have informed the Company that they intend to vote in favour of the Scheme. As at 15 May 2016, the Noteholder Committee held in aggregate approximately 53% of the outstanding Notes by value (based on the principal amount of Notes outstanding as at 15 April 2016).

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On 27 May 2016 the First Moratorium Scheme and the PXF Standstill Extension expired in accordance with their terms. The Company considers that the longer standstill and moratorium arrangements are not in place in respect of the PXF Facilities and the Notes, respectively, the more it is exposed to a risk of creditor action which could destabilise the Group and disrupt the Restructuring process. Therefore, the Company intends to put in place new standstill and moratorium arrangements as soon as possible to reduce this risk. Accordingly, in relation to the Notes and the Scheme, the expected timetable of principal events is set out on page 16 of this Explanatory Statement and the anticipated effective date for the Scheme is 30 June 2016.

If the Company and the Group are unable to maintain a stable platform during the period of documentation and implementation of the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms it is likely that the Group will need to suspend part or all of its operations. In that event, the Company considers it likely either that it would need to seek formal protective action from its creditors through the commencement of suspension of payments proceedings (surseance van betaling) in the Netherlands or that one or more of its creditors would commence bankruptcy proceedings.

The Company considers that if it is unable to maintain a stable platform during the period in which it agrees the documentation for and implements a restructuring proposal set out in the Non-Binding Restructuring Heads of Terms and if, as a result, it commences insolvency proceedings, overall net realisations of assets would need to be approximately U.S.$2.2 billion before Noteholders received their principal in full. The Company considers that in the current circumstances an insolvency scenario, even if some orderly market process were possible in order to realise the assets of the Group, would result in overall net realisations substantially lower than U.S.$2.2 billion. If the Company is successful in agreeing, documenting and implementing a consensual restructuring with its Noteholders and the PXF Lenders the Company would anticipate that it will be able to repay the full amount due to the Noteholders in accordance with the terms of the Non-Binding Restructuring Heads of Terms.

Accordingly, the Company proposes that a single meeting of Scheme Creditors is convened at the date, time and place set out above for the purposes of considering, and if thought fit, approving the Scheme.

In conclusion, I would like to thank all those Noteholders who have supported the Company for their strong support so far and look forward to achieving a stable platform while the Company agrees the documentation for and implements the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms to enable it to survive the current political instability in Ukraine and depressed and volatile prices of iron ore and steel products in world markets.

Yours faithfully

Yuriy Ryzhenkov

Chief Executive Officer of the Metinvest Group and authorised signatory of the Company

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Expected timetable of Principal Events6, 7

Noteholders should observe any deadlines set by any institution or settlement system through which they hold interests in the Notes to ensure that any voting instructions given by them are taken into account at the Scheme Meeting. The Company strongly urges each Noteholder to contact its relevant Account Holder or Intermediary as soon as possible to ensure they are aware of this Explanatory Statement and the process and timetable set out in it.

Event	Expected Time and date

Custody Instruction Deadline - latest time for blocking of Notes held through Euroclear or Clearstream, Luxembourg in the relevant Clearing System for the purposes of the delivery of Account Holder Letters containing voting instructions for the purposes of the Scheme Meeting	5 p.m. (London time) on 23 June 2016

Record Date[8]	5 p.m. (New York time) on 23 June 2016

Voting Instruction Deadline – latest time and date for receipt of Account Holder Letters (and Sub-Proxies) by the Information Agent in order for Noteholders’ voting instructions to be taken into account for the purposes of the Scheme Meeting.[9]	5 p.m. (London time) on 27 June 2016

Scheme Meeting[10]	10 a.m (London time) on 28 June 2016

Scheme Sanction Hearing[11]	30 June 2016

Anticipated Scheme Effective Date	30 June 2016

Anticipated Scheme Settlement Date	On or before 10 July 2016

The Scheme Meeting will be held at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD.

[6]	Unless otherwise stated, all references to time in this Explanatory Statement are to London time.
[7]	The dates in this timetable and mentioned throughout this Explanatory Statement assume that the Scheme Meeting is not adjourned. It is also possible that the drawing up of the order of the Court sanctioning the Scheme may be delayed if any person appeals the order.
[8]	All Scheme Claims are determined as at the Record Date. The Company will be entitled to exercise discretion as to whether it recognises any assignment or transfer of Scheme Claims after the Record Date.
[9]	Please see the section entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes of this Explanatory Statement at pages 20 to 22). Account Holders are encouraged to obtain whatever information or instructions they may require from Noteholders in sufficient time to enable them to return their valid Account Holder Letters (and, if applicable, Sub-Proxies) to the Information Agent as soon as possible, having considered this Explanatory Statement carefully. Voting instructions will not be taken into account in respect of Account Holder Letters and Sub-Proxies received after the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016. Account Holders requiring any assistance in completing Account Holder Letters (and, if applicable, Sub-Proxies) should contact the Information Agent using the contact details in the Account Holder Letter set out in Appendix 3). All relevant documentation can be accessed on the Scheme Website at http://www.lucid-is.com/metinvest.
[10]	The Scheme Meeting will commence at the time stated. Noteholders that wish to attend the Scheme Meeting should produce a duplicate copy of the valid Account Holder Letter delivered on its behalf, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification) at the registration desk by no later than one hour before the scheduled time of the Scheme Meeting.
[11]	The Court will be requested to sanction the Scheme. The date for that hearing has not yet been settled, although it is expected to be on or about 30 June 2016. If this date changes, the dates of all subsequent steps, including the Scheme Effective Date and Scheme Settlement Date, may be affected. In this event, the date of the hearing will be announced at the Scheme Meeting to the extent then known or otherwise notified to the Noteholders. A notice regarding the date and time of the hearing will be circulated once the hearing has been scheduled.
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Are you a Scheme Creditor or a person with an interest in the Notes?

The following persons have interests in the Notes:

•	Account Holders: You are an Account Holder if you are recorded directly in the records of Euroclear or Clearstream, Luxembourg as holding an interest in any Notes in an account with that Clearing System, or if you are a DTC Participant.
•	DTC Participants: You are a DTC Participant if you are recorded directly in the records of Cede & Co./DTC as holding an interest in any Notes in an account with DTC.
•	Intermediaries: You are an Intermediary if you hold an interest at the Record Date in any Notes on behalf of another person or other persons and you do not hold that interest as an Account Holder.
•	Noteholders: You are a Noteholder if you are the beneficial owner of and/or the owner of the ultimate economic interest in any of the Notes, whose interest in the relevant Notes is held through and shown on records maintained in book entry form by a Clearing System at the Record Date. For the avoidance of doubt, an Account Holder may also be a Noteholder.
•	The Common Depositaries and the Trustees.

Scheme Creditors are entitled to take, or direct the taking of, certain actions in respect of the Scheme.

For the purposes of the Scheme, the following persons are Scheme Creditors:

1.	the Trustees;
2.	the Common Depositaries, as holders of the Global Notes; and
3.	the Noteholders, as contingent creditors.

BNY Mellon Corporate Trustee Services Limited, in its capacity as the 2016 Note Trustee, and GLAS Trust Corporation Limited, in its capacity as the 2017 Note Trustee and the 2018 Note Trustee, have each confirmed to the Company that they will not exercise any voting rights in respect of the Notes at the Scheme Meeting. The Bank of New York Mellon, London Branch, in its capacity as a Common Depositary for Euroclear and Clearstream, Luxembourg, has confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date.

Account Holders are not Scheme Creditors unless and to the extent that they are Noteholders. However, as described in the section of this Explanatory Statement entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 20 to 22 below and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes), the assistance of Account Holders will be required, in accordance with their custodial duties, to deliver facsimile or e-mail versions of the completed Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) in accordance with the instructions provided to them by the Noteholders.

Account Holders in Euroclear or Clearstream, Luxembourg will also need to arrange for Notes held in Euroclear and Clearstream, Luxembourg to be blocked in accordance with the instructions contained in this Explanatory Statement.

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Account Holder Letters and, where applicable, Sub-Proxies are required for the purposes of voting on the Scheme. Account Holders and Noteholders are referred to Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) for more information.

In determining whether a particular person is the ultimate beneficial owner and therefore a Noteholder, entitled to a particular principal amount of Notes as aforesaid, each of the Company and the Information Agent may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

If you are a Noteholder you should read this Explanatory Statement carefully. If you are a Noteholder that is not an Account Holder you should contact your Account Holder (through any Intermediaries, if applicable) to ensure that your Account Holder takes the appropriate action described in the section of this Explanatory Statement entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 20 to 22 below and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

The number of Noteholders voting and the votes cast by them will be taken into account for value and numerosity purposes in relation to the Scheme.

For further information on the action to be taken by Scheme Creditors and persons with an interest in the Notes, see the section of this Explanatory Statement entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 20 to 22 below and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

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The following diagram illustrates the relationship between certain persons with interests in the Notes, which are held in global form through the Clearing Systems:

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Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes

Actions common to Notes held within Euroclear or Clearstream, Luxembourg and Notes held within DTC

Noteholders are invited to vote at the Scheme Meeting by directing their Account Holder to complete and deliver to the Information Agent the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter).

Detailed instructions on the actions which Noteholders, Intermediaries and Account Holders should take are set out in this Explanatory Statement and are summarised below.

Scheme Creditors and any persons with an interest in the Notes should read the full instructions set out in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

1.	You should read this Explanatory Statement as a whole, in conjunction with the documents that accompany it (including the Account Holder Letter which contains, amongst other things, the voting form relating to the Scheme Meeting).
2.	An Account Holder may complete and submit an Account Holder Letter on behalf of a Noteholder if the Account Holder has the authority to do so.
3.	A valid Account Holder Letter for the purposes of voting in respect of the Scheme must be delivered prior to the Voting Instruction Deadline.

Actions to be taken in relation to the Scheme for the purposes of voting at the Scheme Meeting

4.	If you are a Noteholder that is not an Account Holder and wish to vote at the Scheme Meeting, you should direct your Account Holder to complete the appropriate parts of the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter) (as described in more detail in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes)) and deliver the completed Account Holder Letter as soon as possible to the Information Agent and, in any event, so as to be received before the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016.
5.	If you are a Noteholder that is an Account Holder and wish to vote at the Scheme Meeting in accordance with the terms of the Scheme, you should complete the appropriate parts of the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter) (as described in more detail Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) and deliver the completed Account Holder Letter as soon as possible to the Information Agent and, in any event, so as to be received before the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016.
6.	Section 2 of Part 2 (Voting In Respect Of Notes Held Through Euroclear Or Clearstream, Luxembourg) and Section 1 (Form of Sub-Proxy) of Part 3 (Voting in Respect of Notes Held through DTC) of the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter), as applicable, include elections pursuant to which the Noteholder is able (i) to attend and vote at the Scheme Meeting in person or by a duly appointed representative if a corporation, (ii) to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Noteholder or (iii) to appoint another person as its proxy to attend and vote at the Scheme Meeting in person on its behalf.
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7.	Failure to deliver a valid Account Holder Letter on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
8.	The Scheme requires the approval of a majority in number representing at least 75% in value of the Noteholders present and voting (in person, by a duly authorised representative if a corporation, or by proxy) at the Scheme Meeting to be held at 10 a.m. (London time) on 28 June 2016.
9.	It is important that as many votes as possible are cast at the Scheme Meeting so that the Court may be satisfied that there is a fair and reasonable representation of opinion of Noteholders. You are therefore strongly urged to complete and sign or direct your Account Holder to complete and sign the relevant parts of your Account Holder Letter.
10.	The amount of the Scheme Claims of each Noteholder which submits a valid Account Holder Letter in respect of the Notes will be calculated as at the Record Date based on information confidentially provided to the Company by the Information Agent. This information will be used by the Chairman to determine whether the Scheme is approved at the Scheme Meeting. Accordingly, Noteholders do not need to take any action in respect of confirming the amount of their Scheme Claims other than providing the details requested in the Account Holder Letter.
11.	Completed Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) for the purposes of voting at the Scheme Meeting should be delivered to the Information Agent. Account Holder Letters and Sub-Proxies should not in any circumstances be delivered to any of the Common Depositaries, the Trustees, the Company or any other person. None of the Common Depositaries, the Trustees, the Company and any of their respective affiliates, officers, directors or employees or any other person will be under any duty to give notification of any defects, irregularities or delays in any Account Holder Letter or Sub-Proxy, nor will any of such entities or persons incur any liability for failure to give such notification.
12.	A Noteholder on whose behalf a valid Account Holder Letter (or, if applicable, a Sub-Proxy) is delivered prior to the Scheme Meeting may still attend and vote for or against the Scheme at the Scheme Meeting.
13.	Completed Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) for the purposes of voting should be delivered to the Information Agent so as to be received by the Information Agent as soon as possible and in any event before the Voting Instruction Deadline being 5 p.m. (London time) on 27 June 2016.
14.	If you are in any doubt as to what action you should take in connection with this Explanatory Statement, the proposals contained in it or the documents that accompany it, you are recommended to seek your own independent advice immediately from your legal, financial, tax or other independent adviser authorised under FSMA if you are resident in, have a registered address in, or are a citizen of the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.

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Additional requirements for Notes held within Euroclear or Clearstream, Luxembourg

15.	In connection with the Account Holder Letter, each Noteholder that wishes to vote at the Scheme Meeting will be required to ensure that its Account Holder within Euroclear or Clearstream, Luxembourg instructs the relevant Clearing System through which those Notes are held to block those Notes. This can be effected by giving Custody Instructions to that effect to the relevant Clearing System prior to the Custody Instruction Deadline. As the procedure for blocking such Notes may take a considerable period of time, Noteholders should ensure that Custody Instructions are given as early as possible so that the relevant Notes may be blocked prior to the Custody Instruction Deadline. The procedure for doing this is described in more detail in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

Additional requirements for Notes held within DTC

16.	A valid Account Holder Letter and a Sub-Proxy must be delivered to the Information Agent prior to the Voting Instruction Deadline.
17.	In connection with the Sub-Proxy, each Noteholder that wishes to vote at the Scheme Meeting will be required to represent that in respect of any Notes held through DTC which are the subject of that Sub-Proxy, that Noteholder does not transfer or sell those Notes until:
(a)	if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date;
(b)	if the Scheme is approved at the Scheme Meeting but not sanctioned at the Sanction Hearing, the conclusion of the Sanction Hearing; or
(c)	if the Scheme is not approved at the Scheme Meeting, the conclusion of the Scheme Meeting.
18.	Failure to deliver a valid Account Holder Letter and a Sub-Proxy on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in the Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
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Part A

Background to and Reasons for the Scheme

1.	Introduction
1.	The Group taken as a whole is the largest vertically integrated mining and steel business in Ukraine, operating assets in each stage of the production chain from iron ore mining and processing, coking coal mining and coke production, through to semi-finished and finished steel production, pipe rolling and coil production and production of other value-added products. A significant part of the Group’s assets is located in Ukraine and has been affected by the ongoing significant civil disturbances and political instability since the end of 2013, as well as the ongoing military action in the country. These events have:
(a)	damaged and destroyed transport infrastructure, disrupting deliveries of raw materials and shipments of finished goods from some of the Group’s plants and resulted in the death of at least one worker as a result of shelling;
(b)	caused production volumes of steel, iron ore, coke and coal products to decline; and
(c)	affected economic activity and, as a result, domestic demand for steel and iron ore products.

In addition, prices of steel products continued to decrease in 2014 and throughout 2015. The average benchmark price for hot-rolled coil (Metal Expert HRC export FOB Black Sea) decreased by 35% year-on-year in the year ended 31 December 2015. In early 2016 its price continued to decrease reaching the lowest level over the last 12 years at the beginning of February 2016. Furthermore, the prices of coal and iron ore have experienced both volatility and overall declines during this period from 2014 to February 2016. According to Metal Bulletin, the benchmark iron ore price (62% Fe iron ore fines CFR China) dropped by 43% year-on-year in 2015, reaching U.S.$38.30 per tonne on 11 December 2015, which is the lowest level over the last ten years. Since February 2016, steel, iron ore and coking coal prices have recovered to some extent but have remained volatile. The Company, in line with a number of other market participants, does not expect the recent recovery in prices to be sustainable in the medium term. Also, in 2015 the Ukrainian Government failed to pay VAT refunds due to certain members of the Group in a timely manner and imposed income tax pre-payment requirements.12 Further, the Company has been unable to access the international capital and debt markets to refinance its existing debt. The Company does not expect any material and sustainable improvement in its overall liquidity before 2018.

2.	Background to the Scheme

The Scheme is substantially the same as the First Moratorium Scheme in respect of the Company sanctioned by the Court on 29 January 2016. In order to maintain stability of the Group while the Company negotiated a restructuring proposal with, among others, the Noteholder Committee and its advisers, the First Moratorium Scheme provided a moratorium on enforcement action by Noteholders in respect of certain declared events of default under their Notes until 27 May 2016. The Non-Binding Restructuring Heads of Terms were agreed between the Company, the Noteholder Committee and the PXF Co-ordinating Committee on 24 May 2016. A copy of the Non-Binding Restructuring Heads of Terms is appended to the Practice Statement Letter13 for the Scheme and is also appended to the Scheme. The purpose of the Scheme is to continue a moratorium on enforcement action by Noteholders in respect of the Notes from the effective date of the Scheme until 30 September 2016, subject to extension to 30 November 2016 at the latest, or early termination in each case in accordance with the terms of the Scheme (as described in Part B (Overview of the Scheme) and Part D (The Scheme) of this Explanatory Statement), in order to maintain stability of the Group during the period in which the parties agree the documentation for and implement the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms.

[12]	In 2016, VAT refunds have become more regular and income tax prepayment requirements are no longer imposed.
[13]	The terms of the Scheme differ in some minor respects from the terms summarised in the Practice Statement Letter. The terms of the Scheme as contained in and explained in this Explanatory Statement supersede the terms summarised in the Practice Statement Letter.
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The principal outstanding financial indebtedness of the Company consists of its three outstanding series of Notes and its PXF Facilities, details of which are set out below.

The Notes

The Company has issued three series of Eurobonds with an aggregate outstanding principal amount of U.S.$1,175,783,427.72 as at 27 May 2016 (after capitalisation of unpaid interest in accordance with the First Moratorium Scheme).

On 20 May 2010, the Company issued the 2016 Notes in an aggregate principal amount of U.S.$500 million. The original maturity date of the 2016 Notes was 20 May 2015. The maturity date was amended to 31 January 2016 following a successful consent solicitation in June 2015. The 2016 Notes (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) bear interest at a rate of 10.25% per annum and fell due on 31 January 2016. The 2016 Notes have the benefit of a suretyship issued on a joint and several basis by the Guarantors.

On 14 February 2011, the Company issued the 2018 Notes under its U.S.$1,000,000,000 Guaranteed Medium Term Note Programme in an aggregate amount of U.S.$750 million (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme). The 2018 Notes bear interest at a rate of 8.75% per annum payable semi-annually in arrear and mature on 14 February 2018. The 2018 Notes have the benefit of a suretyship issued on a joint and several basis by the Guarantors.

On 28 November 2014, the Company issued the 2017 Notes under its U.S.$1,500,000,000 Guaranteed Medium Term Note Programme in an aggregate amount of approximately U.S.$289.7 million as a result of an exchange offer in which the Company exchanged U.S.$386,349,000 in aggregate principal amount of 2016 Notes for a combination of an amount U.S.$289.7 million of new 2017 Notes and cash consideration of U.S.$97 million. An aggregate amount of U.S.$300,531,520.44 of the 2017 Notes was outstanding as at 27 May 2016 (after capitalisation of unpaid interest in accordance with the First Moratorium Scheme). The 2017 Notes bear interest at 10.5% per annum payable semi-annually in arrear and are due and payable in four equal instalments. The first instalment fell due on 28 May 2016 and remains unpaid. The remaining instalments fall due on 28 November 2016, 28 May 2017 and 28 November 2017. The 2017 Notes have the benefit of a suretyship issued on a joint and several basis by the Guarantors.

The Notes also have the benefit of the Ilyich Notes Suretyships.

The Notes are unsecured obligations of the Company ranking pari passu as between themselves.

Under the First Moratorium Scheme, Noteholders were prevented from taking enforcement action in respect of certain declared events of default under their Notes until 27 May 2016. Following the non-payment of the principal amount of the 2016 Notes which fell due on 31 January 2016, a payment default is currently outstanding in respect of the 2016 Notes and corresponding cross defaults occurred under the 2017 Notes and the 2018 Notes. Pursuant to the terms of the First Moratorium Scheme, the First Moratorium Scheme Capitalised Interest has been capitalised and became due and payable immediately on the expiry of the First Moratorium whereupon, when not paid, a payment default occurred in respect of non-payment of the First Moratorium Scheme Capitalised Interest. An additional payment default occurred on 28 May 2016 by virtue of non-payment of the first instalment of principal on the 2017 Notes which fell due on that date. Following the expiry of the First Moratorium, the Trustee of each series of the Notes may, at its discretion and if so requested by holders of at least one-fifth in principal amount in respect of each series of the Notes then outstanding, or if so directed by an Extraordinary Resolution of the relevant Noteholders shall, give notice to the Company that the corresponding Notes are, and they shall immediately become, due and payable together with accrued interest.

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The PXF Facilities

The Company has four outstanding syndicated PXF Facilities for initial amounts of U.S.$1,000 million, U.S.$560 million, U.S.$325 million and U.S.$300 million under which the aggregate outstanding principal amount owing by the Company was approximately U.S.$1,085 million as at 27 May 2016 following the capitalisation of unpaid interest in accordance with the PXF Standstill Extension. Various subsidiaries of the Company have granted bank account pledges or sales proceeds security assignments in respect of the PXF Facilities. Operating subsidiaries of the Group have also granted suretyships including the Ilyich PXF Suretyships in respect of each PXF Facility.

The PXF Facilities provide for monthly amortisation instalments. Due to the effects of the civil disturbances, political instability and decline in iron ore and steel prices referred to above, as well as an inability of the Company to refinance its debts through the international capital markets, the Company ceased paying in full the monthly amortisation instalments under its PXF Facilities falling due since 10 February 2015. As a consequence, payment defaults under the PXF Facilities in a total amount of approximately U.S.$787 million14 as at 27 May 2016 have occurred. The Company is liable to make further scheduled debt repayments under its PXF Facilities from 8 June 2016 to 30 November 2016 totalling approximately U.S.$126 million, unless a Restructuring is implemented prior to that date.

The PXF Co-ordinating Committee

On 12 May 2015 the PXF Lenders formed the PXF Co-ordinating Committee and negotiations commenced for a standstill agreement with the PXF Lenders.

The Noteholder Committee

On 25 September 2015 the Company announced that holders of in excess of 50% of the outstanding principal amount across the 2016 Notes, 2017 Notes and 2018 Notes had formed the Noteholder Committee. As at 15 May 2016, the Noteholder Committee held in aggregate approximately 53% of the outstanding Notes by value (based on the principal amount of Notes outstanding as at 15 April 2016).

The PXF Standstill and PXF Standstill Extension

On 1 December 2015 the Company entered into the PXF Standstill with certain PXF Lenders which provided for a forbearance on the taking of enforcement action or the initiation of insolvency proceedings in respect of certain declared events of default by the PXF Lenders who signed the PXF Standstill until 29 January 2016. The effective date of the PXF Standstill occurred on 22 December 2015 and the PXF Standstill expired on 29 January 2016. On 2 March 2016 the Company entered into the PXF Standstill Extension. The PXF Standstill Extension among other things, extended the standstill period under the PXF Standstill until 27 May 2016. The effective date of the PXF Standstill Extension occurred on 1 April 2016. The Company has requested to extend the standstill arrangements in respect of the PXF Facilities.

[14]	Due to a typographical error, paragraph 13 of the Practice Statement Letter referred to U.S.$890 million as at 25 May 2016.
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The First Moratorium Scheme

On 29 January 2016 the Court sanctioned the First Moratorium Scheme. In order to maintain stability of the Group while the Company negotiated a restructuring proposal with, among others, the Noteholder Committee, the First Moratorium Scheme provided a moratorium on enforcement action by Noteholders in respect of certain declared events of default under their Notes until 27 May 2016.

The Ilyich Suretyships

On 1 April 2016, and in accordance with the terms of the First Moratorium Scheme and the PXF Standstill Extension, Ilyich I&SW, a subsidiary of the Company:

(a)	granted suretyships by way of deed poll in favour of the 2016 Note Trustee, the 2017 Note Trustee and the 2018 Note Trustee to guarantee the due payment of all sums expressed to be payable by the Company under the applicable series of Notes and the provisions of the applicable trust deed in so far as they relate to those Notes; and
(b)	amended and restated suretyships it had previously granted in favour of the PXF Lenders to guarantee the liabilities of the Company under the PXF Facilities.

Subordination of the Shareholder Loans

On 1 April 2016 the Company, Rainwell Limited and Eltrano Investments Limited entered into certain arrangements the effect of which will grant turnover subordination of the Shareholder Loans pro rata in respect of the aggregate principal (including capitalised or compounded interest, as the case may be) amounts outstanding under the Notes and the PXF Facilities as at 15 February 2016. These subordination arrangements expired on 27 May 2016. New subordination arrangements will be put in place in relation to the Notes and the Scheme (see Part B – (Overview of the Scheme) and Part D – (The Scheme)) and in relation to the PXF Facilities and the extension to the PXF Standstill Extension.

The Non-Binding Restructuring Heads of Terms

On 24 May 2016 the Company agreed the Non-Binding Restructuring Heads of Terms with the Noteholder Committee and the PXF Co-ordinating Committee. A copy of the Non-Binding Restructuring Heads of Terms is appended to the Practice Statement Letter in relation to the Scheme and is also appended to the Scheme itself. The Non-Binding Restructuring Heads of Terms were published on a public website (www.lucid-is.com/metinvestrestructuring) on 25 May 2016. The Company anticipates that the restructuring of the Notes and the PXF Facilities contemplated by the Non-Binding Restructuring Heads of Terms will be implemented on or prior to 30 September 2016 and, in any event, by 30 November 2016 at the latest.

In summary, the Non-Binding Restructuring Heads of Terms provide for a restructuring of the PXF Facilities and the Notes involving the following key terms (amongst others):

(a)	the replacement of the PXF Facilities (including unpaid interest which has been capitalised in accordance with the PXF Standstill Extension (and the proposed extension thereof), the First Moratorium Scheme and the Scheme) with a single new pre-export finance facility (the New PXF Facility) with a final maturity date of 30 June 2021;
(b)	the replacement of each series of Notes (including unpaid interest which has been capitalised in accordance with the First Moratorium Scheme and the Scheme) with a single series of new notes (the New Notes) with a final maturity date of 31 December 2021;
26

(c)	the coupon payable under the New Notes will be increased compared to the weighted average life of the coupon payable under the Notes. During an initial period beginning on the implementation of the Restructuring until 31 December 2018, the Company will pay 30% of the interest due under the New PXF Facility and, in respect of the New Notes, will pay approximately 30% of the weighted average coupon under the Notes, in each case in cash, with the remainder to be capitalised and/or paid in cash pursuant to a cash sweep mechanic based on unrestricted cash balances of the Group;
(d)	from 1 January 2019 (Period 2), the entire amount of the coupon and interest due under the New Notes and the New PXF Facility will be paid in cash;
(e)	in Period 2, the New PXF Facility will benefit from scheduled amortisation;
(f)	the Shareholder Loans and other liabilities of the Group to the shareholders of the Company and their affiliates will be subordinated to the New Notes and the New PXF Facility;
(g)	the security and guarantee package in favour of the New PXF Facility and the New Notes will be improved, including pledges on shares of some material operating companies and asset security;
(h)	there will be limitations on dividends and other payments to shareholders and a tightening of the covenant packages under the New Notes and the New PXF Facility; and
(i)	there will be no debt write off of the Notes or the PXF Facilities.

If and when a restructuring in accordance with the Non-Binding Restructuring Heads of Terms becomes effective, the restructuring fees payable to Noteholders under paragraph 12 of the Non-Binding Restructuring Heads of Terms shall be reduced in certain circumstances by reference to the fees payable to Noteholders referred to in the Scheme (as described in Part B (Overview of the Scheme)) and Part D (The Scheme) of this Explanatory Statement)), in accordance with Annexe 4 of the Non-Binding Restructuring Heads of Terms.

Noteholders should review the Non-Binding Restructuring Heads of Terms appended to the Scheme and the Practice Statement Letter for further details.

A vote in favour of or against the Scheme is not a vote in favour of or against the Non-Binding Restructuring Heads of Terms. If the Company is successful in agreeing and documenting the Restructuring with the PXF Co-ordinating Committee and the Noteholder Committee during the Moratorium Period, Noteholders will be requested to vote in relation to the implementation of the Restructuring in a further scheme of arrangement.

Under paragraph 3.4(e) of the Scheme, the Moratorium Period under the Scheme will terminate if the Company announces a restructuring proposal for the Notes which is not consistent with the Non-Binding Restructuring Heads of Terms. Changes to the Non-Binding Restructuring Heads of Terms may be approved in writing by Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes, upon request of the Company (as described in Part B (Overview of the Scheme)) and Part D (The Scheme) of this Explanatory Statement)).

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3.	Reasons for the Scheme

Historically, the Group has a record of strong earnings and low leverage. The table below sets out the Group’s consolidated Adjusted EBITDA and leverage in each of its financial years from 2011 to 2015.

	2011		2012		2013		2014		2015
Adjusted EBITDA[15] (U.S.$ billions)	U.S.$3.655 billion		U.S.$1.996 billion		U.S.$2.361 billion		U.S.$2.702 billion		U.S.$0.513 billion
Leverage[16]	1.1	x	2.1	x	1.8	x	1.2	x	5.7	x

In addition, the operating cash flow before changes in working capital was negative U.S.$23 million for January 2016, positive U.S$15 million for February 2016 and positive U.S.$51 million for March 2016.[17] The Company considers that this improvement in operating cash flow during this period is a result of the partial recovery in the prices of steel, iron ore and coking coal and the volatility referred to above, although it does not consider such improvement to be sustainable.

The Company would normally expect to manage its financial indebtedness through a combination of earnings and refinancing through the international capital and debt markets. However, the Company is currently unable to raise capital in the international capital and debt markets due to the current situation in Ukraine. The Company therefore intends to implement a restructuring of the Notes and the PXF Facilities in anticipation that in due course the international capital and debt markets will reopen for Ukrainian based borrower groups and that iron and steel prices will recover.

The Company anticipates that the restructuring of the Notes and the PXF Facilities in accordance with the Non-Binding Restructuring Heads of Terms will be implemented on or prior to 30 September 2016 and, in any event, no later than 30 November 2016. In order to maintain the stability of the Group during the period in which the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms is documented and implemented, the Company (i) will need a further moratorium on enforcement action in respect of the Notes until 30 September 2016 (subject to extension to 30 November 2016 at the latest, or early termination in each case in accordance with the terms of the Scheme (as described in Part B (Overview of the Scheme) and Part D (The Scheme) of this Explanatory Statement)) which the Company is seeking through the Scheme; and (ii) is seeking to extend the standstill arrangements in respect of the PXF Facilities.

The Company intends (as a term of the Scheme and the extension to the PXF Standstill Extension) to continue to pay interest which accrues on the Notes and the PXF Facilities during the period commencing on 27 May 2016 and ending on the Termination Date on the basis explained in Part B (Overview of the Scheme) and Part D (The Scheme).

The Company is committed to working collaboratively with its creditors to document and implement the restructuring proposal contained in the Non-Binding Restructuring Heads of Terms.

[15]	Adjusted EBITDA, calculated as profits before income tax, financial income and costs, depreciation and amortisation, impairment and devaluation of property, plant and equipment, foreign exchange gains and losses (starting from 1 January 2015), sponsorship and other charity payments, share of results of associates and other expenses that the management considers non-core plus share in EBITDA of joint ventures starting 2013.
[16]	Leverage is calculated as a ratio of total debt at the end of year to Adjusted EBITDA for the relevant year.
[17]	All figures are preliminary and may differ from financial statements prepared in accordance with IFRS.
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The Company considers that a stable platform during the period in which it agrees the documentation for and implements the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms is critical to enable it to continue to operate normally insofar as this is currently possible in Ukraine and to have access to trade finance during this period.

In particular, as part of its day to day operations the Group is reliant on trade finance facilities which are uncommitted. The Group’s access to trade finance facilities has fluctuated over the past three years. As at 31 December 2014, the Group had U.S.$416 million outstanding under its trade finance facilities, a decrease of U.S.$495 million from U.S.$911 million as at 31 December 2013. As at 31 December 2015, the Group had U.S.$228 million outstanding under its trade finance facilities, a decrease of U.S.$188 million from U.S.$416 million as at December 2014. The decreases in the amount of trade finance available were mainly attributable to the fact that a number of trade finance banks withdrew their exposure limits on pre-production financing, Ukrainian territory risk financing and goods in port financing facilities, among other things.

As at 2 June 2016, the Group had approximately U.S.$158 million outstanding under its trade finance facilities (including approximately U.S.$80 million drawn by Metinvest International S.A., a subsidiary of the Company). This represents a decrease of U.S.$70 million from U.S.$228 million as at 31 December 2015, due to withdrawal of lines and decrease in limits or additional drawing restrictions imposed by the trade finance banks. Further withdrawals of such lines or decreases in limits cannot be excluded, which represents a significant risk to the Group’s liquidity situation. The standstill arrangements between the Company and the PXF Lenders and/or the Noteholders under an extension to the PXF Standstill Extension, or under the Scheme cannot, in the Company’s view, be extended to its providers of trade finance. However, the Company considers that if standstill and moratorium arrangements remain in place in respect of the PXF Facilities and the Notes respectively, this will improve the prospect for the Group of continuing to be able to access sufficient trade finance in order to maintain its operations during the period in which the restructuring proposal set out in such Non-Binding Restructuring Heads of Terms is documented and implemented.

The Company considers that the absence of a stable financial platform during the period in which it agrees the documentation for and implements the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms could prejudice the implementation of the restructuring proposal and therefore the ability of the Company and other members of the Group to survive as going concerns. Accordingly, the Company has proposed a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 as further described in this Explanatory Statement.

Members of the Noteholder Committee have informed the Company that they intend to vote in favour of the Scheme. As at 15 May 2016, the Noteholder Committee held in aggregate approximately 53% of the outstanding Notes by value (based on the principal amount of Notes outstanding as at 15 April 2016).

On 27 May 2016 the First Moratorium Scheme and the PXF Standstill Extension expired in accordance with their terms. The Company has requested an extension to the PXF Standstill Extension which it expects will be conditional on a moratorium being in place in relation to the Notes. The Company intended to have established extended moratorium arrangements for the Notes from and including 27 May 2016. However, the Non-Binding Restructuring Heads of Terms were not agreed between the PXF Co-ordinating Committee, the Noteholder Committee and the Company until 24 May 2016 and therefore it was not possible to issue the Practice Statement Letter until 25 May 2016. This is the reason for the delay between the expiry of the First Moratorium Scheme and the implementation of the Scheme (assuming the Scheme is approved by the Scheme Creditors and sanctioned by the Court). The Company considers that the longer standstill and moratorium arrangements are not in place in respect of the PXF Facilities and the Notes respectively, the more it is exposed to a risk of creditor action which could destabilise the Group and disrupt the Restructuring process. Therefore, the Company intends to put in place new standstill and moratorium arrangements as soon as possible to reduce this risk. Accordingly, in relation to the Notes and the Scheme, the expected timetable of principal events is set out on page 16 of this Explanatory Statement and the anticipated effective date for the Scheme is 30 June 2016.

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4.	The Scheme

The purpose of the Scheme is to effect a compromise and arrangement between the Company and the Scheme Creditors which will apply to all Scheme Claims. Details of the Scheme can be found in Part B (Overview of the Scheme) and in Part D (The Scheme).

5.	Impact of the successful implementation of the Scheme

If the Scheme is successfully implemented, all Scheme Creditors (including those who do not vote in favour of the Scheme) will be bound by the terms of the Scheme, along with the Company and the Scheme will apply to all Scheme Claims. As set out in detail below in Part B (Overview of the Scheme) and in Part D (The Scheme), the Scheme will provide for a moratorium on Scheme Creditors and holders of Scheme Claims taking enforcement action in relation to amounts which have become due and events of default under the terms and conditions of the Notes until 30 September 2016 (subject to extension to 30 November 2016 at the latest, or early termination in each case in accordance with the terms of the Scheme). A vote in favour of or against the Scheme is a vote in favour of or against the compromise and arrangement between the Company and the Scheme Creditors which will apply to all Scheme Claims and which, among other things, will continue the moratorium on enforcement action by Scheme Creditors in respect of the Notes (as described in Part B (Overview of the Scheme) and in Part D (The Scheme) of this Explanatory Statement). A vote in favour of or against the Scheme is not a vote in favour of or against the Non-Binding Restructuring Heads of Terms which are appended to Scheme. If the Company is successful in agreeing and documenting the Restructuring with the PXF Co-ordinating Committee and the Noteholder Committee during the Moratorium Period, Noteholders will be requested to vote in relation to the implementation of the Restructuring in a further scheme of arrangement.

If a moratorium is achieved through the successful implementation of the Scheme the Group will have a stable platform from which to document and implement the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms. If the Company is successful in agreeing, documenting and implementing a consensual restructuring with its Noteholders and the PXF Lenders on the basis set out in the Non-Binding Restructuring Heads of Terms, the Company anticipates that it will be able to repay the full amount due to its creditors in accordance with the terms of the Non-Binding Restructuring Heads of Terms.

6.	Consequences of a failure to implement the Scheme

If the Scheme is not implemented the Group would be likely to run out of liquidity due to the cessation of trade finance and supplier credit. This state of affairs would be likely to lead to the operating entities of the Group, most of which are based in Eastern Ukraine, being forced to shut down some or all of their production facilities causing long lasting damage to the business and more likely leading to them ceasing to trade. In that event the Company would need to consider filing for protective proceedings in the Netherlands, and the Company’s creditors, in the case of the Noteholders at least one-fifth in principal amount in respect of each series of the Notes then outstanding, would be able to file for bankruptcy proceedings in the Netherlands.

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Assuming that the Dutch courts grant the Company a suspension of payments, this would provide a moratorium and allow the Group a short window to seek to agree a restructuring. However, there is a substantial risk that with multiple insolvency proceedings the Group would lose the majority, if not all, of its trade finance lines and supplier credit, effectively eliminating its liquidity.

At this stage the Ukrainian operating companies would need to consider filing for Ukrainian protective bankruptcy proceedings, which would lead to distressed sales of their assets, potentially at forced sale values, rather than as going concerns.

The Company has consulted with Deloitte who have considered the possible impact for the Company and the Group if the Scheme is not implemented.

In considering potential insolvency outcomes in this scenario, Deloitte necessarily assumed that the Ukrainian assets of the Group could be realised through some sort of orderly market process. Given the political situation in Eastern Ukraine, that assumption may not be correct because of the risk of nationalisation or expropriation of some or all of the assets in the event that they are shut down.

Assuming that some sort of market process is possible to realise the Ukrainian assets of the Group, there are likely to be very limited (if any) buyers for those assets at the current time except at significant discounts to take account of the political and economic instability and civil disturbances in Eastern Ukraine, combined with depressed prices for iron ore and steel. This would be compounded by the limited, if any, debt funding available for any purchaser either in the international or the domestic market. Under this scenario many of the assets would need to be closed down, with the costs of closure potentially exceeding any asset value.

Taking account of the factors referred to in the previous paragraph to produce a stressed case realisation scenario, the Company considers that in bankruptcy proceedings the recovery by Noteholders may be in the region of 46 cents in the dollar.

However, as noted above, this estimated return assumes that the Ukrainian assets of the Group can be realised through an orderly market process. If this assumption proves to be incorrect, then the recoveries for Noteholders, if any, in bankruptcy proceedings of the Company are likely to be substantially lower.

The estimated return also assumes that the subordination of the Shareholder Loans in favour of the Notes and the PXF Lenders respectively referred to in paragraph 2 above would be in effect at the point of insolvency. If this assumption proved to be incorrect, the Company considers that the realisations of creditors in an insolvency would be lower than those set out above.

7.	Further detail of the issues affecting the Group

Inability to obtain funding from the international capital and loan markets to refinance existing debt on maturity

Political instability in Ukraine and escalating geopolitical tensions have had an adverse effect on the Ukrainian financial markets, and there have been reports of increased capital outflows from Ukraine. The ability of Ukrainian businesses, including the Company, to obtain funding from the international or domestic capital and loan markets has also been hampered as a result of decreased demand from the international investor base and limited liquidity in the local market. As a result, the Company does not expect to be able to obtain new mid to long-term financing on commercially acceptable terms in the short term and this is expected to result in additional pressure on its liquidity. The Company believes it must prudently maintain an appropriate minimum amount of cash (which it has set at approximately U.S.$180 million) to address any potential further operational and financial issues and finance its working capital needs.

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As at 31 December 2014 the Company had cash and cash equivalents of U.S.$114 million, which the Company considered to be an inadequate level of cash in the ordinary course of its business and significantly below the level it would seek to maintain under normal circumstances. The main reason for the unusually low level of liquidity as at 31 December 2014 was the Company’s inability, in common with other Ukrainian groups, to obtain funding from the domestic and international capital and debt markets. The only new financing the Company obtained in 2014 was a three-year loan from its shareholders amounting to U.S.$444 million to support its working capital in the second quarter of 2014 and approximately U.S.$2 million under the ECA Facility. As a result, the gap between the aggregate amount of the Company’s available cash proceeds from loans and borrowings and its obligations to repay loans and other borrowings amounted to U.S.$1,079 million in 2014.

In the year ended 31 December 2015, the Company received U.S.$4 million of new proceeds from loans and borrowings which is the final drawdown under the existing ECA Facility to finance the construction of a pulverised coal injection unit by Küttner GmbH & Co. KG, a German industrial manufacturer, at Yenakiieve Steel. Further details about the ECA Facility are set out below in paragraph 8 (Details of additional financing arrangements of the Company – ECA Facility). As a result, the gap between the aggregate amount of the Company’s available cash proceeds from loans and borrowings and its repayment of loans and other borrowings amounted to U.S.$309 million in the year ended 31 December 2015. As at 27 May 2016, the Company had unrestricted cash and cash equivalents of approximately U.S.$140 million which the Company further considers to be inadequate in view of liquidity risks, in particular stemming from withdrawals of trade finance facilities as described above, depressed selling prices, and the highly uncertain outlook for the steel and iron ore markets.

The following table presents the liquidity position for 2011, 2012, 2013, 2014 and 2015.

	2011	2012	2013	2014	2015
Adjusted EBITDA	3,655	1,996	2,361	2,702	513
Total Debt	3,981	4,278	4,308	3,232	2,946
Net cash from operating activities	1,944	1,147	1,465	1,489	625
Purchase of property, plant and equipment	-1,071	-699	-763	-549	-275
Free Cash Flow	873	448	702	940	350
Proceeds from loans and borrowings	2,140	721	579	446	4
Repayment of loans and borrowings	-1,351	-449	-559	-1,525	-313
Repayment of loans and bonds	-1,419	-410	-542	-951	-134
Repayment of seller notes	-89	-90	-90	-90	—
Net trade financing proceeds/(repayments)	157	51	73	-484	-179
Headroom/(gap) between Proceeds and Repayments	789	272	20	-1,079	-309
Free Cash Flow after repayment of debt	1,662	720	722	-139	41
Dividends paid	-937	-575	-544	-388	—
Free Cash Flow after repayment of debt and dividends	725	145	178	-527	41
Cash and cash equivalents	792	531	783	114	180

Source: Group consolidated financial statements

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Lower revenues from sales of steel and iron ore due to reduction in production and demand

In the year ended 31 December 2015, the Group’s revenues from Ukraine decreased by U.S.$876 million year on year to U.S.$1,619 million and accounted for 24% of consolidated revenues. The reduction in total sales in the domestic market was primarily driven by a decline in demand from the major steel consuming sectors and decrease of consumption of iron ore products by Alchevsk Iron&Steel Works and Donetsksteel as a result of the conflict in Eastern Ukraine and overall economic slowdown in the country. In the year ended 31 December 2015, steel production in Ukraine decreased by 15.5% year on year to 23 million tonnes, as logistical constraints forced local steelmakers to scale back production, the Ukrainian steel market remained weak, and demand for Ukrainian steel products declined in Eastern Europe, the CIS and other key export markets due to increased international competition from Chinese steel exporters, as well as trade restrictions from the Russian Federation. In addition, consumption of steel products (excluding pipes) in Ukraine decreased by 28% year on year to 4 million tonnes. This was principally attributable to a decline in construction activity, which decreased by 12% year on year as Ukrainian businesses reduced capital expenditures, outflow of capital from Ukraine continued and purchasing power of Ukrainians decreased due to financial instability and the military conflict in the eastern regions of the country. Another contributing factor was a crisis in the machine building industry, which decreased by 14% year on year primarily due to the reduction of export orders in the CIS market. The hardware industries reduced production by 19% year on year. Regarding iron ore products, sales in Ukraine slumped, as a couple of the Group’s key customers in the country decreased production dramatically following the escalation of the conflict in the second half of 2014.

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In the year ended 31 December 2015, the Group’s revenues from Southeast Asia, the Middle East and North Africa (MENA), Europe, the Commonwealth of Independent States (CIS), North America and other regions decreased by U.S.$915 million, U.S.$567 million, U.S.$695 million, U.S.$472 million, U.S.$117 million and U.S.$31 million year on year respectively. Meanwhile, the share of international sales in the year ended 31 December 2015 was 76% - the same level as at the previous year. The proportion of sales to Europe rose by 5 percentage points year on year to 33% of total sales during 2015, driven by greater sales volumes of square billets, flat products and pellets. The share of sales to Southeast Asia fell by 5 percentage points year on year to 11% due to lower prices of iron ore products, as well as lower sales of flat products and slabs. The proportion of sales to other regions did not change significantly year on year.

The following table sets forth certain information on the consolidated revenues of the Group by market.

Revenues by market	Year ended31 December 2015		Year ended31 December 2014		Change (year on year)
	U.S.$million	% of revenues	U.S.$million	% of revenues	U.S.$million	pp of revenues
Ukraine	1,619	24%	2,496	24%	(876)	0 pp
Europe	2,255	33%	2,950	28%	(695)	5 pp
MENA	1,305	19%	1,872	18%	(567)	1 pp
CIS (ex Ukraine)	602	9%	1,074	10%	(472)	(1 pp)
Southeast Asia	751	11%	1,666	16%	(915)	(4 pp)
North America	229	3%	405	4%	(177)	(1 pp)
Other regions	71	1%	102	1%	(31)	0 pp
Total	6,832	100%	10,565	100%	(3,732)	0 pp

In the year ended 31 December 2015, Metallurgical division revenues decreased by U.S.$2,758 million year on year to U.S.$5,407 million. The drop was attributable to lower sales of all steel products: flat (U.S.$1,467 million), long (U.S.$506 million), semi-finished (U.S.$443 million) and tubular (U.S.$174 million) products. In addition, sales of coke and chemical products decreased by U.S.$59 million.

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The following table sets forth certain information on the consolidated revenues of the Group’s Metallurgical division by product.

Revenues by product	Year ended 31 December 2015		Year ended 31 December 2014		Change (year on year)		Percentage change (year on year)
	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	Due to price	Due to volume
Semi-finished products	880	2,880	1,324	2,826	(443)	54	(33)%	(35)%	2%
Pig iron	379	1,467	490	1,226	(111)	241	(23)%	(42)%	20%
Slabs	274	782	483	916	(209)	(135)	(43)%	(29)%	(15)%
Square billets	228	631	351	684	(123)	(53)	(35)%	(27)%	(8)%
Finished products	3,857	8,354	6,004	9,788	(2,146)	(1,434)	(36)%	(21)%	(15)%
Flat products	3,084	6,726	4,550	7,583	(1,467)	(857)	(32)%	(21)%	(11)%
incl. Zaporizhstal	1,098	2,659	1,557	2,794	(459)	(135)	(29)%	(25)%	(5)%
Long products	710	1,562	1,216	1,965	(506)	(403)	(42)%	(21)%	(20)%
Tubular products	63	66	237	240	(174)	(174)	(73)%	(1)%	(73)%
Coke and chemical products	404	2,035	463	2,151	(59)	(116)	(13)%	7%	(5)%
Coke products	318	1,693	290	1,664	27	29	9%	8%	2%
Chemical products	86	342	172	486	(86)	(145)	(50)%	(20)%	(30)%
Other products and services	265	N/A	376	N/A	(110)	N/A	(29)%	N/A	N/A
Total Met. Division Sales	5,407	13,268	8,165	14,764	(2,758)	(1,496)	(34)%	(24)%	(10)%

In the year ended 31 December 2015, Mining divisional revenues decreased by U.S.$974 million year on year to U.S.$1,425 million, mainly because of a slump in prices of iron ore products.

The following table sets forth certain information on the consolidated revenues of the Group’s Mining division by product.

Revenues by product	Year ended 31 December 2015		Year ended 31 December 2014		Change (year on year)		Percentage change (year on year)
	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	Due to price	Due to volume
Iron ore products	1,139	20,083	2,218	21,961	(989)	(1,877)	(46)%	(38)%	(9)%
Merchant iron ore concentrate	639	13,159	1,156	13,571	(517)	(412)	(45)%	(42)%	(3)%
Pellets	500	6,925	972	8,390	(472)	(1,465)	(49)%	(31)%	(17)%
Coking coal concentrate	179	1,933	172	1,786	7	147	4%	(4)%	8%
Other products and services	107	N/A	101	N/A	6	N/A	6%	N/A	N/A
Total Mining Division Sales	1,425	22,016	2,400	23,746	(974)	(1,730)	(41)%	(33)%	(7)%

Downward pressure on prices for steel products; impact of volatility and overall decrease in price of coal and iron ore

Steel

According to the World Steel Association, global crude steel production in the world decreased by 48.8 million tonnes year on year to 1,621 million tonnes in 2015. The largest declines were in China (down by 19 million tonnes year on year), the United States (down by 9.2 million tonnes year on year), Ukraine (down by 4.2 million tonnes year on year), Japan (down by 5.5 million tonnes year on year) and Turkey (down by 2.5 million tonnes year on year), while the strongest growth was in India (up by 2.3 million tonnes year on year), Poland (up by 0.6 million tonnes year on year) and South Africa (up by 1.0 million tonnes year on year). The drop in crude steel production in China was associated with decreasing domestic consumption as a result of a crisis in the national real estate sector. At the same time, Chinese steel exports showed rapid growth and increased by 19.9% year on year to 112 million tonnes in 2015, putting significant pressure on steel prices in external markets.

The Ukrainian steel industry traditionally generates a majority of its revenues from exports. The military conflict in Eastern Ukraine, unstable production at a number of steel plants, difficulties in logistics, trade restrictions and increased competition in the global steel market caused a decrease in steel exports (excluding pipes) from Ukraine by 16.0% year on year to 17.1 million tonnes in 2015. Ukrainian steel exports decreased most significantly with respect to Eastern Europe markets (a decrease of 0.6 million tonnes compared with 2014), CIS markets (a decrease of 1.0 million tonnes compared with 2014), Asian markets (a decrease of 0.8 million tonnes compared with 2014) and the MENA markets (a decrease of 0.6 million tonnes compared with 2014). Deliveries of Ukrainian steel products (excluding pipes) in the domestic market decreased by 28% year on year to 4.0 million tonnes due to the crisis in the major consuming sectors, primarily in construction and mechanical machinery.

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Although the devaluation of the national currency strengthened the position of Ukrainian steel producers (whose operating costs are to a large extent in Hryvnia) in the export market, the devaluation increased the cost of servicing debt denominated in foreign currency and reduced overall levels of domestic steel consumption.

In 2015, steel prices trended downwards due to a significant fall in the prices of basic raw materials (such as iron ore, coking coal and steel scrap) and market expansion of cheap steel products from China. In 2015, the average export price of billets from CIS decreased by 31.8% year on year to U.S.$327 per tonne (FOB Black Sea), the price of slabs from CIS decreased by 39.3% year on year to U.S.$293 per tonne (FOB Black Sea) and the price of hot-rolled coils from CIS decreased by 34.7% year on year to U.S.$346 per tonne (FOB Black Sea).

Iron ore

The global iron ore industry is characterised by a high degree of consolidation, with the “Big Four” producers (BHP Billiton, Vale, Rio Tinto and Fortescue) accounting for approximately 75% of the global seaborne iron ore trade in 2015. The major iron ore producing countries are Australia, Brazil and China. In 2015, Australia and Brazil together accounted for approximately 82% of global seaborne iron ore supply, exporting high quality pellets, lumps and fines (mainly 60-65% Fe); the majority of Chinese production is lower quality iron ore (below 30% Fe), which requires further processing into concentrate, pellets and/or HBI/DRI and caters predominantly to the domestic Chinese steel mills. In 2015, Brazil’s export of iron ore rose by 6.3% year on year to 366 million tonnes. Australian exports increased by 6.9% year on year to 767 million tonnes. China remains a net importer of iron ore; total imports in 2015 slightly increased year on year and amounted to 953 million tonnes, which constituted approximately 78% of total domestic consumption, further increasing China’s dependence on a stable supply of seaborne iron ore imports.

The trend in prices has been generally downwards since the start of 2014. According to Metal Bulletin, the benchmark price of 62% Fe iron ore fines CFR China decreased from U.S.$136 per dry tonne in 2013 to US$97 in 2014 and continued its drop in 2015 - to US$56 per dry tonne. This drop was mainly caused by increasing Australian supplies in the market and sluggish demand from the construction sector in China. On 11 December 2015, the benchmark price fell to U.S.$38.3 per dry tonne, the lowest level over the last ten years. In the first quarter of 2016, the price increased for the first time quarter-on-quarter since the beginning of 2014 to a quarterly average of US$49 per dry tonne. This volatility was caused by several seasonal factors, as well as demand increase from Chinese steel producers amid adopting of new 5-year plan and economy stimulus measures introduced by Chinese government.

Civil disturbances, political instability and continuing military action in parts of Ukraine

The situation in Ukraine deteriorated significantly in late 2013 and early 2014 following protests in Kyiv. The significant civil disturbances and political instability in Ukraine and the ongoing military action in some parts of the Donetsk and Luhansk regions of Ukraine have negatively impacted Ukraine’s economy and as a result the Group’s business and financial condition. Some of the Group’s Ukrainian assets located in the conflict zone in the Donetsk and Luhansk regions have been affected by the military conflict and have experienced problems with their production and supply chains, resulting in suspensions of production at some of the Company’s subsidiaries and a lower level of utilisation of the production facilities operated by other subsidiaries. Furthermore, railway infrastructure in Eastern Ukraine has sustained damage caused by shelling and sabotage in the course of the ongoing military action in the region. This has resulted in disruptions in the supply of raw materials to certain of the Group’s facilities, including the supply of iron products from Northern GOK, Ingulets GOK and Central GOK to the Group’s steel plants; the supply of coking coal from Krasnodon Coal to the Group’s coke operations; and the supply of coke from the Group’s coke facilities to its steelmaking facilities. This has led to the scaling back and, in some cases, temporary suspension of these operations. Although a ceasefire was agreed in Minsk on 12 February 2015 and entered into force on 15 February 2015, this ceasefire remains fragile and hostilities have continued in parts of the Donetsk and Luhansk region. Since then the military action has substantially diminished, although the situation remains far from stable.

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Disruption of the rail network

Railway infrastructure in Eastern Ukraine has been badly affected by the conflict. In 2014, the rail hubs of Yasynuvata, Ilovaysk and Debaltseve were partially destroyed; these hubs are critical for supplies of Yenakiieve Steel, Khartsyzk Pipe, Donetsk Coke, Komsomolske Flux Plant and Krasnodon Coal. In addition, the railways and the overhead electrical systems that provide power to the rail network were destroyed between the stations of Avdiivka and Yasynuvata, Yasynuvata and Donetsk. In February 2015, as a result of the conflict, the railways and the overhead electrical systems were destroyed between the stations of Yasynuvata and Skotovata, Elenivka and Yuzhnodonbaskaya, Ocheretino and Novobakhmutovka. As a result of the damage, supplies to and from Yenakiieve Steel, Donetsk Coke and Khartsyzk Pipe became impossible, and therefore production at these facilities was suspended. However, a running line between Skotovata and Yasynuvata has been restored, and since 10 March 2015 supplies of raw materials to, and shipments of finished products from, Yenakiieve Steel have been resumed, and the plant has restarted operations. Currently Skotovata-Yasynuvata is the key route for supplies to Yenakiieve Steel and shipments from Komsomolske Flux Plant.

As a result of the disruptions in rail transportation between the railway stations Avdiivka and Yasynuvata, Yasynuvata and Dolya suspended all rail shipments of the Group’s raw materials and steel products to Mariupol via its traditional routes. As an alternative, the Group started shipping by rail via Pologi–Kamysh-Zarya-Volnovaha and by sea via the ports at Mariupol and Azovstal (iron ore shipping from the ports of Berdyansk, Yuzhniy and Ilyichevsk, as well as imported coking coal unloading). Total shipments of raw materials (including iron ore, coking coal and coke) to Ilyich I&SW and Azovstal via these alternative routes during 2015 amounted to 11.1 million tonnes by rail through Pologi–Kamysh-Zarya, 4.4 million tonnes via the Mariupol and Azovstal ports.

During 2015, the Group worked with state railway operator Ukrzaliznytsia to provide spare parts for refurbishing diesel locomotives on the Pologi–Kamysh-Zarya-Volnovakha route. This allowed the Group to maintain and expand its fleet of working Ukrzaliznitsa’s locomotives and sustain raw material supplies to its integrated facilities in Mariupol.

Deliveries of coal concentrate from Krasnodon Coal are currently limited to approximately 30-40 thousand tonnes per month (compared to approximately 200 thousand tonnes per month before the conflict) due to the destruction of the Debaltseve hub and the resulting necessity to ship via the alternative Krasnyy Lyman hub using diesel-powered locomotives.

The key port for the Group’s steel product shipments remains the Mariupol port. Steel products are also shipped from Odessa, Berdyansk and Mykolayiv, as well as the Zaporizhia river port for Zaporizhstal products. The transloading capacity utilisation rate of the Mariupol port is low, as production by the Donbas regional steelmakers is relatively low.

The key port for the Group’s iron ore exports is the port of Yuzhniy. Currently, the iron ore transloading capacity utilisation rates of this port is high due to larger than usual volumes of Ukrainian iron ore products being redirected from the domestic market to export markets.

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Lower production of steel, coke and coal

At Krasnodon Coal’s mines, which produced approximately 37% and 11% of the Group’s total coking coal concentrate in 2014 and 2015, respectively, production was scaled back as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of coal to Group enterprises. In early October 2014, Krasnodon Coal was able to recommence production and shipment of commodity products, but at a rate approximately one-third lower than normal.

In the year ended 31 December 2015, Krasnodon Coal produced 346 thousand tonnes of coal concentrate, which is 1,176 thousand tonnes lower than in 2014. The main reasons for this decline in production were the inability to ship finished products and interruption in inventory supplies to support operations.

The following table sets forth certain information on coking coal concentrate production at Krasnodon Coal.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q 3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Total production	81	39	129	96	346	1,522	(1,176)

Avdiivka Coke, which produced approximately 48% and 47% of the Group’s total blast furnace (dry) coke in 2014 and 2015, respectively, experienced minor property damage to its non-core assets and disruptions in its electricity supply in mid-August 2014 as a result of damage to transmission lines caused by artillery fire. As a result, production at these facilities had to be suspended for a number of weeks. In October 2014, Avdiivka Coke’s electricity supply was restored and production resumed at a slower rate than usual given the state of the coke batteries after hot mothballing and the limited supply of coal and deliveries of coke products to the plant resulting from damage to railway infrastructure in the surrounding area.

In 2015, with the resumption of hostilities, the facilities (including plant and equipment, buildings and road and rail transport infrastructure) were again damaged by artillery fire. In addition, four high-voltage lines supplying the plant were damaged, and supplies of raw materials and rolling stock were repeatedly interrupted by fighting. At the end of 2015, seven coke batteries of the plant were in operation, one was hot mothballed and one remains under repair. As a result, total production of blast furnace coke decreased by 381 thousand tonnes year on year to 1,938 thousand tonnes in 2015.

The following table sets forth certain information on blast furnace coke production at Avdiivka Coke.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q 3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Total production	323	417	594	604	1,938	2,319	(381)

At Yenakiieve Steel (being the collective operations of Yenakiieve I&SW, Metalen and Makiivka Steel), which produced approximately 22% and 23% of the Group’s total crude steel volume in 2014 and 2015, respectively, a number of production shops have been damaged by inadvertent shell fire, and production was temporarily suspended as of mid-August 2014. In October 2014, after almost two months of inactivity, production resumed. In February 2015, the plant was repeatedly subjected to shelling which damaged the natural gas pipeline, production facility and an electrical substation. After the fighting intensified, parts of the Donetsk railway closed and iron ore supplies were interrupted, which led to the stoppage of several production units. Production was restored in the middle of March 2015 but was low due to limited supplies of raw materials and interruptions in natural gas supplies. As a result, production of crude steel decreased by 244 thousand tonnes year on year to 1,818 thousand tonnes in 2015.

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The following table sets forth certain information on crude steel production at Yenakiieve Steel.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q 3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Total production	262	563	542	451	1,818	2,062	(244)

The supply of raw materials to Azovstal and Ilyich I&SW, which together represented approximately 78% and 77% of total crude steel production in 2014 and 2015, respectively, was also disrupted at the end of July 2014 when railway lines were partially destroyed due to military action in the Donetsk region. Further, the area of conflict expanded in August-September 2014 towards the southeastern part of the Donetsk region, up to approximately 20 kilometres east of the city of Mariupol, where Azovstal and Ilyich I&SW are located. Ilyich I&SW also suffered minor property damage to its sinter plant from artillery fire, although this did not materially affect production.

In late December 2014, the railway bridge which connected these plants with the Mariupol port was destroyed and in January 2015, the supply of industrial water to Azovstal was temporarily interrupted when the electricity supply to the pumping stations was damaged by shelling. Supplies of iron ore, coking coal and coal were constrained during the period from January to March 2015. In addition, natural gas supplies to the steel plants in Mariupol were interrupted on 12-14 June 2015 after artillery shelling damaged a key gas pipeline. In the last quarter of 2015, crude steel production decreased significantly due to a lack of orders for steel products. As a result, in 2015 production of crude steel declined by 393 thousand tonnes year on year to 3,206 thousand tonnes at Azovstal and by 899 thousand tonnes year on year to 2,645 thousand tonnes at Ilyich I&SW.

The following table sets forth certain information on crude steel production at Azovstal and Ilyich I&SW.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q 3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Azovstal	818	869	843	675	3,206	3,599	(393)
Ilyich I&SW	592	770	697	586	2,645	3,544	(899)

Operations at Khartsyzk Pipe, which produced 238 thousand tonnes and 67 thousand tonnes of large diameter pipe in 2014 and 2015, respectively, had to be temporarily suspended as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of raw materials to and finished products from the plant. In early October 2014, the plant recommenced production and shipping of pipe after the damaged railway infrastructure was restored. In addition, the plant has suffered minor property damage, and repair works are currently being carried out. In the twelve months of 2015, due to the closure of parts of the railway network and interruptions in supplying rolling stock to ship finished products from the plant, production was reduced by 171 thousand tonnes year on year to 67 thousand tonnes. Since June 2015, the plant has been idle due to lack of orders.

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The following table sets forth certain information on large diameter pipe production at Khartsyzk Pipe.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q 3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Total production	32	34	—	1	67	238	(171)

The following table sets forth certain information about contributions of the above subsidiaries to the Group’s consolidated revenues and Adjusted EBITDA in 2014 and 2015.

	Share in Consolidated revenues		Share in Consolidated Adjusted EBITDA
Subsidiary	2014	2015	2014	2015

Krasnodon Coal	0.2%	0.2%	(2.3)%	(7.7)%
Avdiivka Coke	0.8%	0.4%	(1.8)%	13.9%
Yenakiieve Steel	0.8%	0.5%	8.0%	7.9%
Khartsyzk Pipe	2.1%	0.4%	3.4%	2.6%
Azovstal	2.2%	2.7%	14.6%	17.5%
Ilyich I&SW	2.2%	2.3%	15.3%	14.4%

The following table sets forth certain information on the total production of the Group in the years indicated.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Crude steel	1,672	2,202	2,083	1,712	7,669	9,205	(1,536)
Iron ore concentrate	7,449	8,357	8,189	8,213	32,208	34,888	(2,680)
Coal concentrate	846	793	844	803	3,285	4,098	(813)
Coke	236	189	208	201	834	1,104	(270)

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The following table sets forth certain information on consolidated output of merchant products of the Group to be sold to third parties (excluding intragroup sales) in the years indicated.

	2015				Year ended 31-Dec		Increase/(Decrease)
	Q1	Q2	Q3	Q4	2015	2014	(y-on-y)
	(thousands of tonnes)
Semi-finished products	598	562	666	755	2,581	2,820	(239)
Pig iron	288	154	367	372	1,181	1,132	49
Slabs	171	190	197	244	802	999	(197)
Square billets	139	218	102	139	598	689	(91)
Finished products	1,246	1,591	1,569	1,239	5,644	6,767	(1,123)
Flat products	983	1,163	1,002	861	4,010	4,625	(616)
Long products	219	376	535	346	1,475	1,765	(290)
Railway products	6	2	12	12	31	81	(50)
Tubular products	39	50	20	19	128	296	(167)
Steel products	1,844	2,153	2,235	1,994	8,225	9,587	(1,362)
Iron ore concentrate	2,654	3,536	3,145	4,379	13,714	14,310	(596)
Pellets	2,137	1,866	1,518	1,146	6,668	7,961	(1,293)
Coal concentrate	463	416	409	427	1,715	1,196	519
Coke products	236	189	208	201	834	1,104	(270)

8.	Details of additional financing arrangements of the Company

The Notes

The Company has issued the Notes with an aggregate outstanding principal amount of U.S.$1,175,783,427.72 as at 27 May 2016 (after capitalisation of unpaid interest in accordance with the First Moratorium Scheme), details of which are set out above.

PXF Facilities

The Company has four outstanding syndicated PXF Facilities under which the aggregate outstanding principal amount owing by the Company was U.S.$787 million18 as at 27 May 2016 following the capitalisation of unpaid interest in accordance with the PXF Standstill Extension, details of which are set out above. The Company is seeking to agree separate extended standstill arrangements with the PXF Lenders and does not consider that the PXF Lenders should be Scheme Creditors.

ECA Facility

On 6 August 2012, the Company entered into the ECA Facility. The loan has the benefit of a suretyship issued by Ingulets GOK. The facility is repayable in equal semi-annual instalments by 10 July 2022. Payment defaults under the PXF Facilities and the Notes have caused the occurrence of cross defaults under the ECA Facility. In order to obtain the last tranche under this facility in the amount of €3.8 million cross defaults were waived initially until 30 June 2015 and then extended several times until 30 June 2016. The final tranche was drawn down on 28 August 2015. As at 31 May 2016, the amount outstanding under the loan agreement was approximately €19.6 million.

A principal repayment under this facility in the amount of approximately €1.5 million will fall due prior to 30 November 2016. On the basis that the Company anticipates that it will obtain further bilateral waivers of cross defaults under the ECA Facility, the Company does not consider that the lender under the ECA Facility should be a Scheme Creditor.

[18]	Due to a typographical error, paragraph 13 of the Practice Statement Letter referred to U.S.$890 million as at 25 May 2016.
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Seller Notes

In April 2009, Metinvest U.S., Inc. (Metinvest US) a wholly owned subsidiary of the Company, acquired 100% of the share capital of UCC, a producer of coking and steam coal located in the United States. A part of the acquisition price is payable pursuant to the Seller Notes which were originally repayable in semi-annual instalments through 31 December 2015. The Seller Notes were issued by UCC and Metinvest US and guaranteed by the Company but are expressed to be subordinated to certain of the Group’s other indebtedness. The Seller Notes are secured by a pledge over the shares of UCC and certain other asset security granted by UCC and its subsidiary, Pocahontas Coal Company LLC. On 10 January 2015, UCC, Metinvest US and other relevant parties entered into extension documentation with the holders of the Seller Notes and extended the maturity of the Seller Notes to the end of 2016. Under the revised terms and conditions the outstanding amount of the Seller Notes should be repaid during 2016 in 12 equal monthly instalments commencing from 31 January 2016. Since January 2016, the Company has been in negotiations with the holders of the Seller Notes regarding a further rescheduling of the repayment. During this period, the Company has received waivers from the holders of the Seller Notes in relation to the non-payment of principal instalments. The current waiver expires on 30 June 2016. Interest payments are currently paid in full on a monthly basis. The outstanding amount under the Seller Notes as at 31 May 2016 is U.S.$89.6 million.

The Company anticipates that the issuers of the Seller Notes will remain unable to meet the scheduled payments under the Seller Notes which fall due prior to the Termination Date. However, the Company is currently in discussions with the holders of the Seller Notes in connection with a proposed amendment agreement to the Seller Notes for the extension of the maturity of the Seller Notes. Accordingly, the Company’s view is that the holders of the Seller Notes should not be Scheme Creditors.

Shareholder Loans

The Company has outstanding Shareholder Loans from related parties in an aggregate amount of U.S.$405 million as of 31 May 2016, including principal of U.S.$369 million and interest accrued of U.S.$36 million. The original amount of the relevant facilities was U.S.$444 million consisting primarily of amounts outstanding under a U.S.$333 million loan granted by a party related to the SCM Group under an agreement dated 3 April 2014 and a U.S.$111 million loan granted by a party related to SMART under an agreement dated 3 April 2014, each of which bears interest at 9.5% per annum and is due to mature on 30 April 2017. These Shareholder Loans were provided to the Company for short-term liquidity purposes in April-May 2014. U.S.$75 million of the outstanding principal amount was repaid in July 2014.

The Company has informed these related parties that it does not intend to repay any principal under these loans and would only pay certain accrued interest thereon after the Termination Date, subject to the terms of the Scheme. The Company anticipates that it will obtain a waiver from the relevant related party lenders in relation to any non-payment during the Moratorium Period. The Company therefore considers that the lenders under these loans should not be Scheme Creditors.

As discussed in paragraph 2 above, Part B (Overview of the Scheme) and Part D (The Scheme), these Shareholder Loans were subject to subordination arrangements in favour of the PXF Lenders and Noteholders which expired on 27 May 2016. New subordination arrangements will be put in place in connection with the Scheme and the extension to the PXF Standstill Extension.

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MISA loan

The Company also has short term borrowings under the MISA Loan. The MISA Loan is repayable by 30 June 2016.

If the Scheme is implemented, the Company is satisfied that the MISA Loan will be rescheduled to a date on or after the Termination Date. The Company’s view is that the lender under the MISA Loan should therefore not be a Scheme Creditor.

Trade finance

The Group uses trade finance facilities to finance purchases of inventory and receivables as described in paragraph 3 (Reasons for the Scheme) at page 28 above. Those facilities are short term, uncommitted and can be cancelled by the relevant banks at very short notice, and do not permit redrawing any amounts. The Group uses trade lines with average interest rates of 3.00% per annum, and the maturity of its trade lines generally have terms of less than one year. The majority of these trade lines are drawn by Metinvest International, the main trading company of the Group. The Group’s trade lines are typically secured by pledges of inventories and/or the assignment of export proceeds. The Company’s view is that the lenders under the trade finance facilities should therefore not be Scheme Creditors.

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Part B

Overview of the Scheme

This section contains a brief overview of the Scheme. The summary information contained herein does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by references to, the more detailed information presented elsewhere in this Explanatory Statement and to the Scheme.

1.	Scheme of Arrangement Overview
1.1	The compromise and arrangement in respect of the Notes are proposed to be effected by way of a scheme of arrangement of the Company under the laws of England and Wales.
1.2	A scheme of arrangement is a formal procedure under Part 26 of the Companies Act 2006 which enables a company to agree a compromise or arrangement with its creditors or any class of its creditors in respect of its debts or obligations owed to those creditors. A scheme of arrangement requires the following to occur in order to become legally binding:
(a)	the approval of a majority in number representing at least 75 per cent. in value of the creditors or class of creditors present in person or by proxy and voting at the meeting convened to approve the scheme of arrangement;
(b)	the approval of the Court by the making of an order sanctioning the scheme of arrangement; and
(c)	the delivery of the order sanctioning the scheme of arrangement to the Registrar of Companies.
1.3	If the scheme of arrangement is approved by the requisite majorities and sanctioned by the Court and the order sanctioning the scheme of arrangement is delivered to the Registrar of Companies, the scheme of arrangement will become effective in accordance with its terms and bind all the creditors subject to it, both those creditors who voted in favour of it and those creditors who voted against it or did not vote at all and their successors and assigns.
1.4	A scheme of arrangement cannot be sanctioned by the Court unless the Court is satisfied, among other things, that the relevant provisions of Part 26 of the Companies Act 2006 have been complied with and an intelligent and honest person, a member of the class concerned and acting in respect of his own interest, might reasonably approve the scheme of arrangement.
1.5	The role of the Scheme Creditors in the implementation of the Scheme is set out in detail in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) of this Explanatory Statement, to which Scheme Creditors should refer.
1.6	A summary of: (i) the identity of Scheme Creditors; (ii) the process for and voting at the Scheme Meeting; and (iii) when the Scheme will become effective, is set out below.

Identity of Scheme Creditors

1.7	The Scheme is being proposed by the Company in respect of the Scheme Claims of the Scheme Creditors. The Scheme Creditors consist of:
(a)	the direct creditors in respect of the Scheme Claims - the Common Depositaries as holders of the Global Notes and the Trustees solely as the beneficiaries of the covenants to repay principal and pay interest on the Notes pursuant to the Trust Deeds; and
(b)	the contingent creditors in respect of the Scheme Claims - the Noteholders as the beneficial owners of and/or the persons with the ultimate economic interest in the Notes.
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1.8	The Noteholders, as the beneficial owners of and/or the persons with the ultimate economic interest in the Notes, are the persons with the “real” interest in the Scheme Claims and accordingly they will be entitled to vote in respect of the Scheme. To avoid double counting in respect of the Scheme Claims, BNY Mellon Corporate Trustee Services Limited, in its capacity as 2016 Note Trustee and GLAS Trust Corporation Limited, in its capacity as 2017 Note Trustee and 2018 Note Trustee, have both confirmed to the Company that they will not exercise any voting rights in respect of the Notes at the Scheme Meeting. The Bank of New York Mellon, London Branch, in its capacity as a Common Depositary for Euroclear and Clearstream, Luxembourg, has confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date. This has been done to ensure an orderly voting procedure and is considered by the legal advisers to the Company to represent current market practice in this type of situation. For this reason, in certain instances in this Explanatory Statement the Noteholders are referred to rather than Scheme Creditors as the Noteholders will be the Scheme Creditors that vote at the Scheme Meeting.

Scheme Meeting – process and voting

General

1.9	The Company considers that the rights of all the Scheme Creditors are sufficiently similar so as to make it possible for them to consult together with a view to a common interest, irrespective of the fact that some Scheme Creditors may hold different series of Notes, because:
(a)	the terms in respect of the enforcement of the 2016 Notes, the 2017 Notes and the 2018 Notes are identical and the rights of Noteholders to require the relevant Trustee to take enforcement action are materially the same, in that:
(i)	as there is no scheme moratorium which is effective following 27 May 2016, the 2016 Notes (including the First Moratorium Scheme Capitalised Interest in respect of those Notes) and the First Moratorium Scheme Capitalised Interest in respect of the 2017 Notes and the 2018 Notes are immediately due and payable (and an instalment of the 2017 Notes became immediately due and payable on 28 May 2016) and the relevant Trustee became entitled to take enforcement action in respect of the 2016 Notes, the First Moratorium Scheme Capitalised Interest in respect of the 2017 Notes and the 2018 Notes and the outstanding instalment of the 2017 Notes at its discretion or if instructed by the holders of at least one-fifth in principal amount of the respective Notes outstanding or so directed by an Extraordinary Resolution of the relevant Noteholders;
(ii)	on and from 28 May 2016, as a result of a non-payment of the 2016 Notes, non-payment of the First Moratorium Scheme Capitalised Interest in respect of the 2017 Notes and the 2018 Notes, non-payment of the outstanding instalment of the 2017 Notes and other outstanding events of default under the terms and conditions of the Notes, payment defaults and cross-defaults occurred under the terms of the Notes. Accordingly, as there has been no scheme moratorium which is effective on and from 28 May 2016, the remaining outstanding instalments of the 2017 Notes and the 2018 Notes became capable of acceleration by the relevant Trustee at its discretion or by the relevant Trustee if instructed by the holders of at least one-fifth in principal amount of the respective Notes outstanding or if directed by an Extraordinary Resolution of the relevant Noteholders. Upon acceleration, the remaining outstanding instalments of the 2017 Notes and the 2018 Notes will be immediately due and payable and the relevant Trustee will become entitled to take enforcement action in respect of the remaining outstanding instalments of the 2017 Notes and the 2018 Notes at its discretion or if instructed by the holders of at least one-fifth in principal amount of the respective Notes outstanding or so directed by an Extraordinary Resolution of the relevant Noteholders;
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(b)	as unsecured creditors of the Company guaranteed on a joint and several basis by the same operating subsidiaries of the Company in respect of each series of Notes (and now also benefiting from the Ilyich Notes Suretyships) and ranking pari passu between themselves, holders of the 2016 Notes, the 2017 Notes and the 2018 Notes each have materially the same rights against the Company in the event of the insolvent liquidation of the Company. Also, in relation to payment of interest, in an insolvent liquidation of the Company under Dutch law, holders of the 2016 Notes, the 2017 Notes and the 2018 Notes would be entitled to prove in respect of interest accrued on the Notes up to the date of bankruptcy. Payment to Noteholders of interest in proportion to the interest accrued on their Notes (whether or not that interest is then due under the relevant terms and conditions of the Notes) reflects the rights of proof which Noteholders would have in respect of interest under their respective Notes in a liquidation scenario; and
(c)	if the Scheme becomes effective, the suspension of rights of Noteholders until the occurrence of the Termination Date provided for under the Scheme will have a substantively similar effect on the 2016 Notes, the 2017 Notes and the 2018 Notes and in relation to payments of interest to Noteholders during the Moratorium Period, all Noteholders regardless of the series of Notes which they hold will have the same proportionate entitlement to payment of interest, which is proportionate to the amount of interest accrued but unpaid under their respective Notes.
1.10	At the First Moratorium Scheme convening hearing on 13 January 2016, Mrs Justice Proudman held that the Scheme Creditors should vote on the First Moratorium Scheme as a single class, since their rights were not so dissimilar as to make it impossible for them to consult together: see Re Metinvest BV [2016] EWHC 79 (Ch) at 19 – 22. In that context, Mrs Justice Proudman reviewed the evidence in respect of the Company’s financial position and held that the insolvency of the Company was the appropriate comparator for the purposes of the class analysis: ibid., at 23.
1.11	At the First Moratorium Scheme sanction hearing on 29 January 2016, Mrs Justice Asplin saw no reason to disagree with these conclusions: see Re Metinvest BV [2016] EWHC 372 (Ch) at 4 – 5.
1.12	The Company believes that, in the period since Mrs Justice Proudman and Mrs Justice Asplin considered these issues in the context of the First Moratorium Scheme, there have been no material changes in the relevant circumstances (including the financial position of the Company in the absence of the Scheme and the rights of the Scheme Creditors).
1.13	The Company also considers that, since the terms of the Scheme are substantially the same as the terms of the First Moratorium Scheme, the conclusions on the class analysis reached by Mrs Justice Proudman and Mrs Justice Asplin in respect of the First Moratorium Scheme are equally applicable to the Scheme.
1.14	Accordingly, the Company has concluded that it is appropriate for the Scheme Creditors (i.e. all Noteholders) to vote together as one class at the Scheme Meeting.
1.15	The Scheme Meeting for the purpose of considering and, if thought fit, approving the Scheme has been ordered to be convened by the Court.
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1.16	A notice of the Scheme Meeting to be held on 28 June 2016 is set out in Appendix 4 (Notice of Scheme Meeting). For the avoidance of doubt and as the Scheme is subject to an order of the Court, the procedure for the Scheme Meeting is as set out in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) and not the procedures for convening noteholder meetings as set out in any of the Trust Deeds.

Voting

1.17	Noteholders should refer to the detailed instructions in relation to voting at the Scheme Meeting in the section entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 20 to 22 above and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes). Each Noteholder must ensure that its Account Holder has completed and submitted to the Information Agent a valid Account Holder Letter (and, where applicable, a Sub-Proxy) so that it is received by the Information Agent before the Voting Instruction Deadline (being 5 p.m. (London time) on 27 June 2016) in order to vote at the Scheme Meeting. Noteholders may vote at the Scheme Meeting either in person or by proxy.
1.18	If a valid Account Holder Letter (and, where applicable, a Sub-Proxy) has not been submitted on behalf of a Noteholder for the purposes of voting to the Information Agent before the Voting Instruction Deadline, that Noteholder will not be entitled to vote at the Scheme Meeting.

When will the Scheme be effective?

Scheme Sanction Hearing

1.19	Under Part 26 of the Companies Act 2006, a scheme of arrangement becomes effective in accordance with its terms and is binding on the company and creditors subject to it when the order of the Court sanctioning the scheme of arrangement is delivered to the Registrar of Companies. The Company expects that the Scheme Sanction Hearing will take place on or about 30 June 2016. Once the date of the Scheme Sanction Hearing is confirmed by the Court, the Company will give notice to the Scheme Creditors through the Clearing Systems and on the Scheme Website at http://www.lucid-is.com/metinvest.
1.20	At the Scheme Sanction Hearing the Company may consent on behalf of all Scheme Creditors to any modification of the Scheme or any term or condition which the Court may think fit to approve or impose and which would not directly or indirectly have a material adverse effect on the interests of any Scheme Creditor under the Scheme.

The Scheme Effectiveness Condition

1.21	The Scheme Effective Date will occur when the order of the Court sanctioning the Scheme is delivered to the Registrar of Companies. An office copy of the order of the Court sanctioning the Scheme will not be delivered to the Registrar of Companies until the Scheme Effectiveness Condition set out below has been satisfied (in the opinion of the Company, acting reasonably). There is one condition precedent to the occurrence of the Scheme Effective Date which is that the Company must provide a certificate addressed to each of the Trustees confirming that the Company has not made any payments of principal or interest owing under the Shareholder Loans during the period commencing on 28 May 2016 to and including the date on which the Scheme is sanctioned by the Court (the Scheme Effectiveness Condition).
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Occurrence of the Scheme Effective Date

1.22	Pursuant to the Scheme, following:
(a)	approval by a majority in number representing at least 75 per cent. in value of the Scheme Claims of the Scheme Creditors present and voting either in person or by proxy at the Scheme Meeting;
(b)	the granting by the Court of an order sanctioning the Scheme; and
(c)	the delivery of the order sanctioning the Scheme to the Registrar of Companies,

and provided that the Scheme Effectiveness Condition has been satisfied (in the opinion of the Company, acting reasonably), the Scheme Effective Date will occur.

The Scheme Settlement Date and the Longstop Date

1.23	The Company shall as soon as practicable following the occurrence of the Scheme Effective Date pay the Initial Scheme Consideration to the Scheme Creditors. The date on which this payment occurs is the Scheme Settlement Date.
1.24	The Longstop Date is the date falling 10 days after the Scheme Effective Date. The Longstop Date is discussed further in paragraph 3 below.
2.	What will the Scheme do?
2.1	The Scheme is a compromise and arrangement between the Company and the Scheme Creditors.

Moratorium in respect of Scheme Claims

2.2	During the Moratorium Period, subject to the terms of the Scheme, each Scheme Creditor agrees not to, and in the case of a Scheme Creditor other than a Trustee agrees not to instruct any Trustee to (or agrees not to vote in favour of a resolution of Noteholders to instruct the Trustee to):
(a)	institute or continue any step, action or Proceedings (including, without limitation, any step, action or Proceedings referred to in conditions 8(d), 8(e) or 8(g) of the 2016 Notes, conditions 10(d), 10(e) or 10(g) of the 2017 Notes and conditions 10(d), 10(e) or 10(g) of the 2018 Notes or any proceedings under the laws of any relevant jurisdiction which have an analogous effect) against the Company, the Guarantors, Ilyich I&SW or any of their Subsidiaries to enforce the terms of any Trust Deed, any Surety Agreement, any Ilyich Notes Suretyship, any Guarantees or any of the Notes; or
(b)	give written notice to the Company that any of the Notes are immediately due and payable or demand payment of any principal amounts under the Notes or any amount of interest which is not payable in accordance with the Scheme; or
(c)	make a demand under the terms of any Guarantee, any Surety Agreement or under any Ilyich Notes Suretyship.
2.3	Each Scheme Creditor agrees that:
(a)	any action (including any notice, request or direction made or given) taken in breach of paragraph 2.2 shall be void and of no effect;
(b)	damages for breach of paragraph 2.2 would be an inadequate remedy and consents to the Company seeking specific performance and/or injunctive relief to restrain any such breach; and
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(c)	it waives any requirement on the Company to provide a cross-undertaking in damages in respect of any injunctive relief which the Company seeks to restrain a breach of paragraph 2.2.
2.4	Each Scheme Creditor also agrees that the First Moratorium Scheme Capitalised Interest shall not be due and payable until the Termination Date or, if a Restructuring is implemented and becomes effective, shall be included in the principal amount of the new notes to be issued thereunder and shall be payable on the dates and in the manner set out in the definitive documentation in relation to such Restructuring.
2.5	The Moratorium Period will terminate on a termination date (the Termination Date) which shall occur on the earlier of:
(a)	30 September 2016, subject to extension to 30 November 2016 at the latest, or early termination in accordance with the terms set out in the Scheme and described at paragraphs 2.6 to 2.8 below, in which case the references to 30 September 2016 above will be to the relevant date as determined in accordance with the Scheme and referred to in paragraphs 2.6 to 2.8 below;
(b)	the date of the occurrence of an Undeclared Default;
(c)	the date of the occurrence of a breach of a Scheme Undertaking which is not remedied within the period, if any, specified in paragraph 2.16 or 2.17 below;
(d)	the date which is 10 days after the date on which any principal amount of the PXF Facilities is paid to the PXF Lenders (except as result of it becoming unlawful for any amount to remain outstanding to a PXF Lender) during the period commencing on the Scheme Effective Date to and including 30 November 2016 if, on or prior to the first mentioned date, the Company has not deposited in a Principal Trust Account an amount equal to such principal amount to be held on trust for the Noteholders in accordance with paragraph 2.9; and
(e)	the date on which the Company announces a restructuring proposal for the Notes that is not consistent with the Non-Binding Restructuring Heads of Terms (subject to any changes approved in writing by Noteholders holding at least 50.01% of the aggregate principal amount of the Notes, upon request of the Company).
2.6	Subject to paragraph 2.7 below, for the purposes of paragraph 2.5(a) above the Termination Date specified therein will be extended from 30 September 2016 to:
(a)	31 October 2016 if:
(i)	a Restructuring Scheme Convening Hearing has occurred on or before 30 September 2016; or
(ii)	the advisers to the Noteholder Committee and the PXF Co-ordinating Committee, acting reasonably and in good faith, have not jointly provided the Company with the drafts of the Principal Transaction Documents by 31 August 2016; and/or
(b)	30 November 2016, if an Extension Notice has been delivered to the Company in accordance with paragraph 2.8 below.
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2.7	Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes may give an Early Termination Notice to the Company between 15 July 2016 and 31 July 2016 inclusive notifying the Company that the compromise and arrangement under the Scheme shall be terminated early, in which case the Termination Date specified in paragraph 2.5(a) shall occur on the later of:
(a)	31 July 2016; and
(b)	the date falling 10 Business Days after receipt by the Company of the Early Termination Notice,

provided that the Early Termination Notice will have no effect if:
(i)	a Restructuring Scheme Convening Hearing has occurred prior to 31 July 2016 (in which case, subject to paragraph 2.8 below, the Termination Date specified in paragraph 2.5(a) shall occur on 31 August 2016); and/or
(ii)	the advisers to the Noteholder Committee and the PXF Co-ordinating Committee, acting reasonably and in good faith, have not jointly provided the Company with the drafts of the First Principal Transaction Documents by 30 June 2016, the Second Principal Transaction Documents by 15 July 2016 and the Third Principal Transaction Documents by 31 July 2016.
2.8	Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes may give an Extension Notice to the Company notifying the Company that the compromise and arrangement under the Scheme shall be extended, in which case the Termination Date specified in paragraph 2.5(a) above shall be extended to 30 November 2016. An Extension Notice may be delivered at any time at which the compromise and arrangement provided for under the Scheme is in effect including, for the avoidance of doubt, where a Restructuring Scheme Convening Hearing has occurred:
(a)	prior to 31 July 2016 but the implementation of the Restructuring has not occurred, or is not likely to occur, on or prior to 31 August 2016; and
(b)	between 31 July 2016 and 30 September 2016, but the implementation of the Restructuring has not occurred, or is not likely to occur, on or prior to 31 October 2016.
2.9	Payment to the Principal Trust Account of any amount required by paragraph 2.5(d) will discharge the relevant payment obligations of the Company under that paragraph. The aggregate amount credited to the Principal Trust Account (together with interest accrued thereon but net of any fees and charges) will be distributed to the Noteholders rateably in accordance with the principal amount of the holdings of their Notes as at the Termination Date as soon as practicable following the Termination Date.
2.10	An Undeclared Default is the occurrence of any Event of Default other than the following Declared Defaults set out below:
(a)	any Event of Default arising under any of the Notes as a result of:
(i)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any Indebtedness in respect of:
(A)	any amount falling due under the PXF Facilities in the period from 1 January 2015 until 30 November 2016, inclusive (a PXF Payment Default);
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(B)	any amount falling due under any Intra-group Facilities during the period from 1 January 2015 until 30 November 2016, inclusive (an Intra-group Default);
(C)	any amount falling due under any of the Notes in the period from 31 January 2016 to 30 November 2016, inclusive (a Notes Payment Default);
(D)	any amount falling due under the Seller Notes in the period from 31 January 2016 to 30 November 2016, inclusive (a Seller Notes Payment Default);
(E)	any amount falling due under the Shareholder Loans in the period from 1 January 2015 to 30 November 2016, inclusive (a Shareholder Loans Payment Default); or
(ii)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any amounts payable under any guarantee for or indemnity in respect of Indebtedness referred to in sub-paragraph (i) above, in each case (A) including, for the avoidance of doubt, any such failure by Ilyich I&SW in respect of the Ilyich Suretyships; and (B) excluding any Event of Default occurring under Condition 8(c)(i) of the 2016 Notes, Condition 10(c)(i) of the 2017 Notes and Condition 10(c)(i) of the 2018 Notes if, by reason of any PXF Payment Default, any Intra-group Default, any Notes Payment Default, Seller Notes Payment Default or any Shareholder Loans Payment Default, any lenders under the PXF Facilities or holders of the Seller Notes (or any agent or trustee on their behalf), any lenders under the Intra-group Facilities or the Shareholder Loans exercise their right under the PXF Facilities, the Intra-group Facilities, the Seller Notes or the Shareholder Loans (as applicable) to declare the loans made by them under the relevant Indebtedness to be due and payable prior to their stated maturity date;
(b)	any Event of Default arising under Condition 8(g)(i)(D) of the 2016 Notes, Condition 10(g)(i)(D) of the 2017 Notes or Condition 10(g)(i)(D) of the 2018 Notes as a result of any meeting of bondholders, lenders and other creditors of the Company, the Guarantors or any Material Subsidiary being convened for the purpose of considering an amicable settlement of their claims;
(c)	any Event of Default arising under Condition 8(g)(ii)(A) of the 2016 Notes, Condition 10(g)(ii)(A) of the 2017 Notes or Condition 10(g)(ii)(A) of the 2018 Notes as a result of the Company, Guarantors or any Material Subsidiary failing or being unable to pay its debts generally as they become due following the occurrence of any of the events set out in paragraph (a);
(d)	any Event of Default arising under Condition 8(h) of the 2016 Notes, Condition 10(h) of the 2017 Notes or Condition 10(h) of the 2018 Notes in respect of Yenakiieve Iron and Steel Works ceasing or threatening to cease to carry on all or substantially all of its business or operations;
(e)	any Event of Default arising under Condition 8(b) of the 2016 Notes, Condition 10(b) of the 2017 Notes or Condition 10(b) of the 2018 Notes arising as a result of a breach by the Company or any of its Subsidiaries of Condition 3.2 of the 2016 Notes, Condition 4(c) of the 2017 Notes or Condition 4(b) of the 2018 Notes in connection with the Incurrence of any Indebtedness by the Company or any of its Subsidiaries (directly or indirectly) under:
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(i)	receivables financings, factoring financings, forfaiting transactions, discounting transactions or any other trade finance facilities (other than those referred to in paragraph (ii) below) provided that the aggregate total amount of such Indebtedness of the Company or any of its Subsidiaries outstanding at any one time does not exceed U.S.$600,000,000; and
(ii)	documentary facilities including, without limitation, letters of credit, documentary credits and advance payment bonds, in each case, incurred in the ordinary course of business;
(f)	any Event of Default arising under either Condition 8(c) and 8(f) of the 2016 Notes, Condition 10(c) and 10(f) of the 2017 Notes or Condition 10(c) and 10(f) of the 2018 Notes or, in relation to paragraph (ii) below only, any Event of Default arising under Condition 8(d) and 8(e) of the 2016 Notes, Condition 10(d) and 10(e) of the 2017 Notes or Condition 10(d) and 10(e) of the 2018 Notes, as a result of:
(i)	a judgment in the amount of UAH 1,032,899,117.30 (equivalent to U.S.$41,043,433.01 as at 31 May 2016) in favour of KRIOW against Ilyich I&SW for recovery of debt for supplied raw materials or any other court judgment connected with the relevant proceedings or such debt and a failure to pay such debt; or
(ii)	a judgment in the amount of UAH 276,021,884.71 (equivalent to U.S.$10,968,046.68 as at 31 May 2016) in favour of KRIOW against Yenakiieve Iron and Steel Works for recovery of debt under an agency agreement or any other court judgment or enforcement proceedings connected with the relevant proceedings or such debt and a failure to pay such debt, provided that the relevant judgments referred to in paragraphs (i) and (ii) above do not exceed, in the aggregate, an amount equivalent to U.S.$75,000,000 converted in accordance with the terms and conditions of the Notes;

(g)	any Event of Default arising under Condition 8(b) of the 2016 Notes, Condition 10(b) of the 2017 Notes or Condition 10(b) of the 2018 Notes as a result of a breach of Clause 6.13 of the 2016 Notes Trust Deed, Clause 8.13 of the 2017 Notes Trust Deed or Clause 8.13 of the 2018 Notes Trust Deed; or
(h)	any Event of Default arising under any of the Notes as a result of a breach of the moratorium on enforcement action contained in the Scheme and as described at paragraph 2.2 above.

Consideration in relation to the Scheme

2.11	In consideration of the agreement by the Scheme Creditors to the compromise and arrangement contained in the Scheme, the Company:
(a)	shall as soon as practicable following the occurrence of the Scheme Effective Date pay the Initial Scheme Consideration and each Noteholder as at the Record Date shall be entitled to receive its share of the Initial Scheme Consideration, in each case in accordance with and subject to the terms of the Scheme;
(b)	on and subject to the terms of the Scheme, pay the Additional Scheme Consideration and each Noteholder will be entitled to receive its share of the Additional Scheme Consideration, in each case in accordance with and subject to the terms of the Scheme and discussed further at paragraphs 2.14 and 2.15 below;
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(c)	agrees that any amount of accrued but unpaid interest (which accrues from day to day) to and including the Termination Date to the extent unpaid shall be capitalised and added to the principal amount of the relevant Notes on the relevant Determination Date and, accordingly, shall bear interest in accordance with the terms and conditions of such Notes, and, further, that the aggregate amount of such capitalised interest (together with interest accrued thereon) and together with the First Moratorium Scheme Capitalised Interest (without double counting) shall be due and payable on the Termination Date or, if a Restructuring is implemented and becomes effective, shall be included in the principal amount of the new notes to be issued thereunder and shall be payable on the dates and in the manner set out in the definitive documentation in relation to such Restructuring; and
(d)	agrees, during the Moratorium Period (and, in relation to the payment of interest pursuant to paragraphs 2.16(a) and 2.16(b) below in respect of a Determination Date occurring on the Termination Date to the extent such Termination Date is a Termination Date contemplated by paragraph 2.5(a) above, until and including the relevant Settlement Date for such payment), to comply with the Scheme Undertakings set out in paragraph 2.16 and 2.17 below.
2.12	On the Scheme Settlement Date and subject to the terms of this Scheme, the Company shall pay the Initial Scheme Consideration.
2.13	The Initial Scheme Consideration to which each Noteholder is entitled, subject to the terms of the Scheme, consists of a fee in an amount equal to U.S.$0.50 per U.S.$1,000 principal amount of the Notes held by such Noteholder on the Record Date, such payment to be made as soon as practicable after the date the Scheme Effective Date and in any event on or before the date falling 10 days after that date.
2.14	The Additional Scheme Consideration to which each Noteholder is entitled, subject to the terms of the Scheme, consists of an amount of:
(a)	provided that the Early Termination Notice has not been delivered and become effective in accordance with paragraph 2.7 above, if the Termination Date has not occurred on or before 31 July 2016, the August Moratorium Fee being a fee in an amount equal to U.S.$0.75 per U.S.$1,000 principal amount of the Notes held by such Noteholder on 29 July 2016, such payment to be made as soon as practicable following 8 August 2016;
(b)	if the Termination Date has not occurred on or before 31 August 2016, the September Moratorium Fee being a fee in an amount equal to U.S.$0.75 per U.S.$1,000 principal amount of the Notes held by the relevant Noteholder on 31 August 2016, such payment to be made as soon as practicable following 8 September 2016;
(c)	if the Termination Date has not occurred on or before 30 September 2016, the October Moratorium Fee being a fee in an amount equal to U.S.$1.25 per U.S.$1,000 principal amount of the Notes held by the relevant Noteholder on 30 September 2016, such payment to be made as soon as practicable following 7 October 2016; and
(d)	if the Termination Date has not occurred on or before 31 October 2016, the November Moratorium Fee being a fee in an amount equal to U.S.$1.25 per U.S.$1,000 principal amount of the Notes held by the relevant Noteholder on 31 October 2016, such payment to be made as soon as practicable following 7 November 2016.
2.15	The Additional Scheme Consideration referred to in paragraph 2.14 above shall only be payable if on the relevant payment date (i) the Restructuring has not been implemented; and (ii) a Termination Date has not occurred.
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Scheme Undertakings in respect of interest

2.16	During the Moratorium Period the Company has agreed to give the Scheme Undertakings set out in Schedule 1 to the Scheme. In relation to payment of interest which falls due pursuant to the terms and conditions of the Notes during the Moratorium Period, the Company considers that it is unlikely to have sufficient cash to pay all such amounts of interest. Non-payment of such amounts is therefore a Declared Default. However, the Company will undertake as follows during the Moratorium Period in respect of interest under the Notes:
(a)	Interest under the Notes accrues from day to day. The Company will pay to the Noteholders and the PXF Lenders (as applicable) an amount equal to 30% of accrued and unpaid interest (whether or not then due and payable under the relevant terms and conditions of the Notes or the terms of the PXF Facilities) under the Notes and the PXF Facilities from and including 27 May 2016 up to but excluding the first Determination Date, and subsequently from the most recent Determination Date to but excluding the next Determination Date (such amounts being Cash Pay Interest Amounts). Determination Date shall mean each of the following:
(i)	30 June 2016;
(ii)	31 July 2016 or, if an Early Termination Notice has been delivered and is effective, the Termination Date which has occurred as a result of such Early Termination Notice;
(iii)	31 August 2016;
(iv)	30 September 2016;
(v)	31 October 2016; and
(vi)	30 November 2016,

provided that neither (i) a Termination Date; or (ii) the implementation of the Restructuring has occurred prior to the relevant Determination Date;

(b)	In addition to the Cash Pay Interest Amounts referred to in paragraph (a) above and subject to paragraph (d) below, the remaining amount of interest accrued and unpaid under the Notes and the PXF Facilities (whether or not then due and payable) (the PIYC Interest) will be payable on a “pay if you can” basis as follows. The Company will pay an amount equal to the difference (if positive) between (x) the average of unrestricted cash balances (as determined in good faith by the Company) as of the close of business on Friday of each of the four weeks immediately preceding the relevant Determination Date and (y) U.S.$180,000,000, in respect of PIYC Interest up to but excluding the relevant Determination Date. Such amount shall be allocated and paid pro rata to the amounts of interest (other than Cash Pay Interest Amounts) accrued and unpaid (whether or not then due and payable) under the Notes and the PXF Facilities (subject to rounding).
(c)	The Company will not make any payment in respect of interest owing under any of the PXF Facilities in amounts additional to those contemplated under paragraphs (a) and (b) above, unless any such additional payment is made in respect of the Notes and the PXF Facilities pro rata to the amounts of interest then accrued and unpaid under the Notes and the PXF Facilities and on the Settlement Dates.
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(d)	The interest payable pursuant to paragraphs (a) and (b) above shall be due and payable on date falling 5 Business Days following the Friday immediately prior to the occurrence of each Determination Date (the Settlement Date), provided that:
(A)	no Termination Date under paragraph (c) of the definition of Termination Date shall occur by reason of any breach by the Company of its obligations under paragraphs (a) and (b) above if the Company remedies such breach of its obligations within 10 calendar days of the relevant Settlement Date; and
(B)	if the relevant paying agents under the Notes (the Paying Agents) refuse or are unable to process all or part of the payments of due and/or accrued interest under the Notes referred to in paragraphs (a) and (b) above (such unpaid amount being the Relevant Interest Amount) as contemplated above, the Company will deposit in an English law governed trust account (the Interest Trust Account) an amount equal to the Relevant Interest Amount to be held on trust for the Noteholders within 10 calendar days of the relevant Settlement Date. Payment of the Relevant Interest Amount to the Interest Trust Account will discharge the payment obligations of the Company under paragraphs (a) and (b) above in respect of the Relevant Interest Amount. The aggregate amount credited to the Interest Trust Account (net of any fees and charges) will be distributed to the applicable Noteholders in accordance with their entitlements under paragraphs (a) and (b) above as soon as practicable following the earlier of (i) the date the Paying Agents confirm to the Company that they will process the applicable Relevant Interest Amount and (ii) the Termination Date; and
(C)	during the Moratorium Period, interest payments under the Notes shall be due solely on the relevant Settlement Dates and no interest shall be payable under the Notes on any other dates specified in the relevant terms and conditions of the Notes; and
(e)	For the purposes of calculating the interest payable pursuant to paragraphs (a) and (b) above, the relevant record date in respect of a Determination Date shall be determined in accordance with the terms and conditions of the Notes.

Other Scheme Undertakings

2.17	During the Moratorium Period the Company will comply with the following undertakings (in addition to its undertakings in respect of interest):
(a)	The Company will procure that members of the Group will not make any payments in respect of capital expenditure in any calendar month in an aggregate amount greater than U.S.$70,000,000 (the Monthly Capex Amount) (provided that any part of any unspent Monthly Capex Amount may be carried forward and added to any future Monthly Capex Amount until utilised and provided further that the aggregate amount of capital expenditure for 2016 shall not exceed the amount that would be permitted under the Non-Binding Restructuring Heads of Terms).
(b)	The Company will provide a monthly report, in a form agreed with the legal and financial advisers to the Noteholder Committee (a Monthly Report), within 60 days of the last day of the calendar month (the Delivery Date) to which the Monthly Report relates, commencing with the report for May 2016. A Monthly Report, in the form so agreed, shall also be delivered in respect of the month of April 2016 and shall be published on the Company’s website on or prior to the date falling 5 calendar days after the Scheme Effective Date. The Company shall not be in breach of this undertaking if it has provided the relevant Monthly Report within 5 calendar days following the applicable Delivery Date.
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(c)	The Company will not make, and will not permit any Subsidiary to make, any Restricted Payment or any payment of principal owing in respect of any Shareholder Loans.
(d)	The Company will not make any payment in respect of interest owing under the Shareholder Loans.
(e)	The Company will:
(i)	on or before the Scheme Effective Date, procure that the lenders under the Shareholder Loans enter into an arrangement the effect of which will extend the turnover subordination under the Notes Subordination Arrangements, such arrangement only to become effective on the date that, and on substantially similar terms to, any arrangement the effect of which extends the turnover subordination under the PXF Subordination Arrangements (the New PXF Subordination Arrangements) until the Termination Date (or until such other date specified in any such arrangement) becomes effective; and
(ii)	not and will procure that no member of the Group will, during the Moratorium Period, enter into any suretyship, grant any security or provide other credit support or credit enhancement in favour of the PXF Lenders (in their capacities as lenders under the PXF Facilities) (excluding any replacement of any existing suretyship, security, other credit support or credit enhancement and any new suretyship, security, other credit support or credit enhancement, which will be provided solely for the benefit of the PXF Lenders pursuant to the implementation of the Restructuring) unless it (or the relevant member of the Group) enters into, grants or provides the same suretyship, security or other credit support or credit enhancement (as applicable), in each case in favour of the 2016 Note Trustee, the 2017 Note Trustee and the 2018 Note Trustee such that the Noteholders and the PXF Lenders share the benefit of the subordination of the Shareholder Loans or suretyship, security or other credit support or credit enhancement, as the case may be, pro rata in respect of the aggregate principal amount outstanding under the Notes and the PXF Facilities, calculated as at 27 May 2016.

Ancillary Powers

2.18	On the Scheme Effective Date the Scheme Creditors will:
(a)	direct each of the Trustees to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of the Scheme;
(b)	authorise the Company to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of the Scheme; and
(c)	request and to the extent they are entitled to do so instruct the Company to perform each of its obligations arising under the Scheme.
2.19	If the Company reasonably considers it necessary or desirable to execute any document or documents to give effect to the terms of the Scheme on behalf of any of the Scheme Creditors on any day from (and including) the Scheme Effective Date to (and including) the expiry of the Moratorium Period, the Company may execute such document or documents on behalf of the relevant Scheme Creditor pursuant to the authority granted under the Scheme.
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2.20	The Scheme Creditors will irrevocably authorise the Company to enter into, execute and deliver as a deed (or otherwise) each of the following on behalf of that Scheme Creditor (and any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Date):
(a)	any document in connection with the matters described in paragraph 2.2;
(b)	the Deed of Waiver and Release; and
(c)	any and all other documents that the Company reasonably considers necessary or desirable to give effect to the terms of the Scheme,

for the purposes of giving effect to the terms of the Scheme.

3.	Longstop Date and Termination Date
3.1	On or prior to the Longstop Date the Company is obliged to pay the Initial Scheme Consideration in accordance with the terms of the Scheme.
3.2	If the Scheme Settlement Date does not occur on or before the date falling 10 days after the Scheme Effective Date (referred to in the Scheme as the Longstop Date), the terms of and the obligation on the parties under or pursuant to the Scheme shall lapse and the compromise and arrangement provided by the Scheme shall be of no effect.
3.3	If a Termination Date has not occurred on or prior to the payment date for any Additional Scheme Consideration and the relevant Additional Scheme Consideration is not paid on or before the date falling 10 calendar days following the date on which it is due, the terms of and the obligations on the parties under or pursuant to this Scheme shall lapse and the compromise and arrangement set out in this Scheme shall be of no further effect.
4.	Modifications
4.1	The Company may, at any hearing of the Court to sanction the Scheme, consent on behalf of all Scheme Creditors to any modification of the Scheme or any terms or conditions which the Court may think fit to approve or impose and which would not directly or indirectly have a material adverse effect on the interests of any Scheme Creditor under the Scheme.
5.	Deed of Waiver and Release
5.1	The Deed of Waiver and Release is a deed pursuant to which the Scheme Creditors:
(a)	waive, release and discharge fully and absolutely all Liabilities of the Released Parties to the Scheme Creditors in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme; and
(b)	waive each and every claim which the Scheme Creditors (or any person to whom a Scheme Creditor may have transferred its Scheme Claim after the Record Date) may have in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme against the Released Parties.
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5.2	Each release, waiver and discharge effected by the terms of paragraph 5.1 above shall not extend to:
(a)	any Liability of any Adviser Released Party arising under or relating to a duty of care to such Adviser Released Party’s client or arising under a duty of care to another person which has been expressly accepted or acknowledged in writing by that Adviser Released Party; and
(b)	any Liability arising out of or resulting from gross negligence, wilful default or fraud (or any claim relating to such Liability).
5.3	The form of the Deed of Waiver and Release is scheduled to the Scheme at Schedule 2.
6.	Governing Law and Jurisdiction
6.1	The operative terms of the Scheme and any non-contractual obligations arising out of or in connection with the Scheme shall be governed by and construed in accordance with the laws of England and Wales. Pursuant to the Scheme, the Scheme Creditors agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and to settle any dispute which arises out of or in connection with the terms of the Scheme or its implementation or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme and for such purposes the Scheme Creditors irrevocably submit to the jurisdiction of the Court, provided, however, that nothing in the relevant paragraph of the Scheme shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors, whether contained in contract or otherwise.
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PART C

Information on the Company and Additional Information Relating to the Scheme

In order to assist Noteholders in considering the Scheme this section sets out information about the Company, the Group and its business.

For further information relating to the Group, please see the 2017 Offering Memorandum (which can be found here: http:// www.metinvestholding.com/en/investors/bonds/ebonds2017), the Group’s Annual Report for 2014 including the financial statements as of and for the year ended 31 December 2014 (http://www.metinvestholding.com/en/investors/reports), the Group’s Operational Update for the Fourth Quarter of 2015 and the Twelve Months ended 31 December 2015 dated 8 February 2016 (http://www.metinvestholding.com/upload/metinvest/ content/104/Operational%204Q%20and%2012M%202015%20results_eng_final.pdf), the Group’s Financial results for 2015 dated 25 May 2016 (http://www.metinvestholding.com/upload/metinvest/content/64/Financial%20release_IFRS%20FY2015%20results_eng.pdf) including the financial statements as of and for the year ended 31 December 2015 (http://www.metinvestholding.com/upload/metinvest/content/64/Metinvest%20IFRS%20Abbreviated%20FS%202015.pdf), and, which are each incorporated by reference in this Explanatory Statement except as otherwise updated in this Explanatory Statement or the other documents incorporated herein.

1.	Business Description and Financial Information

Overview

1.1	The Group is the largest vertically integrated mining and steel business in Ukraine, operating assets in each stage of the production chain from iron ore mining and processing, coking coal mining and coke production, through to semi-finished and finished steel production, pipe rolling and coil production and production of other value-added products. In the year ended 31 December 2015, the Group produced 32.2 million tonnes of iron ore concentrate, 7.7 million tonnes of crude steel, 3.3 million tonnes of coal concentrate and 4.1 million tonnes of coke, compared to 34.9 million tonnes of iron ore concentrate, 9.2 million tonnes of crude steel, 4.1 million tonnes of coal concentrate and 4.8 million tonnes of coke produced in the year ended 31 December 2014.
1.2	For the year ended 31 December 2015, the Group had consolidated revenues of U.S.$6.8 billion and consolidated Adjusted EBITDA of U.S.$513 million, compared to consolidated revenues of U.S.$10.6 billion and consolidated Adjusted EBITDA of U.S.$2,702 million for the year ended 31 December 2014.
1.3	Based on 2015 production, the Group was one of the 10 largest iron ore producers in the world, based on management estimates and published operating results of the largest iron ore producing companies, and the largest producer of iron ore in Ukraine, according to Metal Expert. In addition, according to the World Steel Association, the Group was the 40th largest crude steel producer in the world in 2015. As at 31 December 2015, the Group ranked as the largest producer of crude steel in Ukraine, according to Metal Expert, and one of the largest crude steel producers in the CIS, based on management estimates and published operating results of the largest steel producing companies. The Group’s business is divided into two divisions (which are segments for accounting purposes): (i) metallurgical, and (ii) mining. In the year ended 31 December 2015 the mining division accounted for 15% of the Group’s consolidated Adjusted EBITDA (before corporate overheads and eliminations), while the metallurgical division accounted for 85% of its consolidated Adjusted EBITDA (before corporate overheads and eliminations), respectively. In the year ended 31 December 2015, the metallurgical division accounted for 79% of the Group’s external revenues, while the mining division accounted for 21% of its external revenues.
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Metallurgical Division

1.4	The Group’s metallurgical division is responsible for its steel and coke products. The metallurgical division’s principal products include: finished steel products, such as flat and long steel products and pipes; semi-finished steel products, such as pig iron, slabs and billets; and coke. In the year ended 31 December 2015, finished steel products comprised approximately 63% of the division’s total sales volumes.
1.5	The Group has thirteen industrial assets in the metallurgical division:
(a)	Ilyich I&SW, the fourth largest Ukrainian integrated steel producer as at 31 December 2015, according to Metal Expert;
(b)	Azovstal, the third largest Ukrainian steel producer, according to Metal Expert;
(c)	Yenakiieve I&SW, a fully integrated steel producer located in Ukraine;
(d)	Makiivka Steel, a producer of shapes and bars located in Ukraine;
(e)	Khartsyzk Pipe, a producer of large diameter pipes located in Ukraine;
(f)	Ferriera Valsider, a producer of plates and coils located in Italy;
(g)	Promet Steel, a producer of shapes and bars located in Bulgaria;
(h)	Metinvest Trametal and Spartan UK, producers of plates located in Italy and in the United Kingdom, respectively;
(i)	Avdiivka Coke, Donetsk Coke and Zaporizhia Coke, producers of coke and chemicals located in Ukraine; and
(j)	Inkor Chemicals, a producer of refined naphthalene and phenol and cresol products located in Ukraine.
1.6	The Group conducts its steel business primarily through the above industrial assets, but also through its subsidiaries Metinvest International, Metinvest Ukraine, Metinvest Eurasia, Metinvest Distribution and Metinvest-SMC, its steel trading and distribution businesses. The metallurgical division also comprises Metinvest-Resource, a scrap metal company.
1.7	The Group primarily produces slabs, plates, shapes, bars and rails at Azovstal; pig iron, slabs, plates, coils and pipes at Ilyich I&SW and billets, shapes and bars at Yenakiieve I&SW. The Group also produces plates and coils at Ferriera Valsider; plates at Metinvest Trametal and Spartan UK; and shapes and bars at Makiivka Steel and Promet Steel.
1.8	In addition, the Group holds a stake of 49.9% in Zaporizhstal, the second largest Ukrainian steel producer in 2015, according to Metal Expert. As the strategic financial and operating decisions relating to Zaporizhstal require the participation and approval of Zaporizhstal’s other shareholders, the Group’s investment in Zaporizhstal is classified as a joint venture.
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1.9	In the year ended 31 December 2015, this division’s external revenues and Adjusted EBITDA were U.S.$5.4 billion and U.S.$486 million, respectively, compared to U.S.$8.2 billion and U.S.$1,123 million, respectively, in the year ended 31 December 2014.
1.10	The year on year decrease in the Metallurgical division revenues was primarily attributable to reductions in sales of all steel products, in particular: flat products (U.S.$1,467 million), long products (U.S.$506 million), slabs (U.S.$209 million), square billets (U.S.$123 million), tubular products (U.S.$174 million) and pig iron (U.S.$111 million). In addition, external revenues from sales of coke and chemical products and other products and services decreased by U.S.$59 million and U.S.$110 million period on period respectively.
1.11	In the year ended 31 December 2015, the Group sold 2.9 million tonnes of semi-finished products (including Zaporizhstal re-sales), 6.7 million tonnes of flat products (including Zaporizhstal re-sales), 1.6 million tonnes of long products and 2.1 million tonnes of other products. In the year ended 31 December 2014, the Group sold 2.8 million tonnes of semi-finished products, 7.6 million tonnes of flat products, 2 million tonnes of long products and 2.4 million tonnes of other products.
1.12	In the year ended 31 December 2015, the percentage of Metallurgical division revenues related to sales in Ukraine amounted to 21%, while the share of international sales totalled 79%. Sales to Europe accounted for 39% of total division’s sales, with sales to the Middle East and North Africa, the CIS, Southeast Asia, North America and other regions accounting for 23%, 11%, 2%, 2% and 1%, respectively, in this period. In the year ended 31 December 2014, international sales accounted for 81% of the total division’s sales. Sales to Europe accounted for 34% of total division’s sales, with sales to the Middle East and North Africa, the CIS, Southeast Asia, North America and other regions accounting for 23%, 13%, 6%, 3% and 1% respectively, in that period.
1.13	In the year ended 31 December 2015 and the year ended 31 December 2014, the Group’s Ukrainian operations accounted for 33% and 34% of Ukraine’s total production of steel respectively, according to management estimates based on Metal Expert data.

Mining Division

1.14	The Group’s mining division encompasses its iron ore and coal mining businesses. The Group’s key products in this division are merchant iron ore concentrate and pellets, and coking coal concentrate. The Group has six industrial assets in the mining division, including three major iron ore enrichment works located in the Kryvyi Rih region of Ukraine:
(a)	Northern GOK and Ingulets GOK, the second and the third largest iron ore mining companies in Ukraine by production volume in 2015, according to Metal Expert;
(b)	Central GOK, the sixth largest iron ore mining company in Ukraine by production volume in 2015, according to Metal Expert;
(c)	Komsomolske Flux Plant, a producer of fluxing limestone located in the Donetsk region of Ukraine;
(d)	Krasnodon Coal, a producer of coking coal located in the Luhansk region of Ukraine; and
(e)	UCC, a producer of coking coal based in the United States.
1.15	The Group conducts its iron ore extraction and processing business primarily through Northern GOK, Ingulets GOK and Central GOK. In the year ended 31 December 2015, the Group produced 32.2 million tonnes of iron ore concentrate, of which 36% were used internally for the production of steel products and 64% were sold to third parties. In the year ended 31 December 2014, the Group produced 34.9 million tonnes of iron ore concentrate, of which 35% were used internally for the production of steel products and 65% were sold to third parties. The Group’s iron ore division also includes Komsomolske Flux Plant, a fluxing limestone producer that produced 1.4 million tonnes of fluxing limestone in the year ended 31 December 2015 and 4.1 million tonnes of fluxing limestone in the year ended 31 December 2014.
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1.16	In the year ended 31 December 2015, the Group produced 46% of all iron ore concentrate in Ukraine compared to 49% in the year ended 31 December 2014, according to Metal Expert.
1.17	The Group conducts its coal business, comprising primarily coking coal through Krasnodon Coal and UCC. The Group used around 50% of coking coal concentrate output for its own hot metal production.
1.18	In the year ended 31 December 2015, this division’s external revenues and Adjusted EBITDA were U.S.$1.4 billion and U.S.$88 million, respectively, compared to U.S.$2.4 billion and U.S.$1,754 million, respectively, in the year ended 31 December 2014.
1.19	The year on year decrease in the Mining division revenues was primarily attributable to a slump in iron ore prices that resulted in a decrease in external sales of iron ore products of U.S.$989 million. This was partly compensated by a year on year increase in sales of coking coal concentrate of U.S.$7 million and other products of U.S.$6 million respectively.
1.20	In the year ended 31 December 2015, the Group sold 20.1 million tonnes of iron ore products and 1.9 million tonnes of coking coal concentrate. In the year ended 31 December 2014, the Group sold 22.0 million tonnes of iron ore product and 1.8 million tonnes of coking coal concentrate.
1.21	In the year ended 31 December 2015, the percentage of total Mining division revenues related to sales in Ukraine totalled 33%, while the share of international sales totalled 67%. Sales to Southeast Asia accounted for 45% of total division’s sales, with sales to Europe, North America and the Middle East and North Africa accounted to 12%, 8% and 3% respectively, in this period. In the year ended 31 December 2014, international sales accounted for 62% of the total division’s sales. Sales to Southeast Asia accounted for 48% of total division’s sales, with sales to Europe, North America and the Middle East and North Africa accounted to 8%, 5% and 0% respectively, in this period.
1.22	In addition, the Group holds a stake of 45.9% in Southern GOK, the fourth largest iron ore mining company in Ukraine in 2015, according to Metal Expert. This investment is classified as a joint venture due to the fact that strategic financial and operating decisions require participation of and consent from both the Group and another major shareholder of Southern GOK.

Trading and Logistics

1.23	The Group’s trading and logistical assets serve both business divisions. The Group sells steel, iron ore, coke and coal products to non-CIS international markets in Europe, the Middle East and North Africa and Southeast Asia through Metinvest International; to the Ukrainian market through Metinvest Ukraine and Metinvest-SMC; and to CIS markets (primarily the Russian Federation and Belarus) through Metinvest Ukraine, Metinvest Eurasia and Metinvest Distribution. In addition, Metinvest-Shipping, a company based in Mariupol, provides transportation and forwarding services for the Group’s cargoes by railway and for their transshipment via sea ports, while Belgorodmetallosnab provides warehouse and transshipment services for the Group in the Russian Federation.

Ownership

1.24	The Company is owned 71.24% by SCM Cyprus, a holding company registered in Cyprus whose ultimate controlling shareholder is Mr Rinat Akhmetov, and 23.76% by SMART, a group of companies controlled directly or indirectly by Mr Vadym Novynskyi. The remaining 5% interest in the Company in the form of C shares has been acquired from the previous owners of Ilyich Group for the benefit of SCM and SMART. It is the intention of SCM and SMART to dispose of the said 5% interest in due course (after receipt of respective governmental approvals if such will be necessary), and in such manner that the ultimate interest of SCM in the Company shall be 75% minus 1 share, and the ultimate interest of SMART in the Company shall be 25% plus 1 share, thus SCM remaining as the controlling shareholder. SCM Cyprus is a member of the SCM Group, which is one of Europe’s leading industrial groups with controlling interests in over 100 companies, including the Group, as well as companies operating in the energy, finance, telecommunications, oil, clay mining, retail, real estate, media, agricultural, transportation and engineering sectors. SMART is a diversified holding company with holdings in metals and mining, oil and gas, banking, agriculture, ship building and real estate.
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2.	Description of the Ordinary Share Capital of the Company
2.1	As at the date of this Explanatory Statement, the authorised share capital of the Company is EUR 94,750 divided into 6,750 A shares; 2,251 B shares; 474 C shares of par value EUR 10 each, all of which have been issued and are fully paid up.
3.	Material Interests of Directors and Trustees
3.1	Directors of the Company
(a)	The current directors of the Company and their positions are:

Name	Position
Yuriy Ryzhenkov	Director A
ITPS (Netherlands) BV	Director B
(b)	Save as disclosed in paragraph 3.3 below, none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Company.
(c)	Save as disclosed in paragraph 3.3 below, none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Scheme. Save as disclosed in this paragraph 3 (Material Interests of Directors and Trustees), the effect of the Scheme on interests of the Company’s directors will not be different from the effect on the like interests of other persons.
(d)	On the Scheme Effective Date, the directors of the Company will receive the benefit of releases granted under the terms of the Deed of Waiver and Release.
3.2	Director confirmations

Save as disclosed in paragraph 3.3 below, as at 1 June 2016 none of the directors has at any time within at least the past five years:

(a)	had any convictions in relation to fraudulent offences (whether spent or unspent);
(b)	been adjudged bankrupt or entered into an individual voluntary arrangement;
(c)	been a director of any company at the time of, or within 12 months preceding, any receivership, compulsory liquidation, creditors’ voluntary liquidation, administration, company voluntary arrangement or any composition or arrangement with that company’s creditors generally or with any class of its creditors;
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(d)	been a partner in a partnership at the time of, or within 12 months preceding, any compulsory liquidation, administration or partnership voluntary arrangement of such partnership;
(e)	had his assets form the subject of any receivership or been a partner of a partnership at the time of, or within 12 months preceding, any assets thereof being the subject of a receivership;
(f)	been subject to any official public incrimination and/or sanctions by any statutory or regulatory authority (including any designated professional body); or
(g)	ever been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of any company.
3.3	Disclosures

Yuriy Ryzhenkov, (Director A of the Company) is also a holder of 2016 Notes and a holder of 2018 Notes and is therefore a Scheme Creditor. The effect of the Scheme on Yuriy Ryzhenkov’s holdings of 2016 Notes and 2018 Notes will not be different from the effect on the like interests of other persons.

Yuriy Ryzhenkov, (Director A of the Company) and ITPS (Netherlands) BV (Director B of the Company) were directors of the Company during the negotiation and implementation of the First Moratorium Scheme which was sanctioned by the Court on 29 January 2016.

3.4	Trustee
(a)	BNY Mellon Corporate Trustee Services Limited (in its capacity as the trustee for the 2016 Notes) has a material interest in the Scheme by reason of being a Scheme Creditor.
(b)	GLAS Trust Corporation Limited (in its capacity as the trustee for the 2017 Notes and the 2018 Notes) has a material interest in the Scheme by reason of being a Scheme Creditor.
(c)	Save as disclosed in this paragraph 3 (Material Interests of Directors and Trustees), the effect of the proposed Scheme on interests of the Trustees described in this paragraph 3 (Material Interests of Directors and Trustees) will not be different from the effect on the like interests of other persons.
(d)	On the Scheme Effective Date, BNY Mellon Corporate Trustee Services Limited (in its capacity as trustee for the 2016 Notes) and GLAS Trust Corporation Limited (in its capacity as the trustee for the 2017 Notes and the 2018 Notes) will each receive the benefit of releases granted under the terms of the Deed of Waiver and Release.
4.	Material Litigation

Proceedings against Private Joint Stock Company “Ilyich Iron and Steel Works of Mariupol”

4.1	KRIOW (as claimant) has initiated proceedings against Private Joint Stock Company “Ilyich Iron and Steel Works of Mariupol” (as defendant) in the Commercial Court of the Zaporizhskiy Region for the recovery of UAH1,122,790,589.16 (equivalent to U.S.$44,615,373.91[19]) for raw materials supplied. In March 2015 the proceedings were suspended by the court of first instance pending the completion of an expert’s report. Judgment was given in late December ordering Private Joint Stock Company “Ilyich Iron and Steel Works of Mariupol” to pay KRIOW UAH1,032,899,117.30 (equivalent to U.S.$41,043,433.01). The court also granted deferral of enforcement of judgment until December 2016. In March 2016 Donetsk Commercial Court of Appeal upheld the judgment of the Commercial Court of the Zaporizhskiy Region.

[19]	Note: The conversion of UAH into U.S. dollars in paragraph 0.1, 4.2, 4.4 and 4.5 is indicative only and is calculated on the basis of the official exchange rate of UAH against the U.S. dollar as quoted by the National Bank of Ukraine on 31 May 2016.
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Proceedings against Private Joint Stock Company “Yenakiieve Iron and Steel Works”

4.2	On 11 November 2015 the Supreme Court of Ukraine upheld the judgment of the court of first instance in favour of KRIOW (as claimant) against Private Joint Stock Company “Yenakiieve Iron and Steel Works” (as defendant) for the recovery of debt in the amount of UAH276,021,884.71 (equivalent to U.S.$10,968,046.68) due under an agency agreement. In March 2016 Private Joint Stock Company “Yenakiieve Iron and Steel Works” obtained a ruling from the Zaporizhia Region Commercial Court allowing it to repay the debt in 22 equal instalments (for UAH12,546,449.30, equivalent to U.S.$498,547.58, each) starting from March 2016. In April 2016 Donetsk Commercial Court of Appeal upheld the ruling of the Commercial Court of the Zaporizhskiy Region. Private Joint Stock Company “Yenakiieve Iron and Steel Works” has filed an appeal against the above judgments to the High Commercial Court of Ukraine seeking a repayment of the debt in 60 equal instalments. By its ruling dated 18 May 2016 the Commercial Court of the Zaporizhskiy Region has suspended enforcement of the judgment.

Proceedings against Public Joint Stock Company “Zaporizhstal”

4.3	Public Joint Stock Company “Zaporizhstal” is a joint-venture in which the Company holds a 49.91% non-controlling stake. Sberbank of Russia (Sberbank) has initiated proceedings in the Zavodskiy District Court of Zaporizhia for the recognition and enforcement of three final judgments of the Rostov Region Commercial Court in the Russian Federation for amounts of U.S.$19,372,716.16, U.S.$10,397,241.18 and U.S.$54,416,050.40[20] against Public Joint Stock Company “Zaporizhstal” as a joint and several obligor under credit facility agreements dated 29 October 2009, 20 May 2010 and 29 December 2011, respectively, between Sberbank and Rostov Coal Company, LLC.

In April 2016 the Zavodskiy District Court of Zaporizhia suspended the proceedings in the cases for the amount of U.S.$10,397,241.18 and U.S.$54,416,050.40 due to parallel proceedings in the Rostov Region Court of Appeal. On 13 April 2016 the Zavodskiy District Court of Zaporizhia dismissed Sberbank’s claim in the case for the amount of U.S.$19,372,716.16. Sberbank has filed an appeal against that ruling.

Bankruptcy proceedings against Public Joint Stock Company “Krasnodon Coal”

4.4	Bankruptcy proceedings against Public Joint Stock Company “Krasnodon Coal” are still pending. The bankruptcy proceedings were not progressed in 2014-2015 because the case materials were lost during counter-terrorism operations in the Luhansk Region. In February 2016 the Commercial Court of the Luhansk Region approved the list of creditors’ claims for a total amount of UAH933.33 million (equivalent to U.S.$37.09) (90% of which is claimed by members of the Group). In March 2016 a creditors’ committee of Public Joint Stock Company “Krasnodon Coal” was elected. The committee obliged the insolvency administrator to perform an analysis of financial, business and investment activities of Public Joint Stock Company “Krasnodon Coal” and review its market position for the period of 2013 – 2015 in order to consider further courses of action in bankruptcy proceedings (liquidation, sanation (solvency restoration) or settlement agreement). The most recent meeting of the creditors’ committee was held on 3 June 2016. A further meeting is scheduled for 14 June 2016. A further hearing of the Commercial Court of the Luhansk Region for the purposes of determining a further course of action in the proceedings is scheduled for 15 June 2016.

[20]	Note: the judgments referred to in this paragraph 4.3 are in respect of U.S. dollar amounts and therefore no conversion from UAH has been made.
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Proceedings against Limited Liability Company “Metinvest Holding” (100% Subsidiary of Metinvest B.V.)

4.5	Limited Liability Company “Mako-Trading” (as claimant) has filed a claim against Limited Liability Company “Metinvest Holding” (as defendant) for the recovery of debt in the amount of UAH 203,872,161 (equivalent to U.S.$8,101,094.52) for supplied goods. Although the courts of first and second instance upheld the claim in full, the court of third instance, namely, the High Commercial Court of Ukraine annulled the judgements of the courts of first and second instance and remanded the case for a new trial to the court of first instance. Currently, the court has ordered that an expert verification is undertaken on the accuracy of the calculation of debt claimed by the claimant. A date for a further hearing has not been scheduled.
5.	Costs in relation to the Scheme

The Company has agreed to meet certain costs, charges, expenses and disbursements reasonably incurred by the Information Agent, the Common Depositaries, the Trustees and the Noteholder Committee in connection with the negotiation, preparation and implementation of the Scheme.

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Part D

The Scheme

67

THE SCHEME

No. of 2016

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF METINVEST B.V.

 and

 IN THE MATTER OF THE COMPANIES ACT 2006

 __________________________________________

SCHEME OF ARRANGEMENT
(under Part 26 of the Companies Act 2006)

between

 METINVEST B.V.

 and

 THE SCHEME CREDITORS
(as hereinafter defined)

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1.	Definitions and Interpretation
1.1	In this Scheme, unless inconsistent with the subject or context, the following expressions shall have the following meanings:

2016 Note Trustee means BNY Mellon Corporate Trustee Services Limited in its capacity as trustee under the relevant Trust Deed for the 2016 Notes and any successor thereto as provided thereunder.

2016 Notes means the 10.25 per cent. guaranteed notes due 2016 (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0511379066, Common Code: 051137906, Rule 144A Notes ISIN: US591555AA54, CUSIP: 591555AA5).

2017 Note Trustee means GLAS Trust Corporation Limited in its capacity as trustee under the relevant Trust Deed for the 2017 Notes and any successor thereto as provided thereunder.

2017 Notes means the 10.50 per cent. guaranteed notes due 2017 (of which U.S.$300,531,520.44 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS1145219652, Common Code: 114521965, Rule 144A ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1).

2018 Note Trustee means GLAS Trust Corporation Limited in its capacity as trustee under the relevant Trust Deed for the 2018 Notes and any successor thereto as provided thereunder.

2018 Notes means the 8.75 per cent. guaranteed notes due 2018 (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0591549232, Rule 144A ISIN: US591555AB38, CUSIP: 591555 AB3).

Account Holder means any person recorded directly in the records of a Clearing System as holding an interest in any Notes in an account with the relevant Clearing System either for its own account or on behalf of its client including, for the avoidance of doubt, any DTC Participant.

Account Holder Letter has the meaning given to that term in Appendix 1 (Definitions and Interpretation) of the Explanatory Statement of which this Scheme forms part.

Additional Scheme Consideration means the August Moratorium Fee, the September Moratorium Fee, the October Moratorium Fee and the November Moratorium Fee to the extent payable pursuant to the terms of this Scheme.

August Moratorium Fee means an amount of U.S.$0.75 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at 29 July 2016.

Business Day means a day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Kyiv, Amsterdam, London and New York.

Clearing Systems means DTC, Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg means Clearstream Banking, société anonyme.

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Common Depositaries means Cede & Co. as nominee of DTC and The Bank of New York Mellon, London branch as the common depositary for Clearstream, Luxembourg and Euroclear, in each case with whom the Global Notes have been deposited.

Companies Act means the Companies Act 2006.

Company means Metinvest B.V. incorporated in the Netherlands as a private limited company (besloten vennootschap met beperkte aansprakelijheid) with trade register number 24321697 on 21 May 2001.

Court means the High Court of Justice of England and Wales.

Declared Default means:

(a)	any Event of Default arising under any of the Notes as a result of:
(i)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any Indebtedness in respect of:
(A)	any amount falling due under the PXF Facilities in the period from 1 January 2015 until 30 November 2016, inclusive (a PXF Payment Default);
(B)	any amount falling due under any Intra-group Facilities during the period from 1 January 2015 until 30 November 2016, inclusive (an Intra-group Default);
(C)	any amount falling due under any of the Notes in the period from 31 January 2016 to 30 November 2016, inclusive (a Notes Payment Default);
(D)	any amount falling due under the Seller Notes in the period from 31 January 2016 to 30 November 2016, inclusive (a Seller Notes Payment Default);
(E)	any amount falling due under the Shareholder Loans in the period from 1 January 2015 to 30 November 2016, inclusive (a Shareholder Loans Payment Default); or
(ii)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any amounts payable under any guarantee for or indemnity in respect of Indebtedness referred to in sub-paragraph (i) above, in each case (A) including, for the avoidance of doubt, any such failure by Ilyich I&SW in respect of the Ilyich Suretyships; and (B) excluding any Event of Default occurring under Condition 8(c)(i) of the 2016 Notes, Condition 10(c)(i) of the 2017 Notes and Condition 10(c)(i) of the 2018 Notes if, by reason of any PXF Payment Default, any Intra-group Default, any Notes Payment Default, Seller Notes Payment Default or any Shareholder Loans Payment Default, any lenders under the PXF Facilities or holders of the Seller Notes (or any agent or trustee on their behalf), any lenders under the Intra-group Facilities or the Shareholder Loans exercise their right under the PXF Facilities, the Intra-group Facilities, the Seller Notes or the Shareholder Loans (as applicable) to declare the loans made by them under the relevant Indebtedness to be due and payable prior to their stated maturity date;

(b)	any Event of Default arising under Condition 8(g)(i)(D) of the 2016 Notes, Condition 10(g)(i)(D) of the 2017 Notes or Condition 10(g)(i)(D) of the 2018 Notes as a result of any meeting of bondholders, lenders and other creditors of the Company, the Guarantors or any Material Subsidiary being convened for the purpose of considering an amicable settlement of their claims;
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(c)	any Event of Default arising under Condition 8(g)(ii)(A) of the 2016 Notes, Condition 10(g)(ii)(A) of the 2017 Notes or Condition 10(g)(ii)(A) of the 2018 Notes as a result of the Company, Guarantors or any Material Subsidiary failing or being unable to pay its debts generally as they become due following the occurrence of any of the events set out in paragraph (a) of this definition;
(d)	any Event of Default arising under Condition 8(h) of the 2016 Notes, Condition 10(h) of the 2017 Notes or Condition 10(h) of the 2018 Notes in respect of Yenakiieve I&SW ceasing or threatening to cease to carry on all or substantially all of its business or operations;
(e)	any Event of Default arising under Condition 8(b) of the 2016 Notes, Condition 10(b) of the 2017 Notes or Condition 10(b) of the 2018 Notes arising as a result of a breach by the Company or any of its Subsidiaries of Condition 3.2 of the 2016 Notes, Condition 4(c) of the 2017 Notes or Condition 4(b) of the 2018 Notes in connection with the Incurrence of any Indebtedness by the Company or any of its Subsidiaries (directly or indirectly) under:
(i)	receivables financings, factoring financings, forfaiting transactions, discounting transactions or any other trade finance facilities (other than those referred to in paragraph (ii) below) provided that the aggregate total amount of such Indebtedness of the Company or any of its Subsidiaries outstanding at any one time does not exceed U.S.$600,000,000; and
(ii)	documentary facilities including, without limitation, letters of credit, documentary credits and advance payment bonds,

in each case, incurred in the ordinary course of business;

(f)	any Event of Default arising under either Condition 8(c) and 8(f) of the 2016 Notes, Condition 10(c) and 10(f) of the 2017 Notes or Condition 10(c) and 10(f) of the 2018 Notes or, in relation to paragraph (ii) below only, any Event of Default arising under Condition 8(d) and 8(e) of the 2016 Notes, Condition 10(d) and 10(e) of the 2017 Notes or Condition 10(d) and 10(e) of the 2018 Notes, as a result of:
(i)	a judgment in the amount of UAH 1,032,899,117.30 (equivalent to U.S.$41,043,433.01 as at 31 May 2016[21]) in favour of KRIOW against Ilyich I&SW for recovery of debt for supplied raw materials or any other court judgment connected with the relevant proceedings or such debt and a failure to pay such debt; or
(ii)	a judgment in the amount of UAH 276,021,884.71 (equivalent to U.S.$10,968,046.68 as at 31 May 2016) in favour of KRIOW against Yenakiieve I&SW for recovery of debt under an agency agreement or any other court judgment or enforcement proceedings connected with the relevant proceedings or such debt and a failure to pay such debt, provided that the relevant judgments referred to in paragraphs (i) and (ii) above do not exceed, in the aggregate, an amount equivalent to U.S.$75,000,000 converted in accordance with the terms and conditions of the Notes;

[21]	Note: The conversion of UAH into U.S. dollars in paragraphs 00 and 0 of this definition is indicative only and is calculated on the basis of the official exchange rate of UAH against the U.S. dollar as quoted by the National Bank of Ukraine on 31 May 2016. However, Condition 8(f) of the 2016 Notes, Condition 10(f) of the 2017 Notes and Condition 10(f) of the 2018 Notes provide that the relevant calculations to determine the day when an Event of Default under such Conditions has occurred are to be made on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on such day.
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(g)	any Event of Default arising under Condition 8(b) of the 2016 Notes, Condition 10(b) of the 2017 Notes or Condition 10(b) of the 2018 Notes as a result of a breach of Clause 6.13 of the 2016 Notes Trust Deed, Clause 8.13 of the 2017 Notes Trust Deed or Clause 8.13 of the 2018 Notes Trust Deed; or
(h)	any Event of Default arising under any of the Notes as a result of a breach of Clause 3.3(a) by a Scheme Creditor.

Deed of Waiver and Release means the deed of waiver and release substantially in the form set out in Schedule 2 (Form of Deed of Waiver and Release).

Determination Date has the meaning given to that term in paragraph 4 of Schedule 1 (Scheme Undertakings).

DTC means The Depository Trust Company.

DTC Participant means a person recorded directly in the records of Cede & Co. and DTC as holding an interest in any Notes in an account held with DTC.

Early Termination Date has the meaning given to that term in Clause 3.6.

Early Termination Notice has the meaning given to that term in Clause 3.6.

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear clearing system.

Event of Default has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Extension Notice has the meaning given to that term in Clause 3.5(b).

First Moratorium Scheme means the scheme of arrangement in respect of the Company under Part 26 of the Companies Act sanctioned by the Court on 29 January 2016.

First Moratorium Scheme Capitalised Interest has the meaning given to that term in Clause 3.3(c).

First Principal Transaction Documents means the documents referred to as such in Part 1 of Schedule 4 (Principal Transaction Documents).

Global Notes has the meaning given to that term in Clause 2.2(a)(ii).

Group means the Company and its consolidated Subsidiaries.

Guarantee has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Guarantors has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Ilyich I&SW means Private Joint Stock Company Ilyich Iron and Steel Works of Mariupol (Ukraine), otherwise known as MMK Illycha, a company organised and existing under the laws of Ukraine, identification code 00191129, whose registered office is at 1 Levchenka Street, Mariupol, Donetsk Region, 87504, Ukraine.

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Ilyich Notes Suretyships means suretyships granted by Ilyich I&SW by way of deed poll in favour of the 2016 Note Trustee, the 2017 Note Trustee and the 2018 Note Trustee dated 1 April 2016 to guarantee the due payment of all sums expressed to be payable by the Company under the applicable series of Notes and the provisions of the applicable trust deed insofar as they relate to those Notes.

Ilyich PXF Suretyships means suretyships initially granted on 21 December 2015 (as amended and restated on 1 April 2016) by Ilyich I&SW in favour of the PXF Lenders to guarantee the liabilities of the Company under the PXF Facilities.

Ilyich Suretyships means the Ilyich Notes Suretyships and the Ilyich PXF Suretyships.

Incurred and Incurrence have the meaning given to those terms in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Indebtedness has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Information Agent means Lucid Issuer Services Limited.

Initial Scheme Consideration means an amount of U.S.$0.50 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at the Record Date.

Interest Trust Account means any English law governed trust account to be established by or on behalf of the Company for the purposes of holding funds for the benefit of the Noteholders as contemplated by paragraph 8 of Schedule 1 (Scheme Undertakings).

Intra-group Facilities means any Indebtedness owing by the Company, any Guarantor or any Subsidiary of the Company or a Guarantor to any other member of the Group.

Irish Stock Exchange means the Irish Stock Exchange plc.

KRIOW means Public Joint Stock Company Krivoj Rog’s Iron-Ore Combine (Ukraine), otherwise known as Public Joint Stock Company “Kryvyi Rih Iron Ore Works”, a company organised and existing under the laws of Ukraine, identification code 00191307, whose registered office is at 1A Simbirtseva Street, Kryvyi Rih, Dnipropetrovsk Region, 50029 Ukraine.

Liability or Liabilities means any debt, liability or obligation of a person whether it is present, future, prospective or contingent, whether it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or any other jurisdiction, or in any manner whatsoever.

Longstop Date means the date falling 10 days after the Scheme Effective Date.

Majority Noteholder Request Notice means a notice delivered to the Company by Noteholders in accordance with Clause 3.5(b) and Clause 3.6 pursuant to which Noteholders holding at least 50.01% of the aggregate principal outstanding amount of the Notes as at the date of the notice provide confirmations in writing to the Company as to their aggregate holdings of the Notes (accompanied by evidence as to such holdings from their custodians and/or Euroclear and Clearstream, Luxembourg in the form agreed between the Company and the legal and financial advisers to the Noteholder Committee, each acting reasonably).

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Material Subsidiary has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Monthly Report has the meaning given to that term in paragraph 2 of Schedule 1 (Scheme Undertakings).

Moratorium Period means the period commencing on the Scheme Effective Date and ending on the Termination Date.

Non-Binding Restructuring Heads of Terms means the non-binding heads of terms for a restructuring of the Notes and the PXF Facilities agreed on 24 May 2016 between the Company, the Noteholder Committee and the PXF Co-ordinating Committee and attached as Schedule 3 (subject to any changes approved in writing by Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes pursuant to a Majority Noteholder Request Notice, upon request of the Company).

Noteholder means a person who is the beneficial owner of and/or the owner of the ultimate economic interest in any of the Notes from time to time, whose interests in the Notes are held through records maintained in book entry form by a Clearing System.

Noteholder Committee means the ad-hoc committee of Noteholders initially formed on 2 October 2015 whose members include, as at the date hereof, Argentem Creek Partners LP, Ashmore Investment Management Limited, ICE Canyon LLC, Portland Worldwide Investments Ltd., VR Advisory Services as general partner of VR Global Partners L.P., (in their own capacity or as agents, investment managers, investment advisers, to certain funds and/or managed accounts holding the Notes (as applicable)).

Notes means the 2016 Notes, the 2017 Notes and the 2018 Notes.

Notes Subordination Arrangements means the deed poll dated 1 April 2016 pursuant to which the lenders under the Shareholder Loans grant turnover subordination in favour of the Trustees in accordance with the terms thereof.

November Moratorium Fee means an amount of U.S.$1.25 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at 31 October 2016.

October Moratorium Fee means an amount of U.S.$1.25 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at 30 September 2016.

Principal Transaction Documents means the First Principal Transaction Documents, the Second Principal Transaction Documents and the Third Principal Transaction Documents.

Principal Trust Account means any English law governed trust account to be established by or on behalf of the Company for the purposes of holding funds for the benefit of the Noteholders as contemplated by Clause 3.4(d).

Proceeding means any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, distraint, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgment or enforcement of any security.

PXF Co-ordinating Committee means a co-ordinating committee of PXF Lenders initially formed on 12 May 2015 whose members include, as at the date hereof, Deutsche Bank AG, Amsterdam Branch, ING Bank N.V., NATIXIS, UniCredit Bank Austria AG and PJSC Ukrsotsbank.

PXF Facilities means:

(a)	a loan facility of up to U.S.$1 billion made available pursuant to a loan agreement originally dated 4 August 2011 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others;
(b)	a loan facility of up to U.S.$325 million made available pursuant to a loan agreement originally dated 25 May 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch;
(c)	a loan facility of up to U.S.$560 million made available pursuant to a loan agreement originally dated 21 November 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch; and
(d)	a facility of up to U.S.$300 million made available pursuant to a loan agreement originally dated 13 November 2013 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others.

PXF Lenders means the lenders participating in the PXF Facilities.

PXF Subordination Arrangements means the subordination agreement dated 1 April 2016 pursuant to which the lenders under the Shareholder Loans grant turnover subordination in favour of the PXF Lenders in accordance with the terms thereof.

Record Date means 5 p.m. (New York time) on 23 June 2016.

Registrar of Companies means the Registrar of Companies of England and Wales.

Released Parties has the meaning given to that term in the Deed of Waiver and Release.

Restricted Payment has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Restructuring means the restructuring of the Company’s obligations to its creditors (including the Noteholders and the PXF Lenders) to implement the proposal contained in the Non-Binding Restructuring Heads of Terms.

Restructuring Scheme Convening Hearing means a convening hearing for a scheme of arrangement in connection with the Restructuring.

Scheme means this scheme of arrangement in respect of the Company under Part 26 of the Companies Act in its present form or with or subject to any modification, addition or condition approved or imposed by the Court or approved in accordance with the terms of this Scheme.

Scheme Claim means any claim in respect of any Liability of the Company to any person arising out of an interest in the Notes, arising on or before the Record Date or which may arise after the Record Date as a result of an obligation or Liability of the Company incurred or as a result of an event occurring or an act done on or before the Record Date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims before or after the Record Date), excluding any Liability of the Company to the Trustees under the Trust Deeds other than in respect of the covenants to repay principal and interest on the Notes pursuant to the Trust Deeds.

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Scheme Creditor means the Common Depositaries, the Trustees (solely in their capacities as the beneficiaries of the covenants to repay principal and pay interest on the Notes pursuant to the Trust Deeds) and the Noteholders as at the Record Date.

Scheme Effective Date means the date on which an office copy of the order of the Court sanctioning this Scheme under Section 899 of the Companies Act has been delivered to the Registrar of Companies.

Scheme Effectiveness Condition means that the Company has provided a certificate addressed to each of the Trustees confirming that the Company has not made any payments of principal or interest owing under the Shareholder Loans during the period commencing on 28 May 2016 to and including the date on which the Scheme is sanctioned by the Court.

Scheme Meeting means the meeting of the Scheme Creditors to vote on this Scheme convened pursuant to an order of the Court (and any adjournment of such meeting).

Scheme Undertaking means an undertaking set out in Schedule 1 (Scheme Undertakings).

Scheme Settlement Date means the date on which the Initial Scheme Consideration is paid by the Company in accordance with Clause 3.3(d).

Second Principal Transaction Documents means the documents referred to as such in Part 2 of Schedule 4 (Principal Transaction Documents).

Seller Notes means the seller notes issued on 30 April 2009 by United Coal Company LLC and Metinvest U.S., Inc. in connection with the acquisition by Metinvest U.S., Inc. of United Coal Company LLC which accrue interest at the rate of 7 per cent. per annum (as amended and restated on 10 January 2015).

September Moratorium Fee means an amount of U.S.$0.75 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at 31 August 2016.

Settlement Date has the meaning given to that term in paragraph 8 of Schedule 1 (Scheme Undertakings).

Shareholder Loans means the loans under the facility agreement between Rainwell Limited and the Company dated 3 April 2014 and the facility agreement between Eltrano Investments Ltd and the Company dated 3 April 2014.

Sub-Proxy has the meaning given to that term in Appendix 1 (Definitions and Interpretation) of the Explanatory Statement of which this Scheme forms part.

Subsidiary has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Surety Agreement has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Termination Date has the meaning given to that term in Clause 3.4.

Third Principal Transaction Documents means the documents referred to as such in Part 3 of Schedule 4 (Principal Transaction Documents).

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Trust Deed has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Trustee means the 2016 Note Trustee, the 2017 Note Trustee and/or the 2018 Note Trustee (as applicable).

Undeclared Default means the occurrence of any Event of Default other than a Declared Default.

Yenakiieve I&SW means Private Joint Stock Company “Yenakiieve Iron and Steel Works” otherwise known as Private Joint Stock Company Enakievo Metallurgical Works (Ukraine), a company organised and existing under the laws of Ukraine, identification code 00191193, whose registered office is at 54 Ilyich Avenue, Building 4, Mariupol, Donetsk Region, 87504, Ukraine.

1.2	In this Scheme, unless the context otherwise requires or otherwise expressly provides:
(a)	references to Recitals, Clauses, Subclauses and Schedules are references to recitals, clauses, subclauses and schedules of this Scheme;
(b)	references to a person include a reference to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;
(c)	references to a statute, statutory provision or regulatory rule or guidance include references to the same as subsequently modified, amended or re-enacted from time to time;
(d)	references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;
(e)	the singular includes the plural and vice versa and words importing one gender shall include all genders;
(f)	references to “including” shall be construed as references to “including without limitation” and “include”, “includes” and “included” shall be construed accordingly;
(g)	headings to Recitals, Clauses, Subclauses and Schedules are for ease of reference only and shall not affect the interpretation of this Scheme;
(h)	references to a period of days shall include Saturdays, Sundays and public holidays and where the date which is the final day of a period of days is not a Business Day, that date will be adjusted so that it is the first following day which is a Business Day;
(i)	references to “Dollar”, to “U.S.$ “ or to “$” are references to the lawful currency from time to time of the United States of America;
(j)	references to “UAH” are references to the lawful currency from time to time of Ukraine; and
(k)	references to time shall be to London time (Greenwich Mean Time or British Summer Time, as appropriate).
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2.	Recitals
2.1	The Company
(a)	The Company was incorporated in the Netherlands as a private limited company (besloten vennootschap met beperkte aansprakelijheid) with trade register number 24321697 on 21 May 2001.
(b)	As at the date hereof, the authorised share capital of the Company is EUR 94,750 divided into 6,750 A shares; 2,251 B Shares; and 474 C shares of par value EUR 10 each, all of which have been issued and are fully paid up.
2.2	Notes Issued by the Company
(a)	The Notes are held under arrangements whereby:
(i)	the Notes have been constituted by the Trust Deeds with the trustee for each of the series being a Trustee;
(ii)	the Notes were issued wholly in global registered form, the global notes representing the Notes (the Global Notes) being held by the Common Depositaries;
(iii)	interests in the Notes while represented by the Global Notes are held by the Noteholders under systems designed to facilitate paperless transactions;
(iv)	the systems designed to facilitate paperless transactions involve interests in the Notes being held by Account Holders; each Account Holder may be holding interests in the Notes on behalf of one or more Noteholders; and
(v)	in the circumstances set out in the terms and conditions relating to the Notes, Noteholders may exchange their interests in any Note for definitive notes.
(b)	The Notes will remain in global form and will not be exchanged into definitive form under or pursuant to this Scheme. References in this Scheme to Notes being held by a Noteholder shall be treated for all purposes as references to the interest held by the relevant Noteholder in the relevant Global Note.
2.3	Scheme Consideration

References in this Scheme to any Initial Scheme Consideration or Additional Scheme Consideration being paid to a person shall be treated for all purposes as references to that person being paid directly or indirectly through one or more intermediaries the relevant Initial Scheme Consideration or Additional Scheme Consideration in accordance with the rules and procedures of the relevant Clearing System. Except as expressly provided herein in relation to the Principal Trust Account and the Interest Trust Account, any payment obligation of the Company in respect of the Notes pursuant to this Scheme shall be discharged by payment to the relevant paying agent under the Notes, except to the extent that there is a failure in its subsequent payment to the relevant Noteholders in accordance with the conditions of the Notes.

2.4	The Purpose of this Scheme

The purpose of this Scheme is to effect a compromise and arrangement between the Company and the Scheme Creditors.

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2.5	The Notes and this Scheme
(a)	The Scheme Creditors consist of:
(i)	each of the Common Depositaries as a holder of one or more Global Notes and each of the Trustees solely in its capacity as the beneficiary of the covenant to repay principal and pay interest on the Notes pursuant to the relevant Trust Deed; and
(ii)	the Noteholders (as at the Record Date) as the beneficial owners of and/or persons with the ultimate economic interest in the Notes.

Insofar as it relates to a Trustee, any reference in this Scheme to the Scheme Creditors authorising, directing or instructing a Trustee (whether on its own or as part of a wider group) will be treated for all purposes as an authorisation, direction or instruction of that Trustee in its capacity as a Scheme Creditor to that Trustee in its capacity as the trustee under the relevant Trust Deed to the extent that it is entitled to do so.

(b)	In relation to voting at the Scheme Meeting:
(i)	the Trustees have agreed not to vote in respect of the Notes at the Scheme Meeting;
(ii)	The Bank of New York Mellon, London branch as the common depositary for Clearstream, Luxembourg and Euroclear has confirmed that it has not received, nor has it been requested to solicit, any instructions to vote from Clearstream, Luxembourg and Euroclear in respect of the Notes at the Scheme Meeting;
(iii)	in accordance with its usual procedures, Cede & Co., in its capacity as nominee of DTC, has agreed to appoint the DTC Participants as its proxies for voting purposes under an omnibus proxy in respect of the principal amount of the Notes shown on its records as being held by the DTC Participants as at the Record Date. The DTC Participants are entitled to vote in respect of the Scheme or appoint sub-proxies to enable their votes and those of Noteholders (as at the Record Date) who hold their Notes through DTC Participants in respect of the Scheme to be cast in respect of their recorded principal amount of Notes; and
(iv)	Noteholders (as at the Record Date) are entitled to vote at the Scheme Meeting in respect of each of their Notes (or, where applicable, are entitled to instruct their DTC Participant to appoint a sub-proxy to vote at the Scheme Meeting on their behalf). Noteholders have been invited to instruct their Account Holders (or sub-proxy, as applicable) as to how they wish to vote in respect of their Notes.
3.	The Scheme
3.1	Application and Effectiveness of this Scheme
(a)	The compromise and arrangement effected by this Scheme shall apply to all Scheme Claims and bind all Scheme Creditors and their successors and assigns.
(b)	If the Scheme Effectiveness Condition has been satisfied (in the opinion of the Company, acting reasonably), this Scheme shall become effective in accordance with its terms on the Scheme Effective Date and all of the right, title and interest of Scheme Creditors to Scheme Claims shall be subject to the compromises and arrangements set out in this Scheme. An office copy of the order of the Court sanctioning this Scheme under Section 899 of the Companies Act will not be delivered to the Registrar of Companies until the Scheme Effectiveness Condition has been satisfied in accordance with this Clause.
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(c)	If the Scheme Settlement Date does not occur on or before the Longstop Date, the terms of and the obligations on the parties under or pursuant to this Scheme shall lapse and the compromise and arrangement provided by this Scheme shall be of no effect.
(d)	If a Termination Date has not occurred on or prior to the payment date for any Additional Scheme Consideration in accordance with Clause 3.3(e) and the relevant Additional Scheme Consideration is not paid on or before the date falling 10 calendar days following the date on which it is due, the terms of and the obligations on the parties under or pursuant to this Scheme shall lapse and the compromise and arrangement set out in this Scheme shall be of no further effect.
3.2	Occurrence of the Scheme Settlement Date
(a)	It shall be a condition to the occurrence of the Scheme Settlement Date (and the actions to be taken pursuant to the terms of this Scheme on the Scheme Settlement Date) that the Scheme Effective Date has occurred.
(b)	As soon as reasonably practicable after determining whether the Scheme Settlement Date has occurred, the Company shall give the Scheme Creditors notice by the issue of an announcement through the Clearing Systems and on the Scheme Website at www.lucid-is.com/metinvest.
3.3	Moratorium in respect of Scheme Claims
(a)	During the Moratorium Period, subject to the terms of this Scheme each Scheme Creditor agrees not to, and in the case of a Scheme Creditor other than a Trustee agrees not to instruct any Trustee to (or agrees not to vote in favour of a resolution of Noteholders to instruct the Trustee to):
(i)	institute or continue any step, action or Proceedings (including, without limitation, any step, action or Proceedings referred to in conditions 8(d), 8(e) or 8(g) of the 2016 Notes, conditions 10(d), 10(e) or 10(g) of the 2017 Notes and conditions 10(d), 10(e) or 10(g) of the 2018 Notes or any proceedings under the laws of any relevant jurisdiction which have an analogous effect) against the Company, the Guarantors. Ilyich I&SW or any of their Subsidiaries to enforce the terms of any Trust Deed, any Surety Agreement, any Ilyich Notes Suretyship, any Guarantees or any of the Notes; or
(ii)	give written notice to the Company that any of the Notes are immediately due and payable or demand payment of any principal amounts under the Notes or any amount of interest which is not payable in accordance with the Scheme; or
(iii)	make a demand under the terms of any Guarantee, any Surety Agreement or under any Ilyich Notes Suretyship.
(b)	Each Scheme Creditor agrees that:
(i)	any action (including any notice, request or direction made or given) taken in breach of Clause 3.3(a) shall be void and of no effect;
(ii)	damages for breach of Clause 3.3(a) would be an inadequate remedy and consents to the Company seeking specific performance and/or injunctive relief to restrain any such breach; and
(iii)	it waives any requirement on the Company to provide a cross-undertaking in damages in respect of any injunctive relief which the Company seeks to restrain a breach of Clause 3.3(a);
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(c)	Each Scheme Creditor agrees that any amount of unpaid capitalised interest (together with interest accrued thereon) that accrued pursuant to the First Moratorium Scheme (the First Moratorium Scheme Capitalised Interest) shall not be due and payable until the Termination Date or if a Restructuring is implemented and becomes effective, shall be included in the principal amount of the new notes to be issued thereunder and shall be payable on the dates and in the manner set out in the definitive documentation in relation to such Restructuring.
(d)	In consideration of the agreement by the Scheme Creditors referred to in Clauses 3.3(a), 3.3(b) and 3.3(c), the Company:
(i)	shall as soon as practicable following the occurrence of the Scheme Effective Date pay the Initial Scheme Consideration and each Scheme Creditor shall be entitled to receive its share of the Initial Scheme Consideration, in each case in accordance with and subject to the terms of this Scheme;
(ii)	agrees that any amount of accrued but unpaid interest (which accrues from day to day) to and including the Termination Date to the extent unpaid shall be capitalised and added to the principal amount of the relevant Notes on the relevant Determination Date and, accordingly, shall bear interest in accordance with the terms and conditions of such Notes, and, further, that the aggregate amount of such capitalised interest (together with interest accrued thereon) together with the First Moratorium Scheme Capitalised Interest (without double counting) shall be due and payable on the Termination Date or, if a Restructuring is implemented and becomes effective, shall be included in the principal amount of the new notes to be issued thereunder and shall be payable on the dates and in the manner set out in the definitive documentation in relation to such Restructuring; and
(iii)	agrees, during the Moratorium Period (and, in relation to the payment of interest pursuant to paragraphs 4 and 5 of Schedule 1 (Scheme Undertakings) in respect of a Determination Date occurring on the Termination Date to the extent such Termination Date occurred pursuant to Clause 3.4(a) until and including the relevant Settlement Date for such payment), to comply with the Scheme Undertakings.
(e)	Subject to sub-clause (f) below, if a Termination Date has not occurred on or prior to:
(i)	31 July 2016 and no Early Termination Notice has been served and become effective in accordance with Clause 3.6 on or before that date, the Company shall pay the August Moratorium Fee on 8 August 2016 and each Noteholder as at 5p.m. (New York time) on 29 July 2016 shall be entitled to receive its share of the August Moratorium Fee, in each case in accordance with and subject to the terms of this Scheme;
(ii)	31 August 2016, the Company shall pay the September Moratorium Fee on 8 September 2016 and each Noteholder as at 5p.m. (New York time) on 31 August 2016 shall be entitled to receive its share of the September Moratorium Fee, in each case in accordance with and subject to the terms of this Scheme;
(iii)	30 September 2016, the Company shall pay the October Moratorium Fee on 7 October 2016 and each Noteholder as at 5p.m. (New York time) on 30 September 2016 shall be entitled to receive its share of the October Moratorium Fee, in each case in accordance with and subject to the terms of this Scheme; and
(iv)	31 October 2016, the Company shall pay the November Moratorium Fee on 7 November 2016 and each Noteholder as at 5p.m. (New York time) on 31 October 2016 shall be entitled to receive its share of the November Moratorium Fee, in each case in accordance with and subject to the terms of this Scheme.
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(f)	Additional Scheme Consideration shall not be payable if on the relevant payment date the Restructuring has been implemented and is effective and/or a Termination Date has occurred.
(g)	Payment to the Principal Trust Account of any amount required by Clause 3.4(d) will discharge the relevant payment obligations of the Company under that paragraph. The aggregate amount credited to the Principal Trust Account (together with any interest accrued thereon but net of any fees and charges) will be distributed to the Noteholders rateably in accordance with the principal amount of the holdings of their Notes as at the Termination Date as soon as practicable following the occurrence of the Termination Date.
3.4	Termination Date

Except as expressly provided otherwise, the compromise and arrangement provided by this Scheme will terminate and cease to have further effect on the earliest of:

(a)	30 September 2016 subject to:
(i)	extension in accordance with Clause 3.5; and
(ii)	early termination in accordance with Clause 3.6,

in which case the reference to 30 September 2016 above shall be replaced with the relevant date determined in accordance with those paragraphs;

(b)	the date of the occurrence of an Undeclared Default;
(c)	the date of the occurrence of a breach of a Scheme Undertaking which is not remedied within the period, if any, specified in Schedule 1 (Scheme Undertakings);
(d)	the date which is 10 days after the date on which any principal amount of the PXF Facilities is paid to the PXF Lenders (except as result of it becoming unlawful for any amount to remain outstanding to a PXF Lender) during the period commencing on the Scheme Effective Date to and including 30 November 2016 if, on or prior to the first mentioned date, the Company has not deposited in a Principal Trust Account an amount equal to such principal amount to be held on trust for the Noteholders in accordance with Clause 3.3(g); and
(e)	the date on which the Company announces a restructuring proposal for the Notes that is not consistent with the Non-Binding Restructuring Heads of Terms,

(the Termination Date).

3.5	Extensions to the Scheme
(a)	Subject to Clause 3.6 and Clause 3.4(b), (c), (d) and (e), the Termination Date specified in Clause 3.4(a) will be extended from 30 September 2016 to:
(i)	31 October 2016 if:
(A)	a Restructuring Scheme Convening Hearing has occurred on or before 30 September 2016; or
(B)	the advisers to the Noteholder Committee and the PXF Co-ordinating Committee, acting reasonably and in good faith, have not jointly provided the Company with the drafts of the Principal Transaction Documents by 31 August 2016; and/or
(ii)	30 November 2016, if an Extension Notice has been delivered to the Company in accordance with Clause 3.5(b).
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(b)	Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes may deliver to the Company a Majority Noteholder Request Notice specifying that the compromise and arrangement under this Scheme shall be extended (the Extension Notice), in which case the Termination Date specified in Clause 3.4(a) shall be extended to 30 November 2016. An Extension Notice may be delivered at any time at which the compromise and arrangement under this Scheme is in effect including, for the avoidance of doubt, where a Restructuring Scheme Convening Hearing has occurred:
(i)	prior to 31 July 2016 but the implementation of the Restructuring has not occurred, or is not likely to occur, on or prior to 31 August 2016; and
(ii)	between 31 July 2016 and 30 September 2016 but the implementation of the Restructuring has not occurred, or is not likely to occur, on or prior to 31 October 2016.
3.6	Early Termination of the Scheme

Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes may deliver to the Company a Majority Noteholder Request Notice between 15 July 2016 and 31 July 2016, inclusive, specifying that the compromise and arrangement under this Scheme shall terminate in accordance with this Clause 3.6 (the Early Termination Notice), in which case the Termination Date specified in Clause 3.4(a) shall occur on the later of:

(a)	31 July 2016; and
(b)	the date falling 10 Business Days after receipt by the Company of the Early Termination Date Notice,

(the Early Termination Date) provided that the Early Termination Notice will have no effect if:

(i)	a Restructuring Scheme Convening Hearing has occurred prior to 31 July 2016 (in which case, subject to Clause 3.5(b), the Termination Date specified in Clause 3.4(a) shall occur on 31 August 2016); and/or
(ii)	the advisers to the Noteholder Committee and the PXF Co-ordinating Committee, acting reasonably and in good faith, have not jointly provided the Company with the drafts of the First Principal Transaction Documents by 30 June 2016, the Second Principal Transaction Documents by 15 July 2016 and the Third Principal Transaction Documents by 31 July 2016.
3.7	Instructions, Authorisations and Directions
(a)	On the Scheme Effective Date, in consideration of the rights of the Scheme Creditors under this Scheme and notwithstanding any term of any relevant document, the Scheme Creditors:
(i)	hereby irrevocably direct each of the Trustees to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of this Scheme;
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(ii)	hereby irrevocably authorise the Company to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of this Scheme; and
(iii)	hereby request and to the extent they are entitled to do so instruct the Company to perform each of its obligations arising under this Scheme.
(b)	The directions, instructions and authorisations granted under Clause 3.7(a) shall be treated, for all purposes whatsoever and without limitation, as having been granted by deed.
3.8	Grant of Authority

Each of the Scheme Creditors hereby irrevocably authorises the Company on and from the Scheme Effective Date to enter into, execute and deliver as a deed (or otherwise) on behalf of that Scheme Creditor in its capacity as a Scheme Creditor (including any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Date) (to the extent applicable):

(a)	any document in connection with the actions described in Clause 3.3;
(b)	the Deed of Waiver and Release; and
(c)	any and all other documents that the Company reasonably considers necessary or desirable to give effect to the terms of this Scheme,

for the purposes of giving effect to the terms of this Scheme. The authority granted under this Clause 3.8 shall be treated, for all purposes whatsoever and without limitation, as having been granted by deed.

3.9	Implementation of Arrangements
(a)	If the Company reasonably considers it necessary or desirable to execute any document or documents to give effect to the terms of this Scheme on behalf of any of the Scheme Creditors on any day from (and including) the Scheme Effective Date to and (including) the expiry of the Moratorium Period, the Company shall execute such document or documents on behalf of the relevant Scheme Creditor pursuant to the authority granted under Clause 3.8.
(b)	On the Scheme Effective Date, the Company:
(i)	for itself and/or on behalf of each relevant Scheme Creditor pursuant to the authority granted under Clause 3.8 shall issue the directions described in Clause 3.7(a) and execute any document in connection with the actions described in Clause 3.3; and
(ii)	shall execute the Deed of Waiver and Release on behalf of each Scheme Creditor pursuant to the authority granted under Clause 3.8.
(c)	On the Scheme Settlement Date, the Company shall pay the Initial Scheme Consideration in accordance with Clause 3.3(d).
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(d)	The payment of the Initial Scheme Consideration, the payment of the Additional Scheme Consideration, if and to the extent applicable, and the performance of its other obligations under this Scheme will discharge the Company’s obligation to the Scheme Creditors under this Scheme.
(e)	On and from the Scheme Effective Date (but subject to the other provisions of this Scheme) each Scheme Creditor shall be entitled to the rights and benefits accruing to that Scheme Creditor under this Scheme and all of the existing rights and benefits of the Scheme Creditors in respect of the Scheme Claims shall be subject and limited to the compromise and arrangement provided by this Scheme.
(f)	Except as varied by the compromise and arrangement effected by this Scheme, the rights of all Scheme Creditors in respect of the Notes shall remain in full force and effect.
3.10	Record Date

All Scheme Claims shall be determined as at the Record Date.

3.11	Assignments or Transfers

The Company shall be under no obligation to recognise any assignment or transfer of Scheme Claims after the Record Date for the purposes of determining entitlements under this Scheme, provided that the Company may, in its sole discretion and subject to the production of such other evidence as it may require and to any other terms and conditions which it may render necessary or desirable, recognise such assignment or transfer for the purposes of determining entitlements under this Scheme. It shall be a term of such recognition that the assignee or transferee of a Scheme Claim so recognised by the Company shall be bound by the terms of this Scheme and for the purposes of this Scheme shall be a Scheme Creditor.

3.12	Costs
(a)	The Company shall pay, or procure the payment of, in full all costs, charges, expenses and disbursements incurred by it in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including, but not limited to, the costs of holding the Scheme Meeting, the costs of obtaining the sanction of the Court and the costs of placing the notices (if any) required by this Scheme.
(b)	The Company shall pay, or procure the payment of, in full the costs, charges, expenses and disbursements reasonably incurred by the Common Depositaries and the Trustees in connection with the negotiation, preparation and implementation of this Scheme.
3.13	Modifications

The Company may, at any hearing of the Court to sanction this Scheme, consent on behalf of all Scheme Creditors to any modification of this Scheme or any terms or conditions which the Court may think fit to approve or impose and which would not directly or indirectly have a material adverse effect on the interests of any Scheme Creditor under this Scheme.

3.14	Obligations on dates other than a Business Day

If any sum is due or obligation is to be performed under the terms of this Scheme on a day other than a Business Day, the relevant payment shall be made, or obligation performed on the next Business Day.

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3.15	Notices
(a)	Any notice or other written communication to be given under or in relation to this Scheme (including any service of process in connection with a breach of Clause 3.3(a)) (other than any Account Holder Letter or Sub-Proxy, which are to be delivered in accordance with the instructions contained therein) shall be given in writing and shall be deemed to have been duly given if it is delivered by hand, pre-paid first class post, airmail, fax or electronically to:
(i)	in the case of the Company:

Metinvest B.V.

Nassaulaan 2A

2514JS ‘s-Gravenhage

Netherlands

Telephone:	+31 70 36 40 900
Fax:	+31 70 36 35 795
Attention of:	Mr Ryzhenkov / Mr Lyubarev
(ii)	in the case of a Noteholder, either:
(A)	its last known address, fax number or email address according to the Company; or
(B)	to the relevant Trustee for and on behalf of that Noteholder, at/on the contact details set out at Subclause (iv) below.
(iii)	in the case of the Common Depositaries:

Cede & Co.

55 Water Street

New York, NY 10041

United States

and

The Bank of New York Mellon

One Canada Square

London E14 5AL

Fax:	+44 207 964 4637
Copy to Fax:	+44 1202 689660
Attention:	Corporate Trust Administration (Metinvest)
Email:	CORPSOV2@bnymellon.com
(iv)	in the case of the 2016 Note Trustee:

BNY Mellon Corporate Trustee Services Limited

One Canada Square

London E14 5AL

United Kingdom

Fax:	+44 20 7964 2536
Attention:	Trustee Administration Manager (Metinvest B.V.)
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and in case of the 2017 Note Trustee or the 2018 Note Trustee:

GLAS Trust Corporation Limited

45 Ludgate Hill

London EC4M 7JU

United Kingdom

Tel:	+44 (0)20 3597 2940
Fax:	+44 (0)20 3070 0113
Attention:	Transaction Management Team
(v)	in the case of the Information Agent:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

Email:	metinvest@lucid-is.com
Phone:	+44 (0)20 7704 0880
Fax:	+44 (0)20 3004 1590
Attention of:	Sunjeeve Patel / Thomas Choquet
(vi)	in the case of any other person, any address, fax number or email address set forth for that person in any agreement entered into in connection with this Scheme or the last known address, fax number or email address according to the Company.
(b)	Any notice or other written communication to be given under or in relation to this Scheme (other than any Account Holder Letter or Sub-Proxy, which are to be delivered in accordance with the instructions contained therein) shall be deemed to have been delivered and served:
(i)	if delivered by hand, when actually received provided that, if such receipt occurs after 5.00 p.m. in the place of receipt, the following Business Day;
(ii)	if sent by pre-paid first class post or airmail, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise the seventh Business Day after posting;
(iii)	if sent electronically or by fax, when actually received in readable form provided that, if such receipt in readable form occurs after 5.00 p.m. in the place of receipt, the following Business Day; and
(iv)	if by advertisement or Irish Stock Exchange announcement, on the date of publication.
(c)	In proving service, it shall be sufficient proof, in the case of a notice sent by pre-paid first class post or airmail, that the envelope was properly stamped, addressed and placed in the post.
(d)	The accidental omission to send any notice, written communication or other document in accordance with Clauses 3.15(a) to 3.15(b), or the non-receipt of any such notice by any Scheme Creditor, shall not affect the provisions of this Scheme.
(e)	Notwithstanding any provision to the contrary contained in this Scheme:
(i)	while the Notes are represented by Global Notes and deposited with the Common Depositaries for the Clearing Systems, notice to the Noteholders may be given instead by delivery of the notice to the Clearing Systems and such notices shall be deemed to have been given to the Noteholders on the date of delivery to the Clearing Systems;
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(ii)	a Trustee may approve some other method of giving notice to the Noteholders of the relevant Notes if, in its opinion, that other method is reasonable having regard to market practice then prevailing and to the requirements of any stock exchange on which the relevant Notes are then listed and provided that notice of that other method is given to the Noteholders in the manner required by that Trustee; and
(iii)	a copy of each notice given in accordance with this Clause shall be provided to the Irish Stock Exchange for so long as the Notes are listed on the Irish Stock Exchange and the relevant regulations so require.
3.16	Governing Law and Jurisdiction
(a)	The operative terms of this Scheme and any non-contractual obligations arising out of or in connection with this Scheme shall be governed by and construed in accordance with the laws of England and Wales. The Scheme Creditors hereby agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and to settle any dispute which arises out of or in connection with the terms of this Scheme or its implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes the Scheme Creditors irrevocably submit to the jurisdiction of the Court, provided, however, that nothing in this Clause shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors, whether contained in contract or otherwise.
(b)	The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by applicable law.

Dated this [●] day of June 2016

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Schedule 1

Scheme Undertakings

1.	The Company will procure that members of the Group will not make any payments in respect of capital expenditure in any calendar month in an aggregate amount greater than U.S.$70,000,000 (the Monthly Capex Amount) (provided that any part of any unspent Monthly Capex Amount may be carried forward and added to any future Monthly Capex Amount until utilised and provided further that the aggregate amount of capital expenditure for 2016 shall not exceed the amount that would be permitted under the Non-Binding Restructuring Heads of Terms).
2.	The Company will provide a monthly report, in a form agreed with the legal and financial advisers to the Noteholder Committee (a Monthly Report), within 60 days of the last day of the calendar month (the Delivery Date) to which the Monthly Report relates, commencing with the report for May 2016. A Monthly Report, in the form so agreed, shall also be delivered in respect of the month of April 2016 and shall be published on the Company’s website on or prior to the date falling 5 calendar days after the Scheme Effective Date. The Company shall not be in breach of this undertaking if it has provided the relevant Monthly Report within 5 calendar days following the applicable Delivery Date.
3.	The Company will not make, and will not permit any Subsidiary to make, any Restricted Payment or any payment of principal owing in respect of any Shareholder Loans.
4.	Subject to paragraph 8 below, the Company will pay to the Noteholders and the PXF Lenders (as applicable) an amount equal to 30% of accrued and unpaid interest (whether or not then due and payable under the relevant terms and conditions of the Notes or the terms of the PXF Facilities) under the Notes and the PXF Facilities from and including 27 May 2016 up to but excluding the first Determination Date, and subsequently from the most recent Determination Date to but excluding the next Determination Date (such amounts being Cash Pay Interest Amounts). Determination Date shall mean each of the following:
(a)	30 June 2016;
(b)	31 July 2016 or, if an Early Termination Notice has been delivered on or prior to 31 July 2016 and is effective, the Early Termination Date;
(c)	31 August 2016;
(d)	30 September 2016;
(e)	31 October 2016; and
(f)	30 November 2016,

provided that neither (i) a Termination Date or (ii) the implementation of the Restructuring, has occurred prior to the relevant Determination Date.

5.	In addition to the Cash Pay Interest Amounts and subject to paragraph 8 below, the Company will pay an amount equal to the difference (if positive) between (x) the average of unrestricted cash balances (as determined in good faith by the Company) as of the close of business on Friday of each of the four weeks immediately preceding the relevant Determination Date and (y) U.S.$180,000,000, in respect of interest (other than Cash Pay Interest Amounts) accrued and unpaid under the Notes and the PXF Facilities (whether or not then due) up to but excluding the relevant Determination Date. Such amount shall be allocated and paid pro rata to the amounts of interest (other than Cash Pay Interest Amounts) accrued and unpaid (whether or not then due) under the Notes and the PXF Facilities (subject to rounding).
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6.	The Company will not make any payment in respect of interest owing under any of the PXF Facilities in amounts additional to those contemplated under paragraphs 4 and 5 above, unless any such additional payment is made in respect of the Notes and the PXF Facilities pro rata to the amounts of interest then accrued and unpaid under the Notes and the PXF Facilities and on the Settlement Dates.
7.	The Company will not make any payment in respect of interest owing under the Shareholder Loans.
8.	The interest payable pursuant to paragraphs 4 and 5 above shall be due and payable on the date falling 5 Business Days following the Friday immediately prior to the occurrence of each Determination Date (the Settlement Date), provided that:
(a)	no Termination Date under Clause 3.4(c) shall occur by reason of any breach by the Company of its obligations under paragraphs 4 and 5 above if the Company remedies such breach of its obligations within 10 calendar days of the relevant Settlement Date; and
(b)	if the relevant paying agents under the Notes (the Paying Agents) refuse or are unable to process all or part of the payments of due and/or accrued interest under the Notes referred to in paragraphs 4 and 5 above (such unpaid amount being the Relevant Interest Amount) as contemplated above, the Company will deposit in an English law governed trust account (the Interest Trust Account) an amount equal to the Relevant Interest Amount to be held on trust for the Noteholders within 10 calendar days of the relevant Settlement Date. Payment of the Relevant Interest Amount to the Interest Trust Account will discharge the payment obligations of the Company under paragraphs 4 and 5 above in respect of the Relevant Interest Amount. The aggregate amount credited to the Interest Trust Account (net of any fees and charges) will be distributed to the applicable Noteholders in accordance with their entitlements under paragraphs 4 and 5 above as soon as practicable following the earlier of (i) the date the Paying Agents confirm to the Company that they will process the applicable Relevant Interest Amount and (ii) the Termination Date; and
(c)	during the Moratorium Period, interest payments under the Notes shall be due solely on the relevant Settlement Dates and no interest shall be payable under the Notes on any other dates specified in the relevant terms and conditions of the Notes.

For the purposes of calculating the interest payable pursuant to paragraphs 4 and 5 above, the relevant record date in respect of a Determination Date shall be determined in accordance with the terms and conditions of the Notes.

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9.	The Company will:
(a)	on or before the Scheme Effective Date, procure that the lenders under the Shareholder Loans enter into an arrangement the effect of which will extend the turnover subordination under the Notes Subordination Arrangements, such arrangement only to become effective on the date that, and on substantially similar terms to, any arrangement the effect of which extends the turnover subordination under the PXF Subordination Arrangements (the New PXF Subordination Arrangements) until the Termination Date (or until such other date specified in any such arrangement) becomes effective; and
(b)	not and will procure that no member of the Group will, during the Moratorium Period, enter into any suretyship, grant any security or provide other credit support or credit enhancement in favour of the PXF Lenders (in their capacities as lenders under the PXF Facilities) (excluding any replacement of any existing suretyship, security, other credit support or credit enhancement and any new suretyship, security, other credit support or credit enhancement, which will be provided solely for the benefit of the PXF Lenders pursuant to the implementation of the Restructuring) unless it (or the relevant member of the Group) enters into, grants or provides the same suretyship, security or other credit support or credit enhancement (as applicable), in each case in favour of the 2016 Note Trustee, the 2017 Note Trustee and the 2018 Note Trustee such that the Noteholders and the PXF Lenders share the benefit of the subordination of the Shareholder Loans or suretyship, security or other credit support or credit enhancement, as the case may be, pro rata in respect of the aggregate principal amount outstanding under the Notes and the PXF Facilities, calculated as at 27 May 2016.

91

Schedule 2

Form of Deed of Waiver and Release

DEED OF WAIVER AND RELEASE

DATED [ ] 2016
by THE SCHEME CREDITORS in favour of THE RELEASED PARTIES
92

93

THIS DEED is dated [●] 2016 and is made by:

(1)	THE SCHEME CREDITORS (as defined below), acting by an authorised officer of Metinvest B.V. (the Company) pursuant to the authority conferred upon the Company by the Scheme Creditors under Clause 3.8 of the Scheme (as defined below),

In favour of:

(2)	THE RELEASED PARTIES (as defined below).

BACKGROUND

(A)	The Company has entered into the Scheme with the Scheme Creditors.
(B)	The Company is authorised, under Clause 3.8 of the Scheme, to execute and deliver this Deed on behalf of each of the Scheme Creditors.
(C)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	Interpretation
1.1	Definitions

In this Deed:

Adviser Released Party means the persons listed at Part 2 of Appendix 1 of this Deed.

Released Parties means the Adviser Released Parties and the Transaction Released Parties.

Scheme means the scheme of arrangement pursuant to Part 26 of the Companies Act 2006 between the Company and the Scheme Creditors as sanctioned by the Court on or about the date of this Deed.

Scheme Creditor means the Common Depositaries, the Trustees (solely in their capacities as the beneficiaries of the covenants to repay principal and interest on the Notes pursuant to the Trust Deeds) and the Noteholders.

Transaction Released Parties means the persons listed at Part 1 of Appendix 1 of this Deed.

1.2	Construction
(a)	Capitalised terms defined in the Scheme have, unless expressly defined in this Deed, the same meaning in this Deed.
(b)	In this Deed, unless the context otherwise requires or otherwise expressly provides:
(i)	references to Clauses are references to Clauses of this Deed;
(ii)	references to a person include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;
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(iii)	references to a statute or statutory provision include references to the same as subsequently modified, amended or re-enacted from time to time;
(iv)	the singular includes the plural and vice versa and words importing one gender shall include all genders; and
(v)	headings to Clauses are for ease of reference only and shall not affect the interpretation of this Deed.
2.	Waiver and Release
2.1	With effect from the Scheme Effective Date and without prejudice to the provisions of the Scheme, the Scheme Creditors (on their own behalf and on behalf of any person to whom they may have transferred their Scheme Claims after the Record Date) hereby irrevocably and unconditionally:
(a)	waive, release and discharge fully and absolutely all Liabilities of the Released Parties to the Scheme Creditors in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme; and
(b)	waive each and every claim which the Scheme Creditors (or any person to whom a Scheme Creditor may have transferred its Scheme Claim after the Record Date) may have in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme against the Released Parties.
2.2	Each release, waiver and discharge effected by the terms of Clause 2.1 above shall not extend to:
(a)	any Liability of any Adviser Released Party arising under or relating to a duty of care to such Adviser Released Party’s client or arising under a duty of care to another person which has been expressly accepted or acknowledged in writing by that Adviser Released Party; and
(b)	any Liability arising out of or resulting from gross negligence, wilful default or fraud (or any claim relating to such Liability).
3.	Further Assurances

The Scheme Creditors will take whatever action is reasonably necessary to achieve the waiver, release and discharge referred to in Clause 2 (Waiver and Release).

4.	Contracts (Rights of Third Parties) Act
4.1	Other than as provided in Clause 4.2 below, a person who is not party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
4.2	A Released Party may rely on and enforce the terms of this Deed.
5.	Counterparts

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

6.	Governing Law and Jurisdiction

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed or any non-contractual obligations connected with it.

This Deed has been entered into and delivered as a deed on the date stated at the beginning of this Deed.

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Appendix 1

Released Parties

Part 1

Transaction Released Parties

1.	The Company and its directors, members and representatives.
2.	BNY Mellon Corporate Trustee Services Limited in its capacity as trustee for the 2016 Notes.
3.	GLAS Trust Corporation Limited in its capacity as trustee for the 2017 Notes and the 2018 Notes.
4.	The Bank of New York Mellon in its capacity as paying agent for each series of the Notes.
5.	Each Common Depositary.
6.	Each member of the Noteholder Committee named in the definition of Noteholder Committee in Clause 1.1 of the Scheme.
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Part 2

Adviser Released Parties

1.	Rothschild & Cie.
2.	Allen & Overy LLP.
3.	Baker & McKenzie LLP and all other member firms of Baker & McKenzie International, a Swiss Verein.
4.	Deloitte LLP.
5.	Linklaters LLP.
6.	PJT Partners (UK) Limited.
7.	Hogan Lovells International LLP.
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Signatories

SCHEME CREDITORS

EXECUTED AND DELIVERED AS A DEED by	)
METINVEST B.V.	)
)
acting pursuant to the authority conferred on Metinvest B.V.	)
for this purpose under the Scheme	)

acting by

Authorised Signatory

in the presence of

98

Schedule 3

Non-Binding Restructuring Heads of Terms

99

NON-BINDING RESTRUCTURING HEADS OF TERMS
METINVEST

This does not constitute an offer to sell or the solicitation of an offer to buy securities of Metinvest B.V. or any other person.

KEY TERMS:

1. Note Maturity:	Existing US$85.5m 10.25% 2016 Notes, US$289.6m 10.50% 2017 Notes and US$750m 2018 Notes to be re-profiled at par into a new single US$1,125.1m Note, with a final maturity of 31 December 2021 (the “Notes”).

2. Note Amortisation:	Via cash sweep (see “Cash Sweep / Waterfall” section for greater detail) and a payment of residual balances at final maturity.

3. Note Coupon:	Payable quarterly from restructuring close until 31 December 2018 (“Period 1”), as follows:

	(a)	A minimum of 2.793% p.a. is to be paid in cash in all circumstances

	(b)	Pay-if-you-can (“PIYC”) of up to 6.5795% p.a. payable through the cash sweep (and, to the extent not paid in cash, added to the principal amount of the Notes)

	(c)	Any previously PIK-ed interest accrued during Period 1, payable through the cash sweep

(d)

“Catch-up” interest equal to 1.5025% p.a., payable through cash sweep (which amount, if not paid with respect to the relevant quarter, will not be added to the principal amount of the Notes and will not be deemed to be accrued and unpaid interest due)

	(e)	See “Cash Sweep / Waterfall” section for additional detail

From 1 January 2019 onwards (“Period 2”), full cash pay of the New Note Coupon in all circumstances.

The “New Note Coupon” shall be 10.875%.

MFN clause (including pricing) to regulate relationship between the Notes and the PXF Facility going forward.

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4. PXF Maturities / Amortisation

Existing PXF facilities of US$1,070.7m to be re-profiled at par into a single US$1,070.7m Facility, with a final maturity of 30 June 2021 (the “PXF Facility”).

During Period 1 the PXF Facility may receive quarterly principal repayments through the Waterfall mechanism equal to the difference between the New Note Coupon and the all-in coupon of L+4.16% p.a. (Libor floor at 1.00%) (“Normalisation Payments”), and additional payments received via Waterfall mechanism (see Cash Sweep / Waterfall).

During Period 2 the PXF will receive fixed quarterly principal repayments of the difference between the Notes and the PXF’s interest payments in that period (i.e. the New Note Coupon minus L+4.16% p.a.(Libor floor at 1.00%)), plus fixed principal amortisation in relation to the balance of unpaid PXF PIKed interest at end of Period 1, plus minimum quarterly PXF amortization (amounts as per Annexe 1). It is understood that all will be preserving a WAL difference of approximately 1.25 years between the current PXF and Notes on a contractual basis.

Additional payments received via Waterfall mechanism (see “Cash Sweep / Waterfall”), and a payment of any residual balance at maturity.

5. PXF Margin / Terms	For Period 1, L+4.16% p.a. (Libor floor at 1.00%), i.e. minimum 5.16% p.a. all in, of which:
	(a)	A minimum of 30% is to be paid in cash in all circumstances, payable monthly
	(b)	PIYC of up to 70% of remaining interest, payable through cash sweep (and, to the extent not paid in cash, added to the principal amount of the PXF Facility)
	(c)	Any previously PIK-ed interest accrued during Period 1, payable through the cash sweep
	(d)	See “Cash Sweep / Waterfall” section for additional detail
During Period 2, full cash pay of L+4.16% p.a. (Libor floor at 1.00%) in all circumstances. MFN clause (including pricing) to regulate relationship between Notes and PXF going forward.

6. Cash Sweep / Waterfall

Quarterly cash sweep for Notes and PXF above a minimum cash balance (excluding cash in UCC) of $180m (based on average unrestricted cash balances (and, to the extent that restricted cash balances exceed $75m, restricted cash balances) and cash equivalents and subject to independent monitoring and verification to be agreed). If Metinvest identifies any capex project in relation to which it wishes to allocate cash on a restricted basis then any such allocation (and resulting increase of restricted cash balances for the purpose of the cash sweep) shall be subject to consent from the requisite majority under the PXF Facility (provided that any fees paid to the PXF Lenders in connection with such consent shall be also paid to the Noteholders on a pro rata basis).

Waterfall as follows:

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Contractual	Prior to 31 Dec 2018 (Period 1)	From 1 January 2019 (Period 2)
	Approx. 30% cash-pay of coupon/ 30% cash-pay of interest	100% cash-pay of coupon/interest (the New Note Coupon / L+4.16% p.a. (Libor floor at 1.00%) for Notes / PXF Facility respectively); plus PXF amortization as detailed in paragraph 4 above.
If cash is available above the notional floor

Level 1: Remaining approx. 70% of the coupon/70% of interest balance in that period, pro rata, based on outstanding interest amounts due and payable in that period; then

Level 2: Any approx. 70% coupon/70% of interest from prior periods pro rata, based on total outstanding accrued interest amounts; then

Level 3: Notes: “Catch-up” interest equal to 1.5025%) as interest; PXF: max (the New Note Coupon less L+4.16 with Libor floor at 1%) amortization, pro rata (based on outstanding amounts accrued in that period); then

Level 4: Principal balances pro-rata on the debt balances outstanding

Level 1: Cash sweep for Notes and PXF pro rata based on debt balances outstanding (excluding PIKed balances)

7. Prepayments of Notes and PXF Facility	Prepayments/redemption permitted without consent and penalties at par provided that made and applied in accordance with the “Cash Sweep / Waterfall” section. Bond buy-backs not permitted, except at par and provided PXF is also repaid at the same time and in accordance with the “Cash Sweep / Waterfall” section. Customary mandatory prepayment provisions to be agreed and included in final documentation.

8. Other Cash Sweep Conditions

During Period 1:

Capex to be capped on an annual basis as set out in Annexe 3 (“Permitted Capex Level”) minus $100mn (“Agreed Capex Level”).

If as of 31 December of a year during Period 1, 100% of interest for that year has been paid (including any “catch-up” interest if payable as per paragraph 3(d)), the capex of the following year can be increased by $100m versus the Agreed Capex Level, i.e. returned to the Permitted Capex Level.

During Period 2:

Capex to be capped on an annual basis as per the Permitted Capex Level provided that, if Period 2 interest on the PXF Facility or the Notes is not being kept current, it shall instead be capped at the Agreed Capex Level.

All working capital payments to related parties must be on arms’ length normal commercial terms

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9.	Fixed principal repayments of PXF	As per the schedule set out in Annexe 1.

10.	Dividends

Dividends to be permitted in the maximum amounts of (1) up to $300m p.a. and (2) if more than $75m swept within a quarter then any surplus thereafter, split 1.5:1.0, creditors/equity (with the creditor portion being applied in line with “Cash Sweep / Waterfall”), in each case subject to the following conditions at the time of payment:

(a)

the aggregate principal amount outstanding under the restructured Notes and the PXF Facility is no more than 45% of the aggregate principal amount of the Notes and PXFs outstanding as at the time the restructuring is implemented;

		(b)	Net debt/EBITDA is below 1.5x for four consecutive historic quarters prior to, and pro-forma for, any dividend payment; and
		(c)	No default is outstanding or would result from such payment. Once 100% of the outstanding restructured Notes and PXF Facility have been repaid, restrictions fall away.

11.	Permitted Debt / Permitted Liens	(a)	Uncommitted Trade Finance in ordinary course of business secured by current assets at arm’s length and on prevailing market terms
(b)

Other Secured Finance: maximum $50m at any time outstanding on arm’s length terms and secured by fixed charges/pledges over assets/retention of title (other than assets owned by a member of the Collateral Group and excluding shares) and provided that the fair market value[22] of the assets pledged for any single financing does not exceeding 200% of the amount of the principal amount of such financing.

(c)

Equipment/vendor financing/ECA financing23 /financial leasing for purchase of new equipment on market terms (subject to capex limitations to be agreed) and provided that (i) the collateral is limited to a fixed charge/pledge over/retention of title in respect of the acquired equipment and (ii) the aggregate amount of such financings does not exceed $175m at any time outstanding. Any unused amounts under basket (b) is permitted to increase this basket under (c).

[22]	Fair market value, above a certain threshold to be agreed, to be subject to confirmation by one of the “big 4” audit firms or other independent financial advisor of international standing, subject to thresholds to be agreed and set out in definitive documentation.

[23]	Flexibility for guarantees/sureties for ECA financings to be agreed in final documentation.

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(d)	Hedging / FX transactions (pledge of deposit/cash cover) incl. guarantee/pledge for 3rd party in each case in the ordinary course provided the amount outstanding does not at any time exceed $50m.
(e)	Any debt the proceeds of which are immediately applied to prepay/redeem the PXF Facility and the Notes in full.
(f)

Financing by shareholders or affiliates to be permitted in unlimited amounts on unsecured basis and provided fully and unconditionally subordinated until restructured Notes and PXF Facility have been repaid in full (for the avoidance of doubt all financing provided by shareholders and affiliates shall be provided in accordance with this paragraph (f) and not under any of the preceding paragraphs).

(g)	Otherwise with consent (consent mechanism and voting thresholds to be set out in definitive documentation).

12.	Consent Fee

0.75% restructuring fee for all creditors payable on the effective date of the restructuring. Additional 0.75% early bird fee for all consenting creditors who consent by predetermined early bird fee deadline payable one month after the effective date of the restructuring. In the case of the Notes, fees shall be paid to the holders as of the record date established for purposes of voting in connection with the scheme, and the timing of payments remains subject to confirmation as to payment logistics with relevant paying agents and clearing systems, but in any case payments shall not be made earlier than the effective date of the restructuring and no earlier than the date on which the fees are paid to the PXF Lenders.

In the event that extensions to the PXF standstill and the moratorium scheme for the notes are agreed, certain of the fees payable to the PXF lenders and the noteholders in connection with such extensions will be off-set against the restructuring fees, as set out in Annexe 4.

13.	Covenant Package	Both PXF and Note covenant package to be tightened and the PXF Facility and the Notes in addition to include mandatory prepayment (in the case of the PXF Facility) / buyback offer (in the case of the Notes) upon change of control of Metinvest B.V.; details to be set out in definitive documentation.

14.	Security structure

PXF: Maintain existing PXF borrowing/surety/security recourse rights (including without limitation and for the avoidance of doubt an uncapped suretyship from Ilyich) (“Existing PXF Recourse”) plus enhanced PXF security structure by way of an assignment of rights by MISA under offtake contracts (notified to offtakers and with all payments to be made into pledged PXF collection accounts) and assignment of (A) Azovstal’s, Yenakiieve’s, Ilyich’s, InGok’s or SevGok’s (as applicable) on the one hand and (B) MISA’s on the other hand respective rights under relevant export contracts or commission agreements between those parties. For the avoidance of doubt, MISA will not be required to grant a guarantee.

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Notes: Maintain existing Notes borrowing/surety/security recourse rights (i.e. Azovstal, Yenakiive Steel, Ingulets GOK, Ilyich (for the avoidance of doubt uncapped), Northern GOK, Central GOK, Avdiivka Coke, Khartsyzk Pipe and Metalen) (“Existing Notes Recourse”).

New shared PXFs and Notes recourse rights: Details to be finalised but always so as to maintain existing respective priorities resulting from Existing PXF Recourse and Existing Notes Recourse, and on a pari passu basis with respect to new shared recourse rights. To comprise:

(i)	the creation of a new intermediate Dutch holdco to be established by Metinvest BV (“Intermediate Dutch Holdco”) which shall own 100% of the share capital of InGOK and Ilyich owned by the Metinvest group of companies and 50% plus 1 share of Central GOK (Intermediate Dutch Holdco and its subsidiaries together comprising the “Collateral Group”);

(ii)	guarantee in favour of the holders of the Notes and the PXF Lenders from Intermediate Dutch Holdco[24];
(iii)

share pledge over 100% of shares of Intermediate Dutch Holdco and security over all intercompany and related party debt owed by Intermediate Dutch Holdco which shall be enforceable upon the occurrence of any Share Pledge Enforcement Default (as defined in Annexe 2). The share pledge over Intermediate Dutch Holdco will be released if:

	a.	100% of Period 1 interest including any PIK interest has been paid in full (including any “catch-up” interest if payable as per paragraph 3(d))[25]; and
	b.	at least US$250m has been repaid in respect of the aggregate amount of the principal outstanding under the restructured Notes and the PXF Facility; and
	c.	none of the events of default which would permit enforcement of the share pledge over Intermediate Dutch Holdco has occurred and is continuing;
(iv)	Intermediate Dutch Holdco may be unwound (with all of the shares it owns to be transferred back to Metinvest B.V) if:
	a.	100% of Period 1 interest including any PIK interest has been paid in full (including any “catch-up” interest if payable as per paragraph 3(d));
	b.	at least US$600m has been repaid in respect of the aggregate amount of the principal outstanding under the restructured Notes and the PXF Facility; and

[24]	Intermediate Dutch Holdco guarantee will be automatically released on any unwind of Intermediate Dutch Holdco in accordance with paragraph (iv) below.
[25]	Solely for the purposes of the Intermediate Dutch Holdco pledge release and the unwind of the Intermediate Dutch Holdco, every US$ paid to the PXF lenders and the noteholders in Period 2 over and above interest due in Period 2 in the relevant quarter shall be deemed (without double counting) to discharge any Period 1 PIK-ed interest and thereafter principal under the PXF Facility and the Notes (all without prejudice to the actual operation of the cash waterfall in accordance with the other provisions of these joint terms).
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	c.	none of the events of default which would permit enforcement of the share pledge over Intermediate Dutch Holdco has occurred and is continuing;
(v)

share pledges over 50% plus 1 share of each of InGOK, Ilyich and Central GOK and security over all intercompany and related party debt owed by such companies which shall be enforceable upon the occurrence of any non-payment Event of Default (whether as a result of acceleration or otherwise) that is continuing. The share pledges over InGOK, Ilyich and Central GOK will be released once Metinvest BV becomes entitled to pay dividends (see section 10 “Dividends” above) provided that none of the events of default which would permit enforcement of the share pledges over Ilyich, InGOK or Central GOK has occurred and is continuing;

(vi)	pledges of equipment (to be specified) from InGOK, Ilyich and (subject to an intercreditor discussion as regards sharing arrangements) Central GOK ; and
(vii)	offshore debt service account pledges.

In the event that Intermediate Dutch Holdco is unwound prior to any release of the share pledges over Ilyich, InGOK and Central GOK the Group will take all such steps as may be necessary to ensure that the shares in Ilyich, InGOK and Central GOK are re-transferred to Metinvest B.V. subject to the security constituted by such share pledges (or, if it is not legally possible to re-transfer such shares subject to that security, the Group will take all such steps as may be necessary to re-create such security) and that any and all perfection steps as may be required in relation to the maintenance or, as applicable, re-creation and continuing validity of such share pledges are taken.

Protections to be included so as to ensure that assets (including licences) are not moved out from under Intermediate Dutch HoldCo or its subsidiary companies.

Subject to necessary carve outs to be agreed, cash accounts to be held with the agreed common Security Agent or otherwise pledged for the benefit of PXF and Notes (carve-outs necessary for PXF, Trade Finance and operations to be set out in definitive documentation, on a basis similar to PXF Standstill Agreement/Notes moratorium Scheme).

Final documentation will contain restrictions to be agreed on the holding of Group cash with banks affiliated with the Group and/or the shareholders.

Strict negative pledge on all unencumbered assets of the Group including in particular (but without limitation) companies already providing credit support pursuant to Existing PXF Recourse and Existing Notes Recourse subject to carve-outs under Permitted Liens as per section 11 (Permitted Debt/ Permitted Liens) above.

Limitation on the granting of new suretyships and guarantees to be set out in definitive documentation.

Existing PXF Recourse and Existing Notes Recourse shall constitute senior and unsubordinated obligations of the relevant obligor.

LMA based intercreditor agreement.

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15.	Shareholder Liabilities

Liabilities owed to the former owners of Ilyich to be paid entirely by shareholder.

All present and future liabilities owed to shareholders and their affiliates (including without limitation any new money) to be lent only to Metinvest B.V. (and not to any of its subsidiaries) and to be fully and unconditionally subordinated until restructured Notes and PXF Facility have been repaid in full. Once 100% of the outstanding restructured Notes and PXF Facility have been repaid (but not in any other circumstance), subordination falls away.

16.	UCC Seller Notes[26]

UCC Seller Notes to mature no sooner than the New Notes or New PXF Facility. Any payments under the UCC Seller Notes to be fully serviced from the cash-flows of UCC (reflecting a “lock-box” principle), subject to the following:

(i)

Metinvest B.V. shall only be permitted to contribute cash to UCC to the extent required to collateralize or fund UCC’s reclamation obligations or workers compensation claims, the aggregate amount of such additional contributions not to exceed $45 million[27] less any amount of the existing UCC borrowing base facility which has been extended, to the extent that such extended facility is not required to be cash collateralised;

		(ii)	The permitted form(s) of cash contribution from Metinvest B.V. or any of its subsidiaries to UCC to be agreed in the definitive documentation;
(iii)

No payments (principal, interest or otherwise) on the Seller Notes shall be permitted from the cash contributed by Metinvest B.V. or any of its subsidiaries to UCC starting from the effective date of the restructuring, with a mechanism to be developed in final documentation to ensure that this is the case and that any cash contributions by Metinvest B.V. are, directly or indirectly, exclusively used for operational requirements of UCC and/or cash collateralisation requirements in line with (i) above; and

		(iv)	Any unrestricted cash balance at UCC above $15 million (after payments on Seller Notes, if then permitted) to be swept to Metinvest B.V. on a quarterly basis.

[26]	UCC-related provisions remain subject to further financial diligence of UCC by the PXF Lenders, their advisers, and advisers to the Ad Hoc Committee of bondholders.
[27]	The aggregate amount of UCC’s potential reclamation obligations or workers compensation claims is expected to be up to but not more than $59.6 million. Any UCC requirements for collateral or funding of such obligations in excess of the $45 million basket to be funded from existing cash at UCC (including amounts pledged with the reclamation bond insurers or with the agent under existing UCC borrowing base facility, but excluding any contributions from Metinvest B.V.).
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17.	Corporate Governance/ Monitoring

Board observer for financial creditors at InGOK, Ilyich and Central GOK but not at the Metinvest BV level. The mandate for, and disclosure rights of, the board observer will be agreed in the definitive documentation.

As part of information undertakings, the creditors will have a right to ask in writing reasonable questions to the Metinvest BV Board in reasonable frequency and in a consolidated form. The Board’s answers thereon will be provided to the creditors subject to a confidentiality undertaking, but will not be published.

Ongoing arrangement for independent monitoring and cash sweep verification.

Provision of information/monitoring (including, without limitation quarterly financials).

Reporting requirements

1.

Until end of 2018 – monthly in line with the current Standstill/Moratorium, subject to no forward looking information (save for budgets, which must always be delivered / details to be defined in final documentation) to be provided to the PXF lenders once liquidity becomes less constrained (to be defined in final documentation but to include cash payment of 100% of accrued interest and such other liquidity tests as may be agreed). For the avoidance of doubt, no forward looking information will be required to be provided to holders of the Notes under this reporting requirement

		2.	From 2019 onwards – quarterly in line with the Standstill/Moratorium in each case, supplemented with disclosure of capex during the period and restricted and unrestricted cash position as at the applicable determination date and the resulting cash sweep amounts, if any, together with (until further notice and to the PXF lenders) cash flow statements.

18.	Implementation	Single class scheme of Notes. Single amendment agreement for PXF. Governing law: English law.
19.	Other

ECA Facility to be maintained on current terms.

Fees of legal and financial advisers to the PXF Coordinating Committee and Noteholder Ad Hoc Committee to be paid at closing of the restructuring or otherwise in accordance with the existing engagement letters.

20.	Group	For the purposes of these Heads of Terms “Group” means at any time Metinvest B.V. and all of its subsidiaries. “Subsidiary” shall have the meaning consistent with the terms and conditions of the 2017 Notes.
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ANNEXE 1
PRINCIPAL REPAYMENTS

PXF Amortisation Schedule (Period 2):

A) Maximum Normalisation Payments

US$ million	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Normalisation Payments	16.8	16.1	15.4	14.2	12.8	11.7	10.6	9.0	7.3	5.8

Note: The table above is subject to: (i) the outstanding principal amount of PXF debt, and (ii) the actual LIBOR, as at each calculation date in Period 2.

B) Fixed Principal Repayments (pre-reduction)

US$ million	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Fixed Principal Repayments	45.3	45.3	70.3	70.3	70.3	70.3	100.3	100.3	100.3	100.3

Any repayment of the principal balance of the PXF Facility under Level 4 during Period 1 of the cash sweep in paragraph 6 above will be applied (on a $ for $ basis) as follows:

1.	the first $50m, to be applied in reduction of each of the Period 2 fixed amortisation payments under (B) above (but not, for the avoidance of doubt, normalisation payments under (A) above) for the PXF Facility pro rata to the amount of each such amortisation payment; and

2.	any additional amounts, to be applied in reduction of each of the Period 2 fixed amortisation payments for the PXF Facility (but not, for the avoidance of doubt, normalisation payments under (A) above) in chronological order.

For the avoidance of doubt any repayment of the principal balance of the Notes under Level 4 during Period 1 of the cash sweep in paragraph 6 above will be applied to reduce principal repayable in respect of the Notes at final maturity on 31 December 2021.

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ANNEXE 2
SHARE PLEDGE ENFORCEMENT DEFAULTS

If any of these circumstances arise (a “Share Pledge Enforcement Default”) then the Security Agent will be entitled to enforce the share pledge over the Intermediate Dutch Holdco28:

1.	the occurrence of any payment default in respect of a payment of principal, interest or cash sweep amounts, unless remedied within 10 Business Days[29], excluding, for the avoidance of doubt, following any acceleration[30] of the PXF Facility or the restructured Notes save where such acceleration occurs as a result of such payment default or an event of default related to the occurrence of any of the following:

(a)	any member of the Group takes any action or omits to take any action (acting reasonably and in good faith in the circumstances and to the extent within its reasonable control) where that action or omission would undermine the legality, enforceability or priority of any of the sureties granted by Ukrainian entities or any of the security referred to in paragraph 14 (iii) above;
(b)	disposal or other distribution of a material part of the assets of the Group and/or the Collateral Group as a whole[31] (including cash), except to the extent that such occurs as a result of circumstances outside the control of the Group; or
(c)	breach of certain terms of the new subordination agreement relating to financings by shareholders and their affiliates[32] to be entered into in relation to the restructuring[33] or a breach of certain terms of the security documents in relation to the security referred to in paragraph 14 (iii) above (in each case to be agreed subject to any appropriate materiality thresholds and to be specified in more detail in final documentation), except to the extent that such occurs as a result of circumstances outside the control of the Group or the shareholders; or
2.	in respect of (a) Metinvest BV, (b) any entity within the Collateral Group or (c) any other Group entities representing in total more than one-third of the Group’s preceding twelve months’ consolidated EBITDA:

(a)	the making of an order for bankruptcy or insolvency proceedings[34] (excluding for the avoidance of doubt any filings, petitions or other preliminary steps or preliminary orders in respect of such proceedings) against the relevant entity or entities, save for (i) any such orders which the relevant entity is contesting in good faith and which are discharged within a period to be agreed and (ii) any such orders resulting from proceedings which are commenced by any of the PXF Lenders, the Note trustee or the holders of the Notes following acceleration of the PXF Facility or the Notes in circumstances where at the time of such acceleration none of the events described in paragraph 1 above has occurred; or
(b)	the relevant entity or entities commence or consent to the commencement of bankruptcy or insolvency proceedings on a voluntary basis; or
3.	final, non-appealable and enforceable court decisions against Group entities representing a loss to the Group of in total more than one-third of the Group’s preceding twelve months’ consolidated EBITDA.

[28]	Applicable grace periods for events of default to be agreed in final documentation.
[29]	We note that this grace period will apply solely to commencement of enforcement of the share pledge over Intermediate Dutch Holdco and not the occurrence of the underlying Event of Default under the PXF Facility.
[30]	Acceleration to be defined to include acceleration of the Notes and any action taken by the PXF finance parties under the equivalent of clause 23.25(a)-(c) (Acceleration) of the existing PXF facility agreements.
[31]	For the avoidance of doubt, we note that this only relates to disposals or distributions that result in an event of default occurring (ie those that the company makes in breach of final documentation and any agreed thresholds in final documentation).
[32]	See paragraph 15 above.
[33]	For the avoidance of doubt the new subordination agreement will be a full subordination arrangement without inclusion of the termination events contained in the existing subordination agreements and will be subject only to permitted dividends in accordance with paragraph 10 above. The relevant terms of the new subordination agreement for this purpose will be based closely on clauses 3 (other than clause 3.9), 4, 5 and 7.2 of the existing (PXF) subordination agreement and the trigger in paragraph (b)(iii) will be limited to those terms and not others.
[34]	I.e. an order for (i) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer; (ii) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution or administration; or (iii) any analogous proceedings taken in any jurisdiction, all to be specified in more detail in final documentation.

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ANNEXE 3

PERMITTED CAPEX LEVEL

US$ million	2016	2017	2018	2019	2020	2021
Permitted Capex Level	601	736	751	775	836	888
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ANNEXE 4

CONSENT FEE REDUCTION

The restructuring fees payable to the Noteholders and the PXF Lenders under paragraph 12 (the Restructuring Fees) shall be reduced in the following circumstances:

(a)	the Restructuring Fees payable to the Noteholders and the PXF Lenders (respectively) shall be reduced by an amount equal to the amount of the Initial Fee actually received by the Noteholders and the PXF Lenders (respectively);
(b)	the Restructuring Fees payable to the Noteholders and the PXF Lenders (respectively) shall be further reduced by an amount equal to the amount of the August Fee and the September Fee actually received by the Noteholders and the PXF Lenders (respectively) unless the advisers to the Noteholder Committee and the PXF Co-ordinating Committee, acting reasonably and in good faith, have jointly provided the Company with English language drafts of the First Principal Transaction Documents by 30 June 2016, the Second Principal Transaction Documents by 15 July 2016 and Third Principal Transaction Documents by 31 July 2016; and
(c)	the Restructuring Fees payable to the Noteholders and the PXF Lenders (respectively) shall be further reduced by an amount equal to 50% of the amount of the October Fee and the November Fee actually received by the Noteholders and the PXF Lenders (respectively) unless the advisers to the Noteholder Committee and the PXF Co-ordinating Committee, acting reasonably and in good faith, have jointly provided the Company with English language drafts of the Principal Transaction Documents by 31 August 2016.

For avoidance of doubt, the reductions contemplated above will apply on an aggregate basis such that the balance of the Restructuring Fees will be allocated among all Noteholders and PXF Lenders (respectively) pro rata.

For the purposes of this Annexe 4:

First Principal Transaction Documents means the Terms and Conditions for New Notes, New Notes Surety Agreement(s), New Notes Trust Deed, New Notes Agency Agreement, New PXF Facility Agreement, Shareholder Subordination Agreement(s), Intermediate Dutch Holdco Guarantee(s), Intermediate Dutch Holdco Share Pledge and Intermediate Dutch Holdco intercompany receivables assignment.

Second Note Moratorium means the second moratorium scheme for the Notes, as described in the Practice Statement Letter dated 23 May 2016.

Second Principal Transaction Documents means pro-forma versions of the New PXF Security Agreements (being a single pro forma new and/or amended Suretyship, a single pro forma Assignment Agreement, a single pro forma new and/or amended local Account Pledge Agreement, and new and/or amended MISA account pledge), a single pro forma Opco Share Pledge, a single pro forma Opco equipment pledge, a single pro forma Offshore debt service account pledge (if and only to the extent determined to be applicable in the opinion of the advisers to the PXF coordinating committee and advisers to the ad hoc committee for the Notes) and a single pro forma Opco intercompany receivables assignment.

Second Standstill Extension means the second extension of the standstill arrangements with the PXF Lenders.

Third Principal Transaction Documents means the Intercreditor Agreement.

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Principal Transaction Documents means the First Principal Transaction Documents, the Second Principal Transaction Documents and the Third Principal Transaction Documents.

Initial Fee means:

(a)	in the case of the Notes, the 5 basis point fee payable with respect to the principal amount of the Notes outstanding as at the record date for the purposes of the Second Note Moratorium; and
(b)	in the case of the PXF Facility, the 5 basis point fee payable with respect to the principal amount of PXF loans outstanding and held by Consenting PXF Lenders and as described as the “Initial Fee” in the Second Standstill Extension.

August Fee means:

(a)	in the case of the Notes, the 7.5 basis point fee payable with respect to the principal amount of the Notes outstanding as at 29 July 2016; and
(b)	in the case of the PXF Facility, the 7.5 basis point fee payable with respect to the principal amount of PXF loans outstanding and held by Consenting PXF Lenders and as described as the “August Fee” in the Second Standstill Extension.

September Fee means:

(a)	in the case of the Notes, the 7.5 basis point fee payable with respect to the principal amount of the Notes outstanding as at 31 August 2016; and
(b)	in the case of the PXF Facility, the 7.5 basis point fee payable with respect to the principal amount of PXF loans outstanding and held by Consenting PXF Lenders and as described as the “September Fee” in the Second Standstill Extension.

October Fee means:

(a)	in the case of the Notes, the 12.5 basis point fee payable with respect to the principal amount of the Notes outstanding as at 30 September 2016; and
(b)	in the case of the PXF Facility, the 12.5 basis point fee payable with respect to the principal amount of PXF loans outstanding and held by Consenting PXF Lenders and as described as the “October Fee” in the Second Standstill Extension.

November Fee means:

(a)	in the case of the Notes, the 12.5 basis point fee payable with respect to the principal amount of the Notes outstanding as at 31 October 2016; and
(b)	in the case of the PXF Facility, the 12.5 basis point fee payable with respect to the principal amount of PXF loans outstanding and held by Consenting PXF Lenders and as described as the “November Fee” in the Second Standstill Extension.
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Schedule 4

Principal Transaction Documents

Part 1

First Principal Transaction Documents

The First Principal Transaction Documents referred to in Clauses 3.5(a)(i)(B) and 3.6(b)(ii) and as contemplated by the Non-Binding Restructuring Heads of Terms are as follows:

•	Terms and Conditions for New Notes;
•	New Notes Surety Agreement(s);
•	New Notes Trust Deed;
•	New Notes Agency Agreement;
•	New PXF Facility Agreement;
•	Shareholder Subordination Agreement(s);
•	Intermediate Dutch Holdco Guarantee(s);
•	Intermediate Dutch Holdco Share Pledge; and
•	Intermediate Dutch Holdco intercompany receivables assignment.

Part 2

Second Principal Transaction Documents

The Second Principal Transaction Documents referred to in Clauses 3.5(a)(i)(B) and 3.6(b)(ii) and as contemplated by the Non-Binding Restructuring Heads of Terms are as follows:

•	Pro-forma versions of the New PXF Security Agreements (being a single pro forma new and/or amended Suretyship, a single pro forma Assignment Agreement, a single pro forma new and/or amended local Account Pledge Agreement and a new and/or amended MISA account pledge);
•	A single pro-forma Opco Share Pledge;
•	A single pro-forma Opco equipment pledge;
•	A single pro-forma Offshore debt service account pledge (if and only to the extent determined to be applicable in the opinion of the advisers to the PXF Co-ordinating Committee and advisers to the Noteholder Committee); and
•	A single pro forma Opco intercompany receivables assignment.

Part 3

Third Principal Transaction Documents

The Third Principal Transaction Documents referred to in Clauses 3.5(a)(i)(B) and 3.6(b)(ii) and as contemplated by the Non-Binding Restructuring Heads of Terms are as follows:

•	Intercreditor Agreement.
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Part E

Risk Factors

Scheme Creditors should carefully consider the risks set forth below and the other information contained in this Explanatory Statement prior to making any decision with respect to the Scheme. Each of the risks highlighted below could have a material adverse effect on the business, operations, financial condition or prospects of the Company, the Guarantors or the Group. Scheme Creditors should note that the risks described below are not the only risks the Company, the Guarantors and the Group face.

For further information relating to risk factors related to the Group, Ukraine and the Notes, please see the Base Offering Memorandum dated 20 October 2014 and related Supplemental Base Offering Memorandum dated 17 November 2014 related to the 2017 Notes (together, the 2017 Offering Memorandum, which can be found here: http://www.metinvestholding.com/en/investors/bonds/ebonds2017) and which is incorporated by reference in this Explanatory Statement except as otherwise updated in this Explanatory Statement or the other documents incorporated herein.

Risks related to the implementation of or a failure to implement or a delay in implementing the Scheme

Effectiveness of the Scheme

In order for the Scheme to be approved by the Scheme Creditors, Scheme Creditors representing more than 50% in number and not less than 75% by value of the aggregate Scheme Claims of Scheme Creditors present and voting (in person or by proxy) at the Scheme Meeting must vote in favour of the Scheme. If the requisite majorities of Scheme Creditors do not vote in favour of the Scheme at the Scheme Meeting, the Scheme will not become effective and the compromise and arrangement contemplated by the Scheme will not be implemented.

Even if the requisite majorities of Scheme Creditors approve the Scheme at the Scheme Meeting, there is a risk that the Scheme may not become effective. In order for the Scheme to become effective under English law, it must receive the sanction of the Court at the Scheme Sanction Hearing and the sanction order in respect of the Scheme must be lodged with the Registrar of Companies. The Court will not sanction the Scheme unless it is satisfied that the class of Scheme Creditors has been properly constituted, the correct procedures have been followed, as a matter of discretion, the Court considers it proper to sanction the Scheme and that there are no other reasons why the Scheme should not be approved. There can be no assurance that the Court will consider it proper to sanction the Scheme or that the Court will refrain from concluding that there are other reasons why the Scheme should not be approved. If the Court does not approve the Scheme, or approves it subject to conditions or amendments which the Company and the other relevant parties deem unacceptable and/or would have (directly or indirectly) a material adverse effect on the interests of any Scheme Creditor and such conditions or amendments are not approved by the requisite majority of Scheme Creditors, the Scheme will not become effective.

Even if the Scheme is approved by the requisite majority of Scheme Creditors at the Scheme Meeting and the scheme effectiveness condition is satisfied as described in paragraph 1.21 (The Scheme Effectiveness Condition) of Part B (Overview of the Scheme) of this Explanatory Statement, it is possible for a person with an interest in the Scheme (whether a Scheme Creditor or otherwise) to object to the Scheme and to attend or be represented at the Scheme Sanction Hearing in order to make representations that the Scheme should not be approved and to appeal against the granting of a sanction order in respect of the Scheme. Therefore, it is possible that objections will be made before and/or at the Scheme Sanction Hearing and/or that an appeal will be made against the granting of the sanction order in respect of the Scheme by the Court and that any such objections or appeal will delay or possibly prevent the effectiveness of the Scheme.

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Scheme Timing

The Scheme is being proposed on the basis that the Scheme Effective Date will occur on 30 June 2016. Since the occurrence of the Scheme Effective Date depends on a number of factors, some of which are outside the control of the Company, it is possible that the Scheme Effective Date will not occur on this date. If the Scheme Effective Date occurs after 30 June 2016, the Company will be exposed to a longer period of time in which a moratorium arrangement is not in place in respect of the Notes. The Company considers that the longer it continues without such a moratorium arrangement in place, the more it is exposed to a risk of creditor action which could destabilise the Group and disrupt the Restructuring process.

Scheme Implementation/Non-Implementation

If a moratorium is achieved through the successful implementation of the Scheme the Group will have a stable platform from which to document and implement the restructuring proposal set out in the Non-Binding Restructuring Heads of Terms. If the Company is successful in agreeing, documenting and implementing a consensual restructuring with its Noteholders and the PXF Lenders on the basis set out in the Non-Binding Restructuring Heads of Terms, the Company anticipates that it will be able to repay the full amount due to those creditors in accordance with the terms of the Non-Binding Restructuring Heads of Terms. However, there remains a risk that the Company is not successful in agreeing, documenting and implementing a consensual restructuring with its Noteholders and the PXF Lenders on the basis set out in the Non-Binding Restructuring Heads of Terms.

If the Scheme is not implemented the Group would be likely to run out of liquidity due to the cessation of trade finance and supplier credit. This state of affairs would be likely to lead to the operating entities of the Group, most of which are based in Eastern Ukraine, being forced to shut down some or all of their production facilities causing long lasting damage to the business and more likely leading to them ceasing to trade. In that event the Company would need to consider filing for protective proceedings in the Netherlands, and the Company’s creditors, in the case of the Noteholders at least one-fifth in principal amount in respect of each series of the Notes then outstanding, would be able to file for bankruptcy proceedings in the Netherlands.

Assuming that the Dutch courts grant the Company a suspension of payments, this would provide a moratorium and allow the Group a short window to seek to agree a restructuring. However, there is a substantial risk that with multiple insolvency proceedings the Group would lose the majority, if not all, of its trade finance lines and supplier credit, effectively eliminating its liquidity.

At this stage the Ukrainian operating companies would need to consider filing for Ukrainian protective bankruptcy proceedings, which would lead to distressed sales of their assets, potentially at forced sale values, rather than as going concerns. On this basis, the Scheme not taking effect may result in the insolvency of the Group which could result in Noteholders not recovering the full amount of their debt, as described at paragraph 6 (Consequences of a failure to implement the Scheme) of Part A (Background to and Reasons for the Scheme) at page 30 of this Explanatory Statement (see also Relevant local insolvency laws may not be as favourable to the Noteholders as other insolvency laws and The claims of Noteholders under the Surety Agreements may be limited under Ukrainian law in the event that one or more of the Guarantors, as applicable, is declared bankrupt).

Breach of obligation

There is a risk that the proposal or the implementation of the Scheme, or the taking of any steps required to implement the Scheme, may constitute a breach of the Group’s contractual obligations under one or more agreements. The consequences of such a breach may include the termination of such agreements and may adversely affect the results of operations and financial condition of the Group.

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Risks Relating to the Group

Events of default are currently outstanding under certain of the Company’s credit facilities and the Notes

The Company has four outstanding syndicated PXF Facilities with international commercial banks in an aggregate amount of approximately U.S.$1,085 million as at 27 May 2016 following the capitalisation of unpaid interest in accordance with the PXF Standstill Extension. The Company has been unable to make a number of scheduled debt repayments under the PXF Facilities since 10 February 2015. As a consequence, payment defaults under the PXF Facilities in a total amount of approximately U.S.$787 million35 as at 27 May 2016 have occurred and are continuing. The Company is liable to make further scheduled debt repayments under its PXF Facilities from 8 June 2016 to 30 November 2016 totalling approximately U.S.$126 million and does not expect to be able to make such payments. The PXF Lenders have the right to accelerate all of the PXF Facilities, although the Company agreed the PXF Standstill Extension with certain of the PXF Lenders and is seeking an extension of the PXF Standstill Extension in accordance with its terms.

Under the First Moratorium Scheme, Noteholders were prevented from taking enforcement action in respect of certain declared events of default under their Notes until 27 May 2016. Following the non-payment of the principal amount of the 2016 Notes which fell due on 31 January 2016, a payment default is currently outstanding in respect of the 2016 Notes and corresponding cross defaults have occurred under the 2017 Notes and the 2018 Notes. Pursuant to the terms of the First Moratorium Scheme, the First Moratorium Scheme Capitalised Interest has been capitalised and became due and payable immediately on the expiry of the First Moratorium whereupon a payment default occurred in respect of non-payment of the First Moratorium Scheme Capitalised Interest. An additional payment default occurred on 28 May 2016 by virtue of non-payment of the instalment of principal on the 2017 Notes which fell due on that date. Following the expiry of the First Moratorium, the Trustee of each series of the Notes may, at its discretion and if so requested by holders of at least one-fifth in principal amount in respect of each series of the Notes then outstanding, or if so directed by an Extraordinary Resolution of the relevant Noteholders shall, give notice to the Company that the corresponding Notes are, and they shall immediately become, due and payable together with accrued interest.

As at the date hereof, none of the PXF Facilities or the Notes have been accelerated. However, based on the Company’s existing liquidity position, its current cash flow projections and the significant liquidity risk related to withdrawals of its trade finance facilities, the Company is not currently able to pay amounts outstanding and falling due under the PXF Facilities or the Notes following the expiry of the First Moratorium Scheme and the PXF Standstill Extension on 27 May 2016, although it is seeking an extension of the PXF Standstill Extension in accordance with its terms. In relation to the Notes, the Company anticipates that it will need a moratorium on enforcement action in respect of the Notes until 30 September 2016 (subject to extension to 30 November 2016 at the latest, or early termination and in accordance with the terms of the Scheme and as described in Part B (Overview of the Scheme) and Part D (The Scheme)) in order to allow for a restructuring to be documented and implemented. If the Company fails to secure an extension of the PXF Standstill Extension or any extended standstill agreement or the proposed moratorium provided for under the Scheme is terminated for any reason and if any of the PXF Facilities or the Notes, as applicable, were to be accelerated, the Company may not have sufficient funds to satisfy its obligations, which may prejudice its ability to continue as a going concern.

[35]	Due to a typographical error, paragraph 13 of the Practice Statement Letter referred to U.S.$890 million as at 25 May 2016.

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Risks relating to Ilyich I&SW

Between 2010 and 2012 the Group acquired, through a series of transactions, a 99.2% effective interest in Ilyich I&SW. A significant part of the consideration payable to the transferor of Ilyich I&SW remains outstanding. Although no member of the Group is liable for the remaining part of the outstanding consideration payable to the transferor, there is a risk that if in fact the transferor does not receive the balance of the consideration for the transfer of Ilyich I&SW, the Group could lose its interest in Ilyich I&SW.

Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition

The recent significant civil disturbances and political instability in Ukraine and the ongoing military action in some parts of the Donetsk and Luhansk regions of Ukraine have negatively impacted Ukraine’s economy and the relations between the Russian Federation and Ukraine and as a result, the Group’s business, results of operations and financial condition.

Following the decision of the President of Ukraine and the Ukrainian government (the Government) to defer the signing of the Association Agreement between Ukraine and the EU (the Association Agreement) in November 2013, mass rallies took place in Kyiv and other cities of Ukraine. Civil disturbances in Ukraine escalated throughout the winter months. In March 2014, the parliament of the Republic of Crimea declared independence from Ukraine and was accepted into the Russian Federation in the same month. This decision was internationally criticised and led to the EU, U.S. and other international and domestic sanctions in respect of designated individuals and institutions, primarily residents of the Russian Federation. Ukraine declared the respective territories as being under temporary occupation by the Russian Federation. In April 2014, local militias occupied government buildings in eastern Ukraine, and the Ukrainian authorities responded by launching military operations in the region, resulting in clashes between the Ukrainian armed forces and local militias. In September 2014, representatives of Ukraine, the Russian Federation and the Organisation for Security and Co-operation in Europe signed a ceasefire agreement (the Ceasefire Agreement), and the Ukrainian Parliament approved a special three-year local governance regime for certain parts of the Donetsk and Luhansk regions, as well as a limited amnesty (the Regional Governance Law). A substantial part of the Regional Governance Law may only become effective upon the implementation of the Minsk Protocol. See “A failure to carry out constitutional reforms might have negative effects on the Ukrainian economy and the Group’s business”. In November 2014, the self-proclaimed authorities of the so-called Donetsk People’s Republic (the DPR) and the Luhansk People’s Republic (the LPR) which control parts of the Donetsk and Luhansk regions of Ukraine, held parliamentary and executive elections in violation of the Ceasefire Agreement, which destabilised the fragile truce and led to sporadic heavy fighting. By the end of January 2015, the ceasefire had collapsed entirely. Although a new ceasefire agreement (the Second Ceasefire Agreement) took effect in February 2015, sporadic heavy fighting continued throughout the spring of 2015. After a period of relative stability during the summer and autumn, tensions are again escalating between Ukraine and the Russian Federation. In November 2015, electricity pylons in southern Ukraine were blown up, severing the flow of electricity to Crimea, and the Russian government announced that Ukraine would no longer receive deliveries of natural gas from the Russian Federation. On 8 December 2015, the operation of a power supply line to Crimea was resumed.

The armed conflict and geopolitical tensions between the Russian Federation and Ukraine have had an adverse effect on the Ukrainian financial markets, and there have been reports of increased capital outflows from Ukraine. The ability of Ukrainian companies and banks to obtain funding from the international capital and loan markets has also been hampered as a result of decreased demand from the international investor base. Any continuing or escalating military action in eastern Ukraine could have a further material adverse effect on the Ukrainian economy and, consequently, on the Group’s business.

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Production at some of the Group’s Ukrainian assets located in the conflict zone in the Donetsk and Luhansk regions has been affected by the military action. In particular:

•	Avdiivka Coke, which produced approximately 48% and 47% of the Group’s total blast furnace (dry) coke in 2014 and 2015, respectively, experienced minor property damage to its non-core assets and disruptions in its electricity supply in mid-August 2014 as a result of damage to transmission lines caused by artillery fire. In 2015, with the resumption of hostilities, the facilities (including plant and equipment, buildings and road and rail transport infrastructure) were again damaged by artillery fire. In addition, four high-voltage lines supplying the plant were damaged, and supplies of raw materials and rolling stock were repeatedly interrupted by fighting. At the end of 2015, seven coke batteries of the plant were in operation, one was mothballed and one remains under repair. As a result, total production of blast furnace coke decreased by 381 thousand tonnes year on year to 1,938 thousand tonnes in 2015.
•	At Yenakiieve Steel (being the collective operations of Yenakiieve I&SW, Metalen and Makiivka Steel), which produced approximately 22% and 23% of the Group’s total crude steel volume in 2014 and 2015, respectively, a number of production shops have been damaged by inadvertent shell fire, and production was temporarily suspended as of mid-August 2014. In October 2014, after almost two months of inactivity, production resumed. In February 2015, the plant was repeatedly subjected to shelling which damaged the natural gas pipeline, production facility and an electrical substation. After the fighting intensified, parts of the Donetsk railway closed and iron ore supplies were interrupted, which led to the stoppage of several production units. Production was restored in the middle of March 2015 but was low due to limited supplies of raw materials and interruptions in natural gas supplies. As a result, production of crude steel decreased by 244 thousand tonnes period on period to 1,818 thousand tonnes in 2015.
•	Operations at Khartsyzk Pipe, which produced 238 thousand tonnes and 67 thousand tonnes of large diameter pipe in 2014 and 2015, respectively, had to be temporarily suspended as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of raw materials to and finished products from the plant. In early October 2014, the plant recommenced production and shipping of pipe after the damaged railway infrastructure was restored. In addition, the plant has suffered minor property damage, and repair works are currently being carried out. In 2015, due to the closure of parts of the railway network and interruptions in supplying rolling stock to ship finished products from the plant, production was reduced by 171 thousand tonnes year on year to 67 thousand tonnes. Since June 2015, the plant has been idle due to lack of orders.
•	At Krasnodon Coal’s mines, which produced approximately 37% and 11% of the Group’s total coking coal concentrate in 2014 and 2015, respectively, production was scaled back as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of coal to the Group’s enterprises. In early October 2014, the plant was able to recommence production and shipment of commodity products, but at a rate approximately one-third lower than normal. During 2015 the plant produced 346 thousand tonnes of concentrate, which is by 1,176 thousand tonnes lower than the corresponding period of 2014. The main reasons for this decline in production were the inability to ship finished products due to the disruptions to rail transport services and damage to the railway infrastructure.

The supply of raw materials to Azovstal and Ilyich I&SW, which together represented approximately 78% and 77% of the Group’s total crude steel production in 2014 and 2015, respectively, was also disrupted at the end of July 2014 when railway lines were partially destroyed due to military action in the Donetsk region. Further, the area of conflict expanded in August-September 2014 towards the south-eastern part of the Donetsk region, up to approximately 20 kilometres east of the city of Mariupol, where Azovstal and Ilyich I&SW are located. Ilyich I&SW also suffered minor property damage to its sinter plant from artillery fire, although this has not had a material effect on production.

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In late December 2014, the railway bridge which connected these plants with the Mariupol port was destroyed and in January 2015, the supply of industrial water to Azovstal was temporarily interrupted when the electricity supply to the pumping stations was damaged by shelling. Supplies of iron ore, coking coal and coal were constrained during the period from January to March 2015. In addition, natural gas supplies to the steel plants in Mariupol were interrupted on 12-14 June 2015 after artillery shelling damaged a key gas pipeline. As a result, in 2015 production of crude steel declined by 239 thousand tonnes period on period to 3,206 thousand tonnes at Azovstal and by 899 thousand tonnes period on period to 2,645 thousand tonnes at Ilyich I&SW.

As at the date of this Explanatory Statement, military action continues in some parts of the Donetsk and Luhansk regions near the Group’s facilities, notwithstanding the Second Ceasefire Agreement.

Although to date most of the Group’s Ukrainian employees have continued to work, the Group may face the significant risk of a mass exodus of its workers or other interruptions to its labour supply should military action continue. Should significant numbers of additional workers leave their jobs or be unable to work, operational shutdowns will be required, perhaps on a long-term basis. In addition, unemployment and resulting social tension in the relevant regions of Ukraine are likely to increase.

As noted above, Ukraine’s transportation infrastructure has been damaged as a result of military action and sabotage, which has affected and may further affect the Group’s production.

In addition, since July 2014, Ukrzaliznytsya has restricted the transportation of cargo through a number of railway stations in the Donetsk region due to damage to the railway network caused by military action in the area. As a result of this, Metinvest-SMC, Metinvest Holding LLC, Avdiivka Coke, Yenakiieve Coke, Yenakiieve Steel and Donetsk Coke were unable to deliver steel, iron ore and coal products under some of their trade contracts with Metinvest International and certain of their Ukrainian and Russian customers. The Ukrainian Chamber of Commerce has officially certified to these companies that a force majeure event has occurred in relation to their respective contractual obligations. The Ukrainian Chamber of Commerce’s certification serves as a basis for the release of Metinvest-SMC, Metinvest Holding LLC, Avdiivka Coke, Yenakiieve Coke, Yenakiieve Steel and Donetsk Coke from liability under the relevant trade contracts while the force majeure circumstances persist. Should the military action persist or escalate, the Group may experience further difficulties delivering steel, iron ore and coal products between its plants and to certain of its other customers should the conflict zone expand to cover the railway routes used for such deliveries. An escalation in the conflict could also result in the closure of the border between Ukraine and the Russian Federation, which would likely hinder the transportation of raw materials and finished products between the two countries and on trade routes passing through the Russian Federation.

The Group depends on other forms of infrastructure that are also subject to damage due to military action. For example, the Group’s coke’s plants in Avdiivka and Yenakiieve depend on water supply from the Severskiy Donets – Donbas Canal, and any interruption to this infrastructure may affect coke and blast-furnace production, which in turn could have a material adverse effect on the entire steel production chain.

Any continuing or escalating military action in the Donetsk and Luhansk regions of Ukraine, public protests, disturbances or political instability could have a further material adverse effect on the Group’s business, financial condition, results of operations and prospects.

The actions of the self-proclaimed authorities of the so-called DPR and LPR are unpredictable, and the Group may face tax claims or nationalisation of its assets

A political solution to the crisis in eastern Ukraine may not be achieved in the near future or at all. If and to the extent the Regional Governance Law is ultimately implemented, there is no certainty as to the final form that this law will take, and it may create an unprecedented legal regime for the local governance bodies in certain parts of Donetsk and Luhansk regions. There is a risk that, under any regime established through a political consensus between the Ukrainian authorities and the local militia, decisions adopted by the local authorities may conflict with national law. As a result, businesses operating in these regions, including members of the Group, may encounter operational and/or regulatory problems as a consequence of decisions adopted by the newly elected regional authorities.

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Increases in transportation costs or delays in transport, including as a result of the ongoing conflict in eastern Ukraine, could adversely affect the Group’s business and results of operations

The Group currently relies substantially on the rail freight network operated by Ukrzaliznytsya, the Ukrainian state-owned railway authority, for transportation of its raw materials and finished products. Railway tariffs for freight increase periodically, resulting in corresponding increases in transportation costs. See further “Risks Relating to the Group―Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition”.

Restrictions on coking coal supplies to Ukrainian metallurgical companies may adversely affect the Group’s steel production business

In connection with its steel production business, the Group purchases from third party suppliers certain raw materials, primarily coking coal. In 2015, the Group purchased approximately 22.5% of its coking coal requirements from suppliers in the Russian Federation.

Since November 2015, there have been reports of restrictions on the shipment of coking coal to Ukrainian metallurgical companies, including members of the Group, and, although there has been no public announcement of an actual embargo by the Russian authorities, members of the Group frequently encounter delays in obtaining the necessary clearances from the Russian customs authority in respect of coking coal shipments from the Russian Federation. In December 2015 the Russian press announced that supplies of coking coal from Russian Federation to Ukraine had been suspended as a temporary measure but were to be resumed from 10 December 2015.

If the Russian Federation introduces a coking coal export embargo, or administrative obstacles continue to restrict the shipment of coking coal to Ukrainian metallurgical companies, members of the Group will need to secure coking coal supplies from different producers to maintain the current scale of steel production. If members of the Group are unable to secure alternative coking coal supplies or such supplies are substantially delayed or cost substantially more, the Group’s business, results of operations and financial condition may be materially adversely affected.

The Russian Federation may introduce an import embargo on the Group’s steel and other products

On 27 June 2014, the President of Ukraine signed the economic part of the Ukraine–European Union Association Agreement, effective from 1 January 2016. The Association Agreement was ratified by the Ukrainian Parliament and the European Parliament on 16 September 2014. On 13 August 2015, the Government of the Russian Federation adopted decree No. 842 that prohibits the import of agricultural products, raw materials and foodstuffs originating from Ukraine as a response to implementation by Ukraine of the economic part of the Association Agreement. These prohibitions on Ukraine came into force from 1 January 2016.

Currently, the Russian Federation does not maintain any import restrictions on the Group’s products other than antidumping duties. See “Risks relating to the Group– Trade-related legal proceedings and agreements may force the Group to decrease exports of its steel products and adversely affect the Group’s business”. However, there can be no assurance that in the future the Russian Federation will not introduce an import embargo on the Group’s steel or other products, as it has done in relation to Ukrainian agricultural produce, which might adversely affect the Group’s business, results of operations and financial condition.

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The Group’s financial performance is dependent on the global price of and demand for steel products

The Group’s business is cyclical because the major industries in which the majority of steel customers operate, including the construction, automotive, engineering and oil and gas recovery and processing industries, are themselves cyclical and sensitive to changes in general economic conditions. The demand for steel products is thus generally correlated with macroeconomic fluctuations in the economies in which steel producers sell products, which are in turn affected by global economic conditions. Particular economic and market factors may also have a significant effect on the Group’s operations, such as the recent global economic downturn which led to a decrease in production by the Group’s customers, resulting in a decrease in demand for the Group’s products. The prices of steel products are influenced by many factors, including demand, worldwide production capacity, capacity utilisation rates, raw material costs, exchange rates, trade barriers and improvements in steel making processes, and are subject to substantial fluctuation.

The Group’s financial performance is dependent on world market prices of iron ore and coal

The Group sells iron ore and coal to third parties. Cyclical and other changes in world market prices for these commodities could affect the results of the Group’s mining activities. Changes in these prices result from factors that are beyond the Group’s control, such as fluctuations in global supply and demand (particularly as a result of the prevailing level of worldwide demand for steel products) and transportation costs. Prices of these commodities have varied significantly in the past and could vary significantly in the future and are also positively correlated with demand from steel producers. Any significant increase in global supplies or decrease in global demand for iron ore could reduce the prices for the Group’s products, and any decline in the prices of the commodities the Group sells to third parties may materially adversely affect the Group’s business, results of operations and financial condition.

The Group is required to meet certain financial and other restrictive covenants under the terms of its indebtedness

As a result of the significant proportion of short-term borrowings in the Group’s capital structure, it is exposed to the risk that it may be unable to refinance such borrowings, in particular its trade finance facilities. If it is unable to do so, its liquidity could continue to be adversely affected. In addition, the availability of external financing for companies operating in Ukraine, such as members of the Group, is currently limited due to ongoing political and economic volatility in the country. See further “Risks Relating to the Group― Events of default are currently outstanding under certain of the Company’s credit facilities and the Notes” and “Risks Relating to the Group―Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition”.

The Group’s mining business depends on permits issued by the Government and such permits may be withheld, revoked or not renewed

In Ukraine, where most of the Group’s mines are located, all subsurface resources belong to the people of Ukraine. Special permits and mining allotments may be suspended or revoked, or an extension may be refused, if the Group fails to satisfy the conditions of their issuance, including the payment of fees for the use of subsoil resources, the commencement of work within the period stipulated in the relevant special permit or mining allotment, and compliance with mining, environmental, health and safety regulations. While the Group believes that it has complied with all material applicable regulations, there can be no assurance that the Group will be able to achieve compliance with all applicable regulations at all times.

Fluctuations in currencies may adversely affect the Group’s financial condition and results of operations

The functional currency of the majority of the members of the Group located in Ukraine is the Hryvnia. The functional currencies of the Company and its non-Ukrainian subsidiaries are the U.S. dollar, pound sterling, the Euro and Bulgarian lev. On consolidation, income statements and cash flows of the Group’s subsidiaries for which the U.S. dollar is not the functional currency are translated into U.S. dollars, the presentation currency for the Group, using monthly average exchange rates during the year. Assets and liabilities are translated into U.S. dollars at the official exchange rate as of the relevant respective balance sheet dates. The exchange rate between the Hryvnia and the U.S. dollar has historically fluctuated, and the translation effect of such fluctuations could have a material adverse effect on the Group’s consolidated results of operations.

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Tax rules may potentially affect the Group’s results of operations

Due to the deteriorating economic situation in Ukraine, the Ukrainian Parliament periodically amends the Tax Code of Ukraine (the Tax Code) which reduces the predictability of Ukraine’s taxation system and may have an adverse effect on business activity, reducing the attractiveness of the national economy for foreign investors.

Transfer pricing rules may potentially affect the Group’s results of operations

Ukrainian transfer pricing rules apply to a wide range of cross-border transactions, most typically regulating pricing for goods and services sold or purchased to or from related parties.

The Tax Code contains transfer pricing rules (effective since September 2013) that require liabilities to tax on certain transactions to be calculated on the basis of prices set on an arm’s length (market) basis.

The Group’s historical and current trading relationships, including sales between businesses in each of its segments, could fall within the scope of the transfer pricing rules. In particular, if the Group’s foreign counterparties that do not have a permanent establishment in Ukraine are located in a so-called listed “low-tax” jurisdiction, the Ukrainian tax authorities may apply the transfer pricing rules to transactions between those members of the Group that are tax resident in Ukraine and their foreign counterparties, regardless of whether they are related parties.

Trade-related legal proceedings and agreements may force the Group to decrease exports of its steel products and adversely affect the Group’s business

All of the Group’s principal steel producing subsidiaries (except for the re-rollers Ferriera Valsider, Metinvest Trametal, Spartan UK and Promet Steel) are located in Ukraine. As a major Ukrainian steel producer, which obtained approximately 80% of its revenue from sales of metallurgical products in the twelve months ended 31 December 2015 outside Ukraine, the Group is subject to protective tariffs, duties and quotas imposed by certain countries into which the Group exports its steel products, which could reduce its competitiveness in, and limit its access to, certain markets. Although WTO members are expected to abolish all quantitative restrictions on trade flows with Ukraine, as quantitative restrictions are prohibited under the WTO rules as inconsistent with the requirements of the WTO, WTO members may still impose measures such as anti-dumping measures, safeguard measures and countervailing duties within the parameters established by the WTO rules. Reportedly, several steel importing countries (some of which are WTO members), including the Russian Federation, the United States, Canada, Indonesia, Brazil, Thailand and Mexico, currently have anti-dumping measures in place with respect to certain steel imports from Ukraine. In mid-December 2015, the Russian Federation signed a decree suspending its CIS Free Trade Agreement with respect to Ukraine from 1 January 2016, as a result of which, all rolled steel flat and long products manufactured by Ilyich I&SW (except for heavy plates and regular pipes) might be subject to import customs duty in Russia.

The Group does not carry the types of insurance coverage customary in more economically developed countries for a business of its size and nature

The Group does not maintain public liability insurance against claims by members of the public for personal injury or damage to property caused by such facilities’ operations or product recall insurance to cover the costs involved in the recall of their products. In addition, the Group’s insurance policies are subject to certain exclusions, including, in the case of its “All Risk” insurance policies, in respect of damage and losses incurred as a result of military or terrorist action or similar acts.

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The Group may incur liabilities in connection with its pension plans

The Group has pension plans under which it is required to provide agreed benefits to current and former employees. As at 31 December 2015, the value of the Group’s unfunded defined benefit obligations was U.S.$335 million and the change in value recognised in the consolidated statement of cash flows was negative U.S.$34 million for the twelve months then ended. The Group may not be able to meet its obligations under unfunded benefit obligations. Furthermore, the Group’s net liabilities under the defined benefit plans may be significantly affected by changes in the discount rate, the social security rate, the rate of increase in salaries and pension contributions, changes in demographic variables or other events and circumstances. Changes to local legislation and regulation relating to defined benefit plan funding requirements may result in significant deviations in the timing and size of the expected cash contributions under such plans. There can be no assurance that the Group will not incur additional liabilities relating to its pension plans, and these additional liabilities could have a material adverse effect on the Group’s business, results of operations and financial condition.

The Group’s liquidity can be affected by a delay or non-repayment of VAT by the Ukrainian tax authorities

As exporters which do not charge VAT on sales that can be offset against the purchase of goods and services, the Group’s Ukrainian businesses rely on the timely repayment by the Government of VAT incurred in order to ensure smooth cash flows and their continued ability to invest in their business. The Group has experienced significant delays in the repayment of VAT which has led to, and may lead again to, further decreases in liquidity and result in material financial losses, including foreign exchange losses. Administrative procedures and resulting disputes have required members of the Group to use the court system to enforce VAT repayments by the Government. This has significantly delayed recovery beyond the normal 90-day period. The Group’s gross Ukrainian VAT receivable balance as at 31 December 2015 was U.S.$134 million (31 December 2014: U.S.$211 million). The hryvnia devalued compared to the U.S. dollar from 15.77 as at 31 December 2014 to 24.00 as at 31 December 2015, resulting in a translation loss of U.S.$65 million on the VAT balances expressed in U.S. dollars during this period. The Group’s management believes the remaining amounts of UAH 161.8 million which are the subject of challenges in the Ukrainian court system are likely to be recovered. There is a risk that VAT owed to the Group will not be paid promptly due to the Government’s financial position, leading to a decrease in liquidity and a financial loss depending on the terms of repayment imposed and, as the Group reports its financial results and position in U.S. dollars, the prevailing exchange rate when actual repayments are made. The Group has incurred, and may continue to incur, exchange rate losses as expressed in U.S. dollars from further delays in VAT refunds and/or from discounts to the face value of bonds that may be issued by the Government in the future for settlement of VAT receivables outstanding, and, as a result, may temporarily reduce levels of investment, which could have a material adverse effect on the Group’s business, results of operations, financial condition and prospects.

The Group is subject to a number of other risks as described in the 2017 Offering Memorandum, including (amongst others):

•	The Group’s success depends on its ability to compete effectively in the steel industry;
•	Estimates of the Group’s mining reserves and resources are subject to uncertainties and estimates of its resources are speculative;
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•	The Group’s mining and steel manufacturing operations are subject to a number of risks and hazards, including the significant risk of disruption or damage to persons and property;
•	The Group is dependent on third party suppliers for a portion of its raw materials;
•	The externally purchased raw materials the Group uses to produce steel, such as coking coal, scrap metal and ferroalloys are subject to price fluctuations that could increase the Group’s costs of production;
•	The Group’s operations are subject to environmental laws and regulations that may be difficult and costly to comply with, and future changes in or unanticipated breaches of, such laws and regulations could require the Group to incur increased costs;
•	The Group’s operations are associated with greenhouse gas emissions which are implicated in the development of climate change phenomena. Ongoing policy and regulatory efforts to combat climate change may entail additional costs for the Group;
•	The Group may receive contaminated scrap metal;
•	The Group benefits from limitations on the export of scrap metal that may be eliminated in the future;
•	The Group’s compliance with health and safety laws may require increased capital expenditures, and non-compliance may subject the Group to significant penalties;
•	Title to the Group’s mineral properties or production facilities, or to any privatised company acquired by the Group, may be challenged;
•	The Group’s competitive position and future prospects are heavily dependent on its senior management team’s experience and expertise;
•	If the Group is unable to obtain or maintain quality certifications for its facilities, it may lose existing customers or fail to attract new customers;
•	The Group is subject to risks relating to equipment failure, production curtailment and shutdown;
•	The members of the Group in Ukraine are in many cases one of the largest employers in their respective regions, which may subject the Group to social and political pressures;
•	The Group’s operating subsidiaries have minority shareholders;
•	The Group may experience difficulties and higher costs or unanticipated financial liabilities or losses when it integrates completed acquisitions into its operations;
•	The Group may not be able to secure sufficient financing to fund its acquisition strategy;
•	The Group may have only limited financial and other information about acquired subsidiaries and their financial performance may differ from that of the Group;
•	Rapidly changing operating environment may strain the Group’s resources;
•	Further expansion of the Group’s business outside Ukraine, the EU and the United States may expose it to risks; and
•	Some transactions of the Group’s Ukrainian subsidiaries, including most of the Guarantors, may be subject to additional corporate approval requirements.

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Risks Relating to Ukraine

As noted above, Ukraine is currently experiencing significant civil disturbances and political instability, with ongoing military action in some parts of the Donetsk and Luhansk regions. See further “―Risks Relating to the Group―Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition”.

•	Ukraine’s economy is vulnerable to fluctuations in the global economy and the effects of the recent civil disturbances, political instability and ongoing military action in Ukraine;
•	Investments in emerging market countries such as Ukraine carry risks not typically associated with risks in more mature markets;
•	Ukraine may continue to experience political instability or uncertainty;
•	Ukraine may continue to experience economic instability;
•	Restricted access to international capital markets may adversely affect the Ukrainian economy;
•	Any further unfavourable changes in Ukraine’s regional relationships, especially with the Russian Federation, may adversely affect the Ukrainian economy and thus the Group’s business;
•	A failure to develop relations with the EU might have negative effects on the Ukrainian economy and the Group’s business;
•	The Ukrainian banking system may be vulnerable to stress due to fragmentation, undercapitalisation and a potential increase in non-performing loans, all of which could have a material adverse effect on the real economy;
•	The Ukrainian currency is subject to volatility and depreciation; and
•	Ukrainian tax law and practices are not fully developed and are subject to frequent change and re-interpretation, which may create an uncertain environment for investment and business activity.

A failure to carry out constitutional reforms might have negative effects on the Ukrainian economy and the Group’s business

On 12 February 2015, a new ceasefire agreement (the Minsk Protocol) brokered by France and Germany with the Russian Federation’s participation was agreed in Minsk by Ukrainian President Poroshenko and representatives from the Donetsk and Luhansk regions. The Minsk Protocol provided for constitutional reform with the adoption of amendments to the Constitution of Ukraine. On 16 July 2015, the Ukrainian Parliament voted in favour of sending a draft law on amendments to the Constitution of Ukraine on the decentralisation of power (the Draft Law) to the Constitutional Court of Ukraine (the CCU). Upon the CCU’s holding that the Draft Law complies with the Constitution, on 31 August 2015, the Ukrainian Parliament gave its preliminary approval of the Draft Law. As of the date of this Explanatory Statement the first reading of the Draft Law by the Ukrainian Parliament was pending. The Draft Law envisages granting local communities powers to collect taxes and allocate budgets themselves. The oblast (region) and raion (district) state administrations will be dissolved and prefects representing the state on a local level would be appointed. Powers of the dissolved regional and district state administrations will be transferred to the level of village, town, and city authorities. The Draft Law also provides that prefects will oversee compliance by the local self-governing authorities with the Constitution of Ukraine and laws of Ukraine. Along with the reform of the status of local government, the Draft Law restates certain provisions of the Constitution of Ukraine on administrative and territorial structures. In particular, the Draft Law contains a requirement according to which the terms and procedures for the creation, liquidation, changes in boundaries of and the naming and re-naming of administrative units must be regulated by law. Additionally, the proposed amendments provide for a specific procedure for the implementation of local self-government in several districts of the Donetsk and Luhansk regions, which will be regulated by a separate law. A failure to carry out the constitutional reforms envisaged by the Minsk Protocol may have a negative impact on the Ukrainian economy and the Group’s business.

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Recession in Ukraine’s economy might have negative effects on the Group’s business

The political and geopolitical events discussed above have had a severe negative impact on Ukraine’s economy. Industrial production declined by 13.0% in 2015 (10.1% in 2014). The machine building industry declined by 14.1% in 2015 (20.6% in 2014), the metallurgy industry by 16.1% in 2015 (14.5% in 2014) and the chemical industry by 15.2% in 2015 (14.2% in 2014). Industrial output declined by 34.6% in Donetsk and 66.0% in the Luhansk region in 2015.

The total value of construction activities in Ukraine increased by 12.5% in 2015. During 2015, retail trade in Ukraine decreased by 20.7% on a period on period basis. Agricultural output decreased by 4.8% in 2015 and increased by 2.2% in 2014.

In 2012 the GDP of Ukraine increased by 0.2% and in 2013 GDP remained substantially flat. In 2014, it contracted by 6.6% as compared to the previous year. During 2015, the GDP of Ukraine declined by 9.9% compared to 2014. In the fourth quarter of 2015, the GDP of Ukraine increased by 3.7% compared to the third quarter of 2015.

Exports form a large part of the GDP of Ukraine (accounting for 43.0%, 48.6% and 52.8% of GDP in 2013, 2014 and 2015, respectively). In 2015, the export of steel and metals from Ukraine decreased by 37.8% (13.1% in 2014), machines and equipment by 30.3% (17.1% in 2014), chemical products by 30.2% (23.8% in 2014) and mineral products by 49.2% (15.1% in 2014). Total exports of goods and services from Ukraine decreased by 29.3% in 2015 (13.5% in 2014), while imports decreased by 31.1% (28.2% in 2014). In 2015, the decrease in exports of goods and services reached 16.9% on a period on period basis and the decrease in imports of goods and services reached 22.0% on a period on period basis. The deterioration of the Ukrainian economy could have negative effects on the Group’s business.

Investments in Ukraine are subject to a number of other risks as described in the 2017 Offering Memorandum, including (amongst others):

•	Ukraine’s developing legal system creates risks and uncertainties for noteholders in Ukraine and for participants in the Ukrainian economy;
•	Official economic data and third-party information in this Explanatory Statement may not be reliable;
•	Ukraine’s physical infrastructure is in poor condition, which may lead to disruptions in the Group’s business or an increase in its costs;
•	Ukraine may not be able to maintain access to foreign trade and investment;
•	Corruption and money laundering may have an adverse effect on the Ukrainian economy;
•	The judiciary’s lack of independence and overall experience, difficulty in enforcing court decisions and governmental discretion in enforcing claims could prevent the Company or Noteholders from obtaining effective redress in court proceedings;
•	Ukraine’s competition legislation is complex, often uncertain and its application may be inconsistent; and
•	Disclosure and reporting requirements and fiduciary duties remain less developed than those of more developed countries.

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Risks Relating to the Notes

The conditions of the Notes provide significant flexibility for value to leave the Company through the making of investments and charitable and sponsorship payments, including to affiliated entities

The Group has in the past made, and expects to continue to make charity and sponsorship payments. In 2011, the Company’s aggregate sponsorship and other charitable payments were U.S.$50 million, including U.S.$15 million paid to related parties in the form of non-refundable financial assistance. In 2012, the Group’s aggregate sponsorship and other charitable payments were U.S.$42 million, of which U.S.$20 million was paid to related parties in the form of non-refundable financial assistance. In 2013, 2014 and 2015, the Group’s aggregate sponsorship and other charitable payments were U.S.$15 million, U.S.$39 million and U.S.$17 million respectively, some of which was paid to related parties. The conditions of the Notes do not limit the amount of such payments. The making of investments and sponsorship and charity payments will result in value leaving the Group which would otherwise be available to the Company to service its obligations under the Notes and meet its other obligations. See Conditions 3.2 and 3.3 of the 2016 Notes, Conditions 4(c) and 4(d) of the 2017 Notes and Conditions 4(b) and 4(c) of the 2018 Notes.

Certain insolvency events that would be events of default under other financing instruments to which the Company is party are not Events of Default under the conditions of the Notes

The Events of Default (as defined in Condition 8 of the 2016 Notes, Condition 10 of the 2017 Notes and Condition 10 of the 2018 Notes) in respect of the Notes contain certain provisions that provide the Company with greater flexibility than it has under its other financing arrangements. Certain facilities the Company has entered into, including the U.S.$1 billion syndicated loan facility arranged by Deutsche Bank AG in 2011, provide that any action taken by any person or any legal proceedings commenced or any other steps taken (including the presentation of a petition or the filing or service of a notice) for the insolvency of the borrower or the surety providers thereunder will constitute an event of default. These facilities also do not contain any grace period during which the Company may seek the dismissal of such proceedings. Accordingly, if a petition in bankruptcy were to be filed with respect to the Company, any Guarantor or any Material Subsidiary, this could constitute an event of default under certain financing instruments entered into by the Company but not under the terms of the Notes. If this were to occur, amounts outstanding under those financing instruments would become immediately due and payable while amounts outstanding under the Notes would not be declared immediately due and payable until the commencement of bankruptcy proceedings, which could be a later date than the filing of a petition in bankruptcy.

The Company is a holding company and is completely dependent on cash flow from its operating subsidiaries to service its indebtedness, including the Notes

The Company is a holding company, and its primary assets consist of its shares in its subsidiaries and cash in its bank accounts. The Company has no revenue generating operations of its own, and therefore the Company’s cash flow and ability to service its indebtedness, including the Notes, will depend primarily on the operating performance and financial condition of its operating subsidiaries and the receipt by the Company of funds from such subsidiaries in the form of interest payments, dividends or otherwise. The operating performance and financial condition of the Company’s operating subsidiaries and the ability of such subsidiaries to provide funds to the Company by way of interest payments, dividends or otherwise will in turn depend, to some extent, on general economics, financial, competitive, market and other factors, many of which are beyond the Company’s control. The Company’s operating subsidiaries may not generate income and cash flow sufficient to enable the Company to meet the payment obligations on the Notes. As at the date of this Explanatory Statement, the NBU has restricted cross-border payments of dividends by Ukrainian companies until and including 8 June 2016. Furthermore, there can be no assurance that the currency control regulations currently in place will not be extended or expanded in a manner that would further prevent the Company’s subsidiaries from providing funds to the Company.

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The terms of other agreements to which the Company and its subsidiaries may be or may become subject may restrict the ability of its subsidiaries to provide funds to the Company. In addition, the Company and its subsidiaries may incur other debts in the future that may contain financial or other covenants more restrictive than those contained in the Trust Deed governing the Notes.

If the Company’s future cash flows from operations and other capital resources are insufficient for the Company to pay its obligations as they mature or to fund liquidity needs of the Company and its subsidiaries, the Company and its subsidiaries may be forced, among other things, to: reduce or delay business activities and capital expenditure; sell assets; obtain additional debt or equity capital; restructure or refinance all or a portion of their debt on or before maturity; or forego opportunities such as acquisitions of other businesses.

There can be no assurance that any of these alternatives can be accomplished on a timely basis or on satisfactory terms, if at all. In addition, the terms of the Company’s and its subsidiaries’ existing and future debt, including the Notes, may limit their ability to pursue any of these alternatives.

For the purposes of the following paragraphs only, the term Guarantor shall include Ilyich I&SW and the terms Guarantee or Surety Agreement, as applicable, shall include the Ilyich Suretyships: Relevant local insolvency laws may not be as favourable to the Noteholders as other insolvency laws, The claims of Noteholders under the Surety Agreements may be limited under Ukrainian law in the event that one or more of the Guarantors is declared bankrupt, The validity of the Surety Agreements could be challenged and Ukrainian currency control regulations may impact the Guarantors’ ability to make payments under the Guarantees.

Relevant local insolvency laws may not be as favourable to the Noteholders as other insolvency laws

In the event that any one or more of the Company, the Guarantors or any of the Company’s other subsidiaries experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

The claims of Noteholders under the Surety Agreements may be limited under Ukrainian law in the event that one or more of the Guarantors is declared bankrupt

Ukrainian bankruptcy law may prohibit the Guarantors from making payments pursuant to the Surety Agreements or any inter-company loan agreement(s) under which a part of the proceeds may be distributed to the Ukrainian subsidiaries of the Company, including the Guarantors. Ukrainian bankruptcy law differs from the bankruptcy laws of the United Kingdom and the United States and is subject to varying interpretations. Currently, there is not enough precedent to be able to predict how claims of the Noteholders would be resolved in the event of the bankruptcy of one or more of the Guarantors. In the event of the bankruptcy of a Guarantor, the Noteholders’ claims would be treated as claims of unsecured creditors, and would be effectively subordinated to, among others, the following obligations:

•	obligations secured on such Guarantor’s assets;
•	severance pay, employment-related obligations and payment of wages to that Guarantor’s employees;
•	expenditures associated with the conduct of the bankruptcy proceedings and work of the liquidation commission;
•	claims arising under insurance agreements;
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•	obligations arising as a result of causing harm to life or health of individuals, as well as mandatory pension and social security contributions; and
•	obligations in respect of payment of taxes and other mandatory charges (including claims of the respective governmental authorities managing the state reserve fund).

In the event of the bankruptcy of one or more of the Guarantors, Ukrainian bankruptcy law may materially adversely affect their ability to make payments to Noteholders. In particular, a receiver appointed to conduct sanation (solvency restoration) proceedings in respect of a Guarantor has the power to prevent that Guarantor from performing its obligations under the Surety Agreements within three months of commencement of the sanation proceedings, on the following grounds: (i) if the receiver considers that the Guarantor would incur losses as a result of such performance; (ii) the term of the Surety Agreements is longer than one year; and/or (iii) if the receiver considers that such performance would hamper the restoration of the Guarantor’s solvency. Also, to the extent the insolvency proceedings were commenced against a Guarantor within one year since the date of the relevant Guarantee or any amendment thereof, the Guarantee or any amendment thereof may be challenged or revoked in the course of liquidation proceedings in respect of the Guarantor if the court concludes, in particular, that: (i) the Guarantee was entered by the Guarantor without any relevant consideration provided by the beneficiary of the Guarantee; (ii) the Guarantee led to the Guarantor’s insolvency or to its inability, in full or in part, to discharge its payment obligations towards another creditor; or (iii) the Guarantor made a payment under the Guarantee on a day when the total claims of its creditors exceeded the value of its assets.

Furthermore, any Guarantors that fall under the definition of “a business entity that has social or other value, or special status” under Ukrainian bankruptcy legislation may be subjected to a special bankruptcy procedure, whereby additional claims may have priority over the claims of the Noteholders, and the relevant municipal and/or state authorities would be entitled to intervene in the bankruptcy proceedings, which may be delayed as a result.

To the extent a new Guarantor is added in another jurisdiction, there may be restrictions under the laws of that jurisdiction on enforceability of the Guarantee. Enforcement of each Guarantee would be subject to certain generally available defences. Local laws and defences may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (action pauliana), voidable preference, financial assistance, corporate purpose, liability in tort, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defences which affect the rights of creditors generally.

The validity of the Surety Agreements could be challenged

The Surety Agreements create a suretyship (in Ukrainian, poruka) for the purposes of Ukrainian law. From the standpoint of Ukrainian law, a suretyship is an ancillary undertaking in relation to the underlying obligations of the Notes and the Trust Deed and, therefore, if those obligations are invalid, the suretyship under the Surety Agreements will also be invalid under Ukrainian law. Furthermore, if the underlying obligations are amended so as to increase the scope of responsibility of the provider of the suretyship or are assigned, the prior consent of the provider of the suretyship must be obtained to ensure the continued validity of the suretyship under the Surety Agreements. For the avoidance of doubt, the obligations of the providers of suretyships under the Surety Agreements shall not constitute a guarantee obligation (in Ukrainian, guarantiya) as that term is interpreted under Ukrainian law.

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Under the Law of Ukraine “On Financial Services and the State Regulation of the Markets of Financial Services” dated 12 July 2001, suretyships are considered “financial services”, which may only be rendered by a duly licensed bank or other financial institution or, as an exception, by a non-financial institution when expressly permitted by a law of Ukraine or the National Commission of Ukraine on the Regulation of the Markets of Financial Services (the Financial Services Commission). Although the Financial Services Commission’s regulations permit non-financial institutions to issue suretyships, such permission is subject to compliance by the provider of a suretyship with anti-money laundering requirements and procedures. Ukrainian companies often conclude suretyship agreements, and neither the Financial Services Commission nor Ukrainian courts have as yet recognised such practice as invalid. As a result, to the extent that the provider of a suretyship is deemed to fail to comply with such requirements and procedures, it may be regarded as lacking capacity to enter into and/or to perform under the Surety Agreement. However, we are unaware of any established practice of the Ukrainian courts whereby suretyship agreements such as the Surety Agreements would be declared invalid specifically for the reason of the provider of the suretyship failing to comply with any requirements or procedures of the anti-money laundering legislation.

Ukrainian currency control regulations may impact the Guarantors’ ability to make payments under the Guarantees

The NBU is empowered to establish policies for and to regulate currency operations in Ukraine and has the power to establish restrictions on currency operations and repatriation. Ukrainian currency controls and practice are subject to change, with the NBU exercising considerable autonomy in interpretation and practice.

Although no licence from the NBU or other Ukrainian state authority was required for any Guarantor to enter into the Surety Agreements, or for the Guarantee to be valid and legally binding, each Guarantor would need to obtain an individual licence (a Cross-Border Payment Licence) from the NBU in order to make cross-border payments pursuant to the Guarantee. However, the NBU does not issue Cross-Border Payment Licences in advance or for contingent payments when the amount and date of a cross-border payment are not known. The Company believes that each Guarantor will be in a position to obtain a Cross-Border Payment Licence from the NBU if and when required under the terms of the Guarantee and the applicable legislation.

As a contingency measure aimed at the stabilisation of the Ukrainian currency market, the NBU temporarily, until 8 June 2016, prohibited the carrying out of payments by Ukrainian residents pursuant to Cross-Border Payment Licences in an amount exceeding U.S.$ 50,000 per month. There can be no assurance that that this temporary prohibition will not be extended and will not be in effect at the time a Guarantor is required to make a payment under the Guarantee. This prohibition does not apply to payments by a Ukrainian resident from its bank account outside of Ukraine on the basis of an individual licence of the NBU for the placement of foreign currency funds in such bank account. However, none of the Guarantors possess such a licence and it is uncertain whether the Guarantors may apply or would receive such a licence, as there is no guidance or practice of applications for or issuance of such licences for payments under suretyship agreements, such as the Surety Agreements.

If the requisite Cross-Border Payment Licence is not granted for any reason, the Guarantees would still remain valid and enforceable, and a Guarantor should be permitted to make cross-border payments thereunder pursuant to an appropriate order of a Ukrainian court (enforcing a foreign arbitral award or adopted as a result of review of the merits of the dispute) which expressly requires the Guarantor to make such cross border payment. However, there is no court practice to confirm this position.

The ability of the Guarantors to make cross border payments under the Surety Agreements may be further impeded by Ukrainian currency control regulations restricting a Ukrainian resident entity’s ability to purchase or borrow foreign currency in order to make payments under a suretyship issued with respect to obligations of a foreign debtor, such as the Company. It is uncertain whether a Guarantor may purchase foreign currency funds on the basis of a Cross-Border Payment Licence obtained by it for the purpose of making a payment under its Guarantee. Accordingly, unless such regulations are amended accordingly by the date of the payment, each Guarantor would need to use its otherwise available foreign currency funds (such as proceeds from foreign trade operations). However, the amount of own foreign currency funds available to a Guarantor for making such payments may be limited due to the requirement for the compulsory sale of a portion of foreign currency proceeds of Ukrainian exporters, which is in effect until 8 June 2016 and which may be further extended by the NBU in its discretion.

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Ukrainian currency control regulations require that, prior to the making of any payment under the Surety Agreements, the Guarantor would need to obtain the “documents confirming that the principal debtor has in fact failed to discharge the obligations which are secured” by the Surety Agreements.  Although Ukrainian legislation provides no guidance as to what such documents should be, it would be fair to assume that this requirement should be deemed satisfied if the Guarantor were to obtain a default notice and/or a payment demand from the Trustee under the Surety Agreements.

The Notes are subject to a number of other risks as described in the 2017 Offering Memorandum, including (amongst others):

•	The proportion of consolidated Adjusted EBITDA and net assets contributed by the Guarantors could decrease in the future and could become significantly less than the proportion currently contributed;
•	The Group is permitted under the conditions of the Notes to incur a significant amount of additional indebtedness at the level of Non-Guarantor Subsidiaries and on a secured basis. Payments under the Notes will be structurally subordinated to indebtedness incurred at the level of Non-Guarantor Subsidiaries and will be effectively subordinated to secured Indebtedness of the Company and the Subsidiaries;
•	The gross-up obligation under the conditions of the Notes and the Surety Agreements may not be enforceable;
•	Payments under the Surety Agreements may be subject to withholding tax and an investor may not be able to obtain relief under a double tax treaty if a tax residency certificate is not provided to the Guarantors before the payment;
•	Foreign judgments may not be enforceable against the Company;
•	Foreign judgments may not be enforceable against the Guarantors;
•	The Company is not required to pay any additional amounts on account of withholding pursuant to the EU Savings Directive;
•	Any sale, purchase or exchange of Notes may become subject to the European Union Financial Transaction Tax;
•	As the Global Note Certificates are held by or on behalf of Euroclear, Clearstream, Luxembourg and DTC, investors will have to rely on their procedures for transfer, payment and communication with the Company and/or the Guarantors; and

The trading prices of emerging market debt are subject to substantial volatility.

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Appendix 1

Definitions and Interpretation

In this Explanatory Statement, unless inconsistent with the subject or context, the following expressions shall have the following meanings:

2016 Notes has the meaning given to that term in Clause 1.1 of the Scheme.

2016 Note Trustee has the meaning given to that term in Clause 1.1 of the Scheme.

2017 Notes has the meaning given to that term in Clause 1.1 of the Scheme.

2017 Note Trustee has the meaning given to that term in Clause 1.1 of the Scheme.

2017 Offering Memorandum has the meaning given to that term in Part E (Risk Factors) of this Explanatory Statement.

2018 Notes has the meaning given to that term in Clause 1.1 of the Scheme.

2018 Note Trustee has the meaning given to that term in Clause 1.1 of the Scheme.

Account Holder means any person recorded directly in the records of a Clearing System as holding an interest in any Notes in an account with the relevant Clearing System either for its own account or on behalf of its client, including, for the avoidance of doubt, any DTC Participant.

Account Holder Letter means the account holder letter substantially in the form set out in Appendix 3 (Form of Account Holder Letter) of this Explanatory Statement.

Additional Scheme Consideration has the meaning given to that term in Clause 1.1 of the Scheme.

Adjusted EBITDA means profits before income tax, financial income and costs, depreciation and amortization, impairment and devaluation of property, plant and equipment, foreign exchange gains and losses (starting 1 January 2015), sponsorship and other charity payments, share of results of associates and other expenses that the management considers non-core, plus the share in EBITDA of joint ventures.

Adviser Released Party has the meaning given to that term in Schedule 2 (Form of Deed of Waiver and Release) of the Scheme.

August Moratorium Fee has the meaning given to that term in Clause 1.1 of the Scheme.

Avdiivka Coke means Public Joint Stock Company Avdiivka Coke Plant (Ukraine), otherwise known as Public Joint Stock Company Avdeevskiy Coke-Processing Works.

Azovstal means Public Joint Stock Company Azovstal Iron & Steel Works (Ukraine), otherwise known as Azovstal Iron and Steel Works.

Belgorodmetallosnab means Closed Joint-Stock Company Belgorodmetallosnab (Russian Federation), otherwise known as Locked Joint-Stock Company Belgorodmetallosnab.

Business Day means a day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Kyiv, Amsterdam, London and New York.

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Central GOK means Public Joint Stock Company Central Iron Ore Enrichment Works (Ukraine), otherwise known as Centralny GOK Public Joint Stock Company and Public Joint Stock Company Central Mining-Dressing Integrated Works.

Chairman means the chairman appointed by the court to act as chairman of the Scheme Meeting and to report the result of the Scheme Meeting to the court.

Clearing Systems has the meaning given to that term in Clause 1.1 of the Scheme.

Clearstream, Luxembourg means Clearstream Banking, société anonyme, Luxembourg.

Common Depositaries has the meaning given to that term in Clause 1.1 of the Scheme.

Companies Act means the Companies Act 2006.

Company means Metinvest B.V. incorporated in the Netherlands as a private limited company (besloten vennootschap met beperkte aansprakelijheid) with trade register number 24321697 on 21 May 2001.

Court means the High Court of Justice of England and Wales.

Custody Instruction Deadline means, with respect to any Notes held through Euroclear or Clearstream, Luxembourg, 5 p.m. (London time) on 23 June 2016.

Custody Instructions means, with respect to any Notes held through Euroclear or Clearstream, Luxembourg, instructions given by any relevant Account Holder to the relevant Clearing System in which any relevant Notes are held instructing that Clearing System to block those Notes in accordance with the instructions contained in this Explanatory Statement.

Custody Instruction Reference Number means, with respect to any Notes held through Euroclear or Clearstream, Luxembourg, a reference number provided by the relevant Clearing System to an Account Holder which has delivered Custody Instructions to that Clearing System, confirming that the blocking instructions contained in those Custody Instructions have been complied with by that Clearing System.

Declared Default has the meaning given to that term in Clause 1.1 of the Scheme.

Deed of Waiver and Release has the meaning given to that term in Clause 1.1 of the Scheme.

Deloitte means Deloitte LLP.

Determination Date has the meaning given to that term in paragraph 4 of Schedule 1 (Scheme Undertakings) to the Scheme.

Donetsk Coke means Public Joint Stock Company Donetsk Coke Plant (Ukraine), otherwise known as Donetskkoks.

DTC means The Depository Trust Company.

DTC Participant has the meaning given to that term in Clause 1.1 of the Scheme.

Early Termination Date has the meaning given to that term in Clause 3.6 of the Scheme.

Early Termination Notice has the meaning given to that term in Clause 3.6 of the Scheme.

ECA Facility means a loan agreement with Deutsche Bank AG covered by insurance by Euler Hermes Export Credit Agency for an initial aggregate amount of €24,640,000.

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Eligible Institution means a recognised participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear clearing system.

Event of Default has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Explanatory Statement has the meaning given to that term on page 1 of this Explanatory Statement.

Extension Notice has the meaning given to that term in Clause 3.5(b) of the Scheme.

Extraordinary Resolution has the meaning given to that term in the Trust Deed of the relevant Notes.

Ferriera Valsider means Ferriera Valsider S.P.A. (Italy).

First Moratorium means the moratorium on enforcement action by the Noteholders in respect of the Notes under the First Moratorium Scheme until 27 May 2016.

First Moratorium Scheme means the scheme of arrangement in respect of the Company under Part 26 of the Companies Act sanctioned by the Court on 29 January 2016.

First Moratorium Scheme Capitalised Interest has the meaning given to that term in Clause 3.3(c) of the Scheme.

First Principal Transaction Documents has the meaning given to that term in Clause 1.1 of the Scheme.

Form of Sub-Proxy means the form of sub-proxy to be provided by a DTC Participant to the Information Agent on behalf of a Noteholder with an interest in the Notes held in DTC, as set out in Section 1 (Form of Sub-Proxy) of Part 3 (Voting in Respect of Notes Held through DTC) of the Account Holder Letter.

FSMA has the meaning given to that term on page 1 of this Explanatory Statement.

GDP means gross domestic product.

Global Note Certificate means each of the Rule 144 Global Certificate and the Regulation S Global Certificate (including any replacement for the Global Note Certificates issued pursuant to the terms and conditions of the Notes).

Global Notes has the meaning given to that term in Clause 2.2(a)(ii) of the Scheme.

Group means the Company and its Subsidiaries.

Guarantee has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Guarantor has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Indebtedness has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Ingulets GOK means Public Joint Stock Company Ingulets Iron Ore Enrichment Works (Ukraine), otherwise known as Public Joint Stock Company Ingulets’kyi Ore Mining and Processing Enterprise.

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Ilyich I&SW means Private Joint Stock Company Ilyich Iron and Steel Works of Mariupol (Ukraine), otherwise known as MMK Illycha, a company organised and existing under the laws of Ukraine, identification code 00191129, whose registered office is at 1 Levchenka Street, Mariupol, Donetsk Region, 87504, Ukraine.

Ilyich Notes Suretyships has the meaning given to that term in Clause 1.1 of the Scheme.

Ilyich PXF Suretyships has the meaning given to that term in Clause 1.1 of the Scheme.

Ilyich Suretyships has the meaning given to that term in Clause 1.1 of the Scheme.

Incurrence has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Information Agent means Lucid Issuer Services Limited.

Initial Scheme Consideration has the meaning given to that term in Clause 1.1 of the Scheme.

Inkor Chemicals means Limited Liability Company Scientific & Manufacturing Association Inkor & Co (Ukraine), otherwise known as Inkor & Co Chemical Company.

Interest Trust Account has the meaning given to that term in Clause 1.1 of the Scheme.

Intermediary means any person holding an interest at the Record Date in any Notes, on behalf of another person or others persons and not holding that interest as an Account Holder.

Intra-group Facilities has the meaning given to that term in Clause 1.1 of the Scheme.

Khartsyzk Pipe means Public Joint Stock Company Khartsyzsk Pipe Plant (Ukraine), otherwise known as Public Joint Stock Company Khartsyzsk Tube Works.

Komsomolske Flux Plant means Private Joint Stock Company Komsomolske Flux Plant (Ukraine).

KRIOW means Public Joint Stock Company Krivoj Rog’s Iron-Ore Combine (Ukraine), otherwise known as Public Joint Stock Company Kryvyi Rih Iron Ore Works, a company organised and existing under the laws of Ukraine, identification code 00191307, whose registered office is at 1A Simbirtseva Street, Kryvyi Rih, Dnipropetrovsk Region, 50029 Ukraine.

Krasnodon Coal means Public Joint Stock Company Krasnodon Coal Company (Ukraine), otherwise known as Public Joint Stock Company Krasnodonvugillya.

Liability or Liabilities has the meaning given to that term in Clause 1.1 of the Scheme.

Longstop Date has the meaning given to that term in Clause 1.1 of the Scheme.

Majority Noteholder Request Notice has the meaning given to that term in Clause 1.1 of the Scheme.

Makiivka Steel means Private Joint Stock Company Makiivka Iron and Steel Works (Ukraine), otherwise known as Makiivka Iron and Steel Works.

Material Subsidiary has the meaning given to that term in Clause 1.1 of the Scheme.

Metal Expert means a metals and mining market research product provided by Metal Courier Information Agency.

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Metalen means Ukraine-Switzerland Joint Venture Limited Liability Company Metalen.

Metinvest Distribution means Limited Liability Company Metinvest Distributsiya (Belarus), otherwise known as Metinvest Distribution.

Metinvest Eurasia means Limited Liability Company Metinvest Eurasia (Russian Federation).

Metinvest Holding LLC means Limited Liability Company Metinvest Holding.

Metinvest International means Metinvest International S.A. (Switzerland).

Metinvest-Resource means Limited Liability Company Metinvest-Resource (Ukraine).

Metinvest-Shipping means Limited Liability Company Metinvest-Shipping (Ukraine).

Metinvest-SMC means Limited Liability Company Metinvest-SMC.

Metinvest Trametal means Metinvest Trametal S.P.A. (Italy).

Metinvest Ukraine means Limited Liability Company Metinvest Ukraine.

Metinvest US means Metinvest U.S., Inc.

MISA Loan means the short term borrowings from Metinvest International to the Company advanced between September 2014 and January 2015, of an outstanding aggregate amount of U.S.$235 million.

Monthly Report has the meaning given to that term in paragraph 2 of Schedule 1 (Scheme Undertakings) to the Scheme.

Moratorium Period has the meaning given to that term in Clause 1.1 of the Scheme.

NBU means the National Bank of Ukraine.

New Notes has the meaning given to that term on page 26 of this Explanatory Statement.

New PXF Facility has the meaning given to that term on page 26 of this Explanatory Statement.

Non-Binding Restructuring Heads of Terms has the meaning given to that term in Clause 1.1 of the Scheme.

Northern GOK means Public Joint Stock Company Northern Iron Ore Combining Works (Ukraine), otherwise known as Public Joint Stock Company Severniy GOK (Ukraine) and Northern Iron Ore Enrichment Works and Joint Stock Company SevGOK.

Noteholder Committee has the meaning given to that term in Clause 1.1 of the Scheme.

Noteholder has the meaning given to that term in Clause 1.1 of the Scheme.

Notes means the 2016 Notes, the 2017 Notes and the 2018 Notes.

Notes Subordination Arrangements has the meaning given to that term in Clause 1.1 of the Scheme.

November Moratorium Fee has the meaning given to that term in Clause 1.1 of the Scheme.

October Moratorium Fee has the meaning given to that term in Clause 1.1 of the Scheme.

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Omnibus Proxy means an omnibus proxy pursuant to which Cede & Co. is expected to appoint those Account Holders shown in the records of Cede & Co./DTC as holding an interest in the Notes held in DTC as its proxies in respect of the Recorded Principal Amount shown on its records as being held by such Account Holders on the Record Date.

Practice Statement Letter means the practice statement letter issued by the Company in relation to the Scheme on 25 May 2016.

Principal Transaction Documents has the meaning given to that term in Clause 1.1 of the Scheme.

Principal Trust Account has the meaning given to that term in Clause 1.1 of the Scheme.

Proceeding has the meaning given to that term in Clause 1.1 of the Scheme.

Promet Steel means Joint Stock Company Promet Steel (Bulgaria), otherwise known as Promet Steel of Metinvest.

Prospectus Directive means Directive 2003/71/EC as amended (which includes the amendments made by Directive 2010/73/EU to the extent that such amendments have been implemented in a relevant member state of the European Economic Area).

PXF Co-ordinating Committee has the meaning given to that term in Clause 1.1 of the Scheme.

PXF Facilities has the meaning given to that term in Clause 1.1 of the Scheme.

PXF Lenders has the meaning given to that term in Clause 1.1 of the Scheme.

PXF Standstill means the contractual standstill arrangement dated 1 December 2015 between the Company and certain PXF Lenders.

PXF Standstill Extension means the contractual arrangement dated 2 March 2016 between the Company and certain PXF Lenders which extends the PXF Standstill until 27 May 2016.

PXF Subordination Arrangements has the meaning given to that term in Clause 1.1 of the Scheme.

Record Date means 5 p.m. (New York time) on 23 June 2016.

Recorded Principal Amount means, in respect of any Notes held by an Account Holder through DTC, the principal amount of those Notes shown in the records of Cede & Co./DTC as being held by that Account Holder as at the Record Date.

Restricted Payment has the meaning given to that term in Clause 1.1 of the Scheme.

Registrar of Companies means the Registrar of Companies of England and Wales.

Released Parties has the meaning given to that term in Schedule 2 (Form of Deed of Waiver and Release) to the Scheme.

Restructuring has the meaning given to that term in Clause 1.1 of the Scheme.

Restructuring Scheme Convening Hearing has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme means the scheme of arrangement in respect of the Company under Part 26 of the Companies Act in the form set out in Part D (The Scheme) of this Explanatory Statement (with or subject to any modification, addition or condition approved or imposed by the Court or approved in accordance with the terms of the Scheme).

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Scheme Claim has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Creditor has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Effective Date has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Effectiveness Condition has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Meeting means the meeting of the Scheme Creditors to vote on the Scheme convened pursuant to an order of the Court (and any adjournment of such meeting), anticipated to be held at 10 a.m. (London time) on 28 June 2016.

Scheme Sanction Hearing means the hearing of the Court for the purpose of sanctioning the Scheme pursuant to the order of the Court under Section 899 of the Companies Act, anticipated to be held on 30 June 2016.

Scheme Settlement Date has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Undertaking means an undertaking set out in Schedule 1 (Scheme Undertakings) to the Scheme.

Scheme Website means http://www.lucid-is.com/metinvest.

SCM means Private Joint Stock Company System Capital Management (Ukraine).

SCM Cyprus means SCM (System Capital Management) Limited (Cyprus).

SCM Group means SCM, SCM Cyprus, SCM Holding Limited (Cyprus) and their consolidated subsidiaries at the relevant time.

Second Principal Transaction Documents has the meaning given to that term in Clause 1.1 of the Scheme.

Seller Notes has the meaning given to that term in Clause 1.1 of the Scheme.

September Moratorium Fee has the meaning given to that term in Clause 1.1 of the Scheme.

Settlement Date has the meaning given to that term in Clause 1.1 of the Scheme.

Shareholder Loans has the meaning given to that term in Clause 1.1 of the Scheme.

SMART means the group of companies controlled directly or indirectly by Mr. Vadym Novynskyi as of the date hereof.

Southern GOK means Public Joint Stock Company “Yuzhniy GOK” (Ukraine).

Spartan UK means Spartan UK Limited (United Kingdom).

Sub-Proxy means any Form of Sub-Proxy delivered by a DTC Participant to the Information Agent in respect of the Notes held through DTC in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in Respect of Notes Held through DTC) of the Account Holder Letter.

Surety Agreement has the meaning given to that term in Clause 1.1 of the Scheme.

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Subsidiaries has the meaning given to that term in the terms and conditions of the Notes.

Termination Date has the meaning given to that term in Clause 1.1 of the Scheme.

Third Principal Transaction Documents has the meaning given to that term in Clause 1.1 of the Scheme.

Trust Deed has the meaning given to that term in Clause 1.1 of the Scheme.

Trustee has the meaning given to that term in Clause 1.1 of the Scheme.

VAT means value added tax.

Voting Instruction Deadline means 5 p.m. (London time) on 27 June 2016.

UCC means United Coal Company LLC (Virginia, United States).

Undeclared Default has the meaning given to that term in Clause 1.1 of the Scheme.

WTO means the World Trade Organisation

Yenakiieve Coke means Private Joint Stock Company Enakievskiy Koksohimprom (Ukraine), otherwise known as Yenakiieve Coke Plant.

Yenakiieve Iron and Steel Works or Yenakiieve I&SW has the meaning given to that term in Clause 1.1 of the Scheme.

Yenakiieve Steel means Yenakiieve Iron and Steel Works and Metalen and Makiivka Steel, taken together.

Zaporizhia Coke means Public Joint Stock Company Zaporizhia Coke Plant (Ukraine), otherwise known as Zaporizhkoks.

Zaporizhstal means Public Joint Stock Company Integrated Iron and Steel Works Zaporizhstal, otherwise known as Zaporizhstal Iron and Steel Works.

In this Explanatory Statement, unless the context otherwise requires or otherwise expressly provides for:

(a)	references to a person include a reference to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;
(b)	references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him;
(c)	a reference to this Explanatory Statement includes a reference to the preliminary sections and appendices of this Explanatory Statement;
(d)	references to a statute, statutory provision or regulatory rule or guidance include references to the same as subsequently modified, amended or re-enacted from time to time;
(e)	references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;
(f)	the singular includes the plural and vice versa and words importing one gender shall include all genders;
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(g)	references to “including” shall be construed as references to “including without limitation” and “include”, “includes” and “included” shall be construed accordingly;
(h)	references to a period of days shall include Saturdays, Sundays and public holidays and where the date which is the final day of a period of days is not a Business Day, that date will be adjusted so that it is the first following day which is a Business Day;
(i)	references to “U.S.” and “United States” are to the United States of America;
(j)	references to “U.S. dollar”, to “U.S.$” or to “$” are references to the lawful currency from time to time of the Unites States of America;
(k)	references to the “UK” and “United Kingdom” are to the United Kingdom of Great Britain and Northern Ireland;
(l)	references to “Sterling”, “sterling”, or to “£” are references to the lawful currency from time to time of the United Kingdom;
(m)	references to the “EU” are to the European Union and its member states as at the relevant time;
(n)	references to “Euro”, “euro”, “EUR”, or to “€” are references to the lawful currency from time to time of the member states of the European Community that adopt or have adopted the euro as their lawful currency under the legislation of the European Community for Economic and Monetary Union; and
(o)	references to the “CIS” are to the following countries that formerly comprised part of the Union of Soviet Socialist Republics and that are now members of the Commonwealth of Independent States: Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, the Russian Federation, Tajikistan, Ukraine and Uzbekistan;
(p)	references to ” Hryvnia”, ” hryvnia” or to “UAH” are references to the lawful currency from time to time of Ukraine; and
(q)	references to time shall be to London time (Greenwich Mean Time or British Summer Time, as appropriate).
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Appendix 2

Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes

THIS APPENDIX SETS OUT INSTRUCTIONS AND GUIDANCE FOR VOTING AT THE SCHEME MEETING AND CERTAIN ADDITIONAL MATTERS.

ALL SCHEME CREDITORS AND ANY PERSON WITH AN INTEREST IN THE NOTES ARE REQUESTED TO READ:

(1)	THE GENERAL GUIDANCE IN SECTION 1 OF THIS APPENDIX; AND
(2)	THE GUIDANCE ON VOTING PROCEDURES AT THE SCHEME MEETING WITH RESPECT TO ALL NOTES IN SECTION 2 OF THIS APPENDIX.

SECTION 1 – GENERAL GUIDANCE

SCHEME MEETING

1.	Before the Scheme can become effective and binding on the Company and the Scheme Creditors, a resolution to approve it must be passed by the Scheme Creditors by the requisite majority required by section 899 of the Companies Act 2006. The requisite majority is a majority in number representing at least 75% in value of the Scheme Creditors who, being so entitled, are present in person, by a duly authorised representative if a corporation, or by proxy and vote at the Scheme Meeting. The Scheme Meeting has been ordered by the Court to be summoned to take place on 28 June 2016 at 10 a.m. (London time).
2.	Formal notice of the Scheme Meeting is set out in Appendix 4 (Notice of Scheme Meeting) of this Explanatory Statement.
3.	If the Scheme Creditors do not approve the Scheme at the Scheme Meeting, then the Company will be unable to implement the Scheme.
4.	The relevant Scheme Creditors for the purposes of voting on the Scheme at the Scheme Meeting are the Noteholders. To avoid double counting in respect of the Scheme Claims, each of the Trustees has confirmed that it will not exercise any voting rights to which it may be entitled as a Scheme Creditor and each of the Common Depositaries (other than Cede & Co.) have confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date, being 5 p.m. (New York time) on 23 June 2016.

DEADLINE FOR VOTING AT THE SCHEME MEETING

5.	Voting will take place at the Scheme Meeting by Noteholders appearing in person, by a duly authorised representative or by proxy as explained in more detail in section 2 (Voting) below.

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VOTING

Notes held in Euroclear or Clearstream, Luxembourg

6.	As explained in more detail in section 2 (Voting) below, each Noteholder must ensure that its Account Holder completes and submits to the Information Agent a valid Account Holder Letter in order to vote at the Scheme Meeting. Account Holder Letters for the purpose of voting must be submitted to the Information Agent before the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016.
7.	A valid Account Holder Letter for the purposes of voting in respect of Notes held through Euroclear or Clearstream, Luxembourg means an Account Holder Letter which has been signed by an Account Holder duly authorised by a Noteholder and in respect of which Parts 1 (Noteholder Details), 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg) and 4 (Execution Of Account Holder Letter) of the Account Holder Letter has been completed, including all confirmations required to be given by the Account Holder.
8.	Failure to deliver a valid Account Holder Letter on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.

Notes held in DTC

9.	As explained in more detail in section 2 (Voting) below, each Noteholder must ensure that its DTC Participant completes and submits to the Information Agent a valid Account Holder Letter and a Sub-Proxy in order to vote at the Scheme Meeting. For the purpose of voting, Account Holder Letters and Sub-Proxies must be submitted to the Information Agent before the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016.
10.	For the purposes of voting in respect of Notes held through DTC:
(a)	a Sub-Proxy in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in Respect of Notes Held through DTC) of the Account Holder Letter must be completed and signed by the DTC Participant (and the DTC Participant’s signature must be guaranteed by an Eligible Institution);
(b)	Part 1 (Noteholder Details), Section 2 of Part 3 (DTC Participant Confirmations) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter must be completed, including all confirmations required to be given by the DTC Participant, and the Account Holder Letter signed by the DTC Participant, and the signed Account Holder Letter and Sub-Proxy must both be delivered to the Information Agent by the DTC Participant by the Voting Instruction Deadline.
11.	Failure to deliver a valid Account Holder Letter and a Sub-Proxy on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in the Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.

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All Notes

12.	Notwithstanding any other provision of this Explanatory Statement, the Chairman will be entitled, at the sole discretion of the Chairman, to permit a Noteholder in respect of which a completed Account Holder Letter has not been delivered prior to the Voting Instruction Deadline to vote at the Scheme Meeting if the Chairman considers that the relevant Noteholder has produced sufficient proof that it is a Scheme Creditor.

ASSESSMENT OF SCHEME CLAIMS FOR VOTING PURPOSES

13.	The amount of the Scheme Claims of each Noteholder which submits a valid Account Holder Letter in respect of the Notes will be calculated as at the Record Date based on information confidentially provided to the Company by the Information Agent. This information will be used by the Chairman to determine whether the Scheme is approved at the Scheme Meeting. Accordingly, Noteholders do not need to take any action in respect of confirming the amount of their Scheme Claims other than providing the details requested in the Account Holder Letter.
14.	Only those Noteholders which are Scheme Creditors as at the Record Date are entitled to attend and vote at the Scheme Meeting in accordance with the procedures set out in more detail below.
15.	The assessment of Scheme Claims for voting purposes shall be carried out by the Chairman. The Chairman may, for voting purposes only, reject a Scheme Claim in whole or in part if he/she considers that it does not constitute a fair and reasonable assessment of the relevant sums owed to the relevant Noteholder by the Company or if the relevant Noteholder has not complied with the voting procedures described in this Explanatory Statement.
16.	The Chairman will report to the Court, at the Scheme Sanction Hearing (which it is anticipated will take place on 30 June 2016), his/her decision to reject Scheme Claims (if any), with details of those Scheme Claims and the reasons for rejection.
17.	The admission and valuation of any Scheme Claim for voting purposes does not (in itself) constitute an admission of the existence or value of the Scheme Claim and will not bind the Company or the Noteholders concerned.

TRANSFERS / ASSIGNMENTS AFTER THE RECORD DATE

18.	Under the Scheme, the Company is under no obligation to recognise any assignment or transfer of any Scheme Claim after the Record Date, provided that where the Company has received from the relevant parties in writing notice of such assignment or transfer, the Company may, in its absolute discretion and subject to such evidence as it may reasonably require, agree to recognise such assignment or transfer for the purposes of the Scheme. Any assignee or transferee of a Scheme Claim recognised under the Scheme at the discretion of the Company shall be bound by the terms of the Scheme and be a Scheme Creditor for the purposes of the Scheme.
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SECTION 2: VOTING

GENERAL

1.	Each Scheme Creditor that is a Noteholder should immediately contact its Account Holder (through any Intermediaries, if appropriate) to ensure that a valid Account Holder Letter in respect of its Scheme Claim is delivered to and received by the Information Agent.
2.	It will be the responsibility of Account Holders to obtain from the Noteholders (through any Intermediaries, if applicable) on whose behalf they are acting in accordance with the procedures established between them, whatever information or instructions they may require to identify in an Account Holder Letter the relevant Noteholder and to provide the information, instructions, confirmations and representations required to be given by the Account Holder Letter for and on behalf of the relevant Noteholder. To assist this process, each Noteholder is strongly encouraged to contact its Account Holder (through any Intermediaries, if appropriate) to enable that Account Holder to complete an Account Holder Letter and deliver such Account Holder Letter to the Information Agent before the Voting Instruction Deadline.
3.	If a person is in any doubt as to whether or not it is a Noteholder, such person should contact the Information Agent using the contact details in the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter).
4.	Noteholders may also wish to refer to the diagrams set out in the section entitled Are you a Scheme Creditor or a person with an interest in the Notes? at pages 17 to 18 above to see the relationship between Noteholders, Intermediaries and Account Holders.

Appointment of the Information Agent

5.	The Information Agent has been appointed to facilitate communications with Noteholders. The Information Agent’s remuneration and expenses, and all costs incurred by it on behalf of the Company, shall be met by the Company.

VOTING AT THE SCHEME MEETING

Voting procedures for Notes held through Euroclear or Clearstream, Luxembourg

6.	In order to vote at the Scheme Meeting, each Noteholder (through any Intermediaries, if applicable) should instruct its Account Holder to complete and sign Part 1 (Noteholder Details), Part 2 (Voting in Respect of Notes Held through Euroclear or Clearstream, Luxembourg) And Part 4 (Execution of Account Holder Letter) of an Account Holder Letter as described below and deliver the completed and signed Account Holder Letter to the Information Agent on behalf of the Company before the Voting Instruction Deadline.
7.	Noteholders who are not Account Holders in such Clearing Systems and who wish to vote in respect of the Scheme must contact their broker, dealer, bank, custodian, trust company, other trustee, or nominee to make arrangements for:
(a)	the relevant Clearing System to block the Notes in the relevant Account Holder’s account within the time limit specified by the relevant Clearing System by no later than the Custody Instruction Deadline, being 5 p.m. (London time) on 23 June 2016; and
(b)	their Account Holder in the relevant Clearing System through which they hold the Notes to complete and deliver the Account Holder Letter by the Voting Instruction Deadline.

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8.	Notes must be blocked by no later than the Custody Instruction Deadline in accordance with the normal operating procedures imposed by the relevant Clearing Systems as summarised below. Any Notes so held and blocked in Euroclear or Clearstream, Luxembourg for this purpose shall be released to the Account Holder or the relevant Clearing System:
(a)	if the Scheme is approved at the Scheme Meeting, following the Scheme Effective Date; or
(b)	if the Scheme is approved at the Scheme Meeting but not sanctioned at the Sanction Hearing, following the conclusion of the Sanction Hearing; or
(c)	if the Scheme is not approved at the Scheme Meeting, following the conclusion of the Scheme Meeting.

Procedure for blocking Notes held through Euroclear or Clearstream, Luxembourg

9.	Each Account Holder should ensure that Euroclear and/or Clearstream, Luxembourg (as the case may be) has/have received irrevocable instructions (with which it has/they have complied) to block the Notes which are the subject of an Account Holder Letter. Each Noteholder procuring the submission of an Account Holder Letter by its Account Holder should instruct its Account Holder to confirm that (and the Account Holder should ensure that) the Account Holder Letter cross references the relevant Custody Instruction Reference Number. Failure to include a valid Custody Instruction Reference Number in an Account Holder Letter delivered on behalf of a Noteholder to the Information Agent will invalidate that Account Holder Letter and the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.
10.	Notes held in Euroclear or Clearstream, Luxembourg should be blocked in accordance with the procedures of the relevant Clearing System and the deadlines required by that Clearing System. It is the responsibility of Account Holders to ensure that they comply with any particular deadlines imposed by the Information Agent and the relevant Clearing System for blocking the Notes.
11.	Custody Instructions in respect of any Notes held in Euroclear which are the subject of an Account Holder Letter should be given to Euroclear in accordance with the deadlines specified by Euroclear and its standard practices. Euroclear will assign a Custody Instruction Reference Number in respect of each Custody Instruction and, as noted in paragraph 9 above, the Custody Instruction Reference Number must be cross referenced in the Account Holder Letter relating to the Notes in respect of which the Custody Instruction Reference Number has been obtained. This will enable the Information Agent to verify the blocking of the Notes in accordance with paragraph 13 below.
12.	Custody Instructions in respect of any Notes held in Clearstream, Luxembourg which are the subject of an Account Holder Letter should be given to Clearstream, Luxembourg in accordance with the deadlines specified by Clearstream, Luxembourg and its standard practices. Clearstream, Luxembourg will assign a Custody Instruction Reference Number in respect of each Custody Instruction and, as noted in paragraph 9 above, the Custody Instruction Reference Number must be cross referenced in the Account Holder Letter relating to the Notes in respect of which the Custody Instruction Reference Number has been obtained. This will enable the Information Agent to verify the blocking of the Notes in accordance with paragraph 13 below.
13.	The Information Agent will request the Clearing Systems to confirm to its satisfaction that the relevant Notes have been blocked with effect from or before the date of receipt by the Information Agent of an Account Holder Letter. In the event that a Clearing System fails to do so, the Information Agent may reject that Account Holder Letter. In order to give the requested confirmation for the purpose of voting, the Clearing Systems will need to have received the Custody Instructions no later than the Custody Instruction Deadline.
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14.	The Information Agent will use all reasonable endeavours to assist Noteholders to complete their Account Holder Letters validly, should it receive any Account Holder Letters which are not valid. However, failure to deliver a valid Account Holder Letter on behalf of a Noteholder to the Information Agent in the manner and within the deadlines referred to above will mean that the voting instructions contained in such Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.
15.	None of the Company, the Information Agent or any other person will be responsible for any loss or liability incurred by a Noteholder as a result of any determination by the Information Agent that an Account Holder Letter contains an error or is incomplete, even if this is subsequently shown not to have been the case.

Voting procedures for Notes held through DTC

16.	In order to vote at the Scheme Meeting, each Noteholder (through any Intermediaries, if applicable) should instruct its DTC Participant to:
(a)	complete and sign a Sub-Proxy in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in Respect of Notes Held through DTC) of the Account Holder Letter and ensure that its signature to the Sub-Proxy is guaranteed by an Eligible Institution;
(b)	complete the details in Part 1 (Noteholder Details), Section 2 (DTC Participant Confirmations) of Part 3 (Voting in Respect of Notes Held through DTC) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter; and
(c)	sign the Account Holder Letter,

and deliver the signed Account Holder Letter and Sub-Proxy to the Information Agent on behalf of the Company before the Voting Instruction Deadline.

DTC Participants

17.	The voting procedures under this section assume that, in accordance with its usual procedures, Cede & Co. appoints the DTC Participants through whom Notes held through DTC are held as its proxies under an omnibus proxy (the Omnibus Proxy) in respect of the principal amount of the Notes shown on its records as being held by them (the Recorded Principal Amount) as at the Record Date.
18.	DTC Participants may, in respect of their Recorded Principal Amount either (i) attend and vote at the Scheme Meeting if they are individuals or (ii) appoint any other person (including any Noteholder) as a sub-proxy to attend and vote at the Scheme Meeting on their behalf by completing a Sub-Proxy in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in respect of Notes held through DTC) of the Account Holder Letter (ensuring that its signature to the Sub-Proxy is guaranteed by an Eligible Institution), completing the details in Part 1 (Noteholder Details), Section 2 (DTC Participant Confirmations) of Part 3 (Voting in respect of Notes held through DTC) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter and delivering the signed Account Holder Letter and Sub-Proxy to the Information Agent on behalf of the Company before the Voting Instruction Deadline.
19.	Only those DTC Participants shown in DTC’s records on the Record Date as holding the Recorded Principal Amount will be entitled to vote in respect of the Scheme or appoint sub-proxies to enable their votes and those of Noteholders who hold their Notes through DTC Participants in respect of the Scheme to be cast in respect of their Recorded Principal Amount.

147

Noteholders

20.	A Noteholder holding Notes through DTC who is not a DTC Participant who intends to vote in respect of the Scheme must instruct his DTC Participant to complete and deliver the Form of Sub-Proxy set out at Part 3 (voting) of the Account Holder Letter with respect to such Notes and also Parts 1 (Noteholder Details) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter, in accordance with that Noteholder’s instructions, to the Information Agent before the Voting Instruction Deadline, provided that the Notes in respect of which the sub-proxy is to be given are Notes in respect of which the DTC Participant was appointed as proxy under the Omnibus Proxy.
21.	If a voting instruction contained in a Sub-Proxy relates to fewer than all Notes held through a DTC Participant with DTC, that DTC Participant must indicate in the Sub-Proxy the aggregate amount (in integral multiples of U.S.$1,000) of such Notes to which such instruction relates. Otherwise, such Sub-Proxy will be deemed to relate to all such Notes.

Noteholder agreement not to sell or transfer Notes held through DTC which are the subject of any Account Holder Letter

22.	By instructing the DTC Participant through whom a Noteholder holds Notes with DTC to deliver a Sub-Proxy, that Noteholder agrees that it will not sell or transfer any of the Notes the subject of that Sub-Proxy until:
(a)	if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date; or
(b)	if the Scheme is approved at the Scheme Meeting but not sanctioned at the Sanction Hearing, the conclusion of the Sanction Hearing; or
(c)	if the Scheme is not approved at the Scheme Meeting, the conclusion of the Scheme Meeting.
23.	All Sub-Proxies and Account Holder Letters in respect of Notes held through DTC must be delivered by the Voting Instruction Deadline. Failure to deliver a valid Account Holder Letter and a Sub-Proxy on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in the Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.

Noteholders are advised to check with the bank, securities broker, relevant DTC Participant, DTC or other Intermediary through which they hold their Notes whether such Intermediary applies different deadlines for any of the events specified.

COMPLETING THE ACCOUNT HOLDER LETTER for the purposes of voting

Noteholders holding Notes through Euroclear or Clearstream, Luxembourg

24.	Each Noteholder will need to give its Account Holder information and instructions as to voting and certain other matters.
25.	In summary each Noteholder may elect:
(a)	to attend and vote at the Scheme Meeting in person or by a duly authorised representative if a corporation;
(b)	to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Noteholder; or
(c)	to appoint someone else as its proxy to attend and vote at the Scheme Meeting in person on its behalf,
148

in each case, by ensuring that such election is recorded in the Account Holder Letter delivered on its behalf and that the voting intention section of the Account Holder Letter is completed.

26.	Each Noteholder is recommended to appoint a proxy (either the Chairman or someone else of its choice who would be willing to attend the Scheme Meeting) in any event, even if that Noteholder intends to attend and vote in person or by a duly authorised representative, if a corporation, in case such Noteholder is unable to do so for some reason. If a Noteholder appoints a proxy and then decides to attend and vote at the Scheme Meeting in person or by a duly authorised representative, if a corporation, that Noteholder will be entitled to do so.
27.	Each Noteholder which submits, delivers or procures the delivery of an Account Holder Letter will be required to make (or authorise its Account Holder to make on its behalf) the representations, warranties and undertakings to the Company and the Information Agent set out in Schedule 1 (Representations, Warranties and Undertakings) to the Account Holder Letter.
28.	Any Noteholder that is unable to give any of the representations, warranties and undertakings referred to in paragraph 27 above should contact the Information Agent directly as soon as possible, as there may be additional procedures involved in respect of that Noteholder’s participation in the Scheme.
29.	Each Noteholder should also ensure that the following is included in the Account Holder Letter delivered on its behalf:
(a)	its identity and country of residence/headquarters;
(b)	details of the Notes which are the subject of the Account Holder Letter, including the ISIN number(s), the principal amount of the Notes held at the relevant Clearing System(s), the identity of the relevant Clearing System(s), the account number of the Account Holder in the relevant Clearing System(s) and the Custody Instruction Reference Number(s);
(c)	the appropriate confirmations to be given by the Account Holder; and
(d)	its voting instructions.
30.	If a Noteholder does not wish to provide details of its identity in the Account Holder Letter, that Noteholder should instruct the relevant Account Holder to identify a person with full legal right and authority to act on behalf of that Noteholder as its representative.

Noteholders holding Notes through DTC

31.	Each Noteholder will need to give its DTC Participant information and instructions as to voting and certain other matters.
32.	In summary each Noteholder may elect:
(a)	to attend and vote at the Scheme Meeting in person or by a duly authorised representative if a corporation;
(b)	to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Noteholder; or
(c)	to appoint someone else as its proxy to attend and vote at the Scheme Meeting in person on its behalf,
149

in each case, by instructing its DTC Participant to appoint a sub-proxy and ensuring that such election is recorded in each case in the Sub-Proxy delivered on its behalf and that the voting intention section of the Sub-Proxy is completed.

33.	Each Noteholder is recommended to instruct its DTC Participant to appoint a proxy (either the Chairman or someone else of its choice who would be willing to attend the Scheme Meeting) in any event, even if that Noteholder intends to attend and vote in person or by a duly authorised representative, if a corporation, in case such Noteholder is unable to do so for some reason. If a Noteholder appoints a proxy and then decides to attend and vote at the Scheme Meeting in person or by a duly authorised representative, if a corporation, that Noteholder will be entitled to do so.
34.	Each Noteholder which submits, delivers or procures the delivery of an Account Holder Letter and/or the Sub-Proxy will be required to make (or authorise its DTC Participant to make on its behalf) the representations, warranties and undertakings to the Company and the Information Agent set out in Schedule 1 (Representations, Warranties and Undertakings) of the Account Holder Letter.
35.	Any Noteholder that is unable to give any of the representations, warranties and undertakings referred to in paragraph 34 above should contact the Information Agent directly as soon as possible, as there may be additional procedures involved in respect of that Noteholder’s participation in the Scheme.
36.	Each Noteholder should also ensure that the following is included in the designated sections of the Account Holder Letter and the Sub-Proxy delivered on its behalf:
(a)	its identity and country of residence/headquarters;
(b)	details of the Notes which are the subject of the Sub-Proxy and Account Holder Letter;
(c)	the appropriate confirmations to be given by the DTC Participant; and
(d)	its voting instructions are set out in the Sub-Proxy.
37.	If a Noteholder does not wish to provide details of its identity in the Account Holder Letter, that Noteholder should instruct its DTC Participant to identify a person with full legal right and authority to act on behalf of that Noteholder as its representative.

DELIVERY OF ACCOUNT HOLDER LETTERS FOR THE PURPOSES OF VOTING

Noteholders holding Notes through Euroclear or Clearstream, Luxembourg

38.	Account Holder Letters for the purposes of voting at the Scheme Meeting should be delivered by Account Holders as soon as possible to the Information Agent and, in any event, before the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016.
39.	Each Noteholder should note that, unless a valid Account Holder Letter is delivered on its behalf to the Information Agent before the Voting Instruction Deadline, the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
150

40.	Any Account Holder Letter delivered will be irrevocable after the Voting Instruction Deadline unless and until the Scheme is not approved by the requisite majorities at the Scheme Meeting or the Scheme is withdrawn.

Noteholders holding Notes through DTC

41.	Account Holder Letters for the purposes of voting at the Scheme Meeting should be delivered by DTC Participants as soon as possible to the Information Agent and, in any event, before the Voting Instruction Deadline, being 5 p.m. (London time) on 27 June 2016.
42.	Each Noteholder should note that, unless a valid Account Holder Letter and a Sub-Proxy is delivered on its behalf to the Information Agent before the Voting Instruction Deadline, the voting instructions contained in that Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
43.	Any Account Holder Letter and Sub-Proxy delivered will be irrevocable after the Voting Instruction Deadline unless and until the Scheme is not approved by the requisite majorities at the Scheme Meeting or the Scheme is withdrawn.

ATTENDING THE SCHEME MEETING

44.	The Scheme Meeting will take place at 10 a.m. on 28 June 2016 at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD.
45.	If a Noteholder wishes to attend the Scheme Meeting, it should produce a duplicate copy of the Account Holder Letter and Sub-Proxy (if applicable) delivered on its behalf, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification) at the registration desk no later than one hour before the scheduled time of the Scheme Meeting.
46.	Any proxy attending the Scheme Meeting on behalf of a Noteholder should produce a duplicate copy of the Account Holder Letter and Sub-Proxy (if applicable) in which he/she is named as proxy. Where this copy can be matched against one of the copies provided by the relevant Account Holder to the Information Agent on behalf of the Company, that Noteholder’s proxy will be admitted to the Scheme Meeting upon providing evidence of his/her personal identity (a passport or other equivalent identification). Where the Account Holder Letter and/or Sub-Proxy (if applicable) cannot be produced by the person purporting to have been appointed by a Noteholder as its proxy, that person will need to provide evidence of his/her personal identity (a passport or other equivalent identification) and, provided that the evidenced identity conforms with the details in the relevant copy of the Account Holder Letter and Sub-Proxy (if applicable) provided by the relevant Account Holder to the Information Agent on behalf of the Company, that person will be admitted to the Scheme Meeting.
47.	If a Noteholder appoints the Chairman as its proxy, there is no need for the Chairman to take the Account Holder Letter to the Scheme Meeting.
151

Appendix 3

Form of Account Holder Letter

FORM OF ACCOUNT HOLDER LETTER (INCLUDING FORM OF SUB-PROXY IN RESPECT OF NOTES HELD IN DTC)

For use by Account Holders in Euroclear, Clearstream, Luxembourg and by DTC Participants in DTC in respect of

10.25 per cent. guaranteed notes due 2016 (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0511379066, Common Code: 051137906, Rule 144A Notes ISIN: US591555AA54, CUSIP: 591555AA5) (the 2016 Notes)

10.50 per cent. guaranteed notes due 2017 (of which U.S.$300,531,520.44 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS1145219652, Common Code: 114521965, Rule 144A Notes ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1) (the 2017 Notes)

and

8.75 per cent. guaranteed notes due 2018 (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0591549232, Rule 144A Notes ISIN: US591555AB38, CUSIP: 591555 AB3) (the 2018 Notes)

issued by

METINVEST B.V.
(the Company)

in relation to

The Company’s scheme of arrangement under
Part 26 of the Companies Act 2006 (the Scheme)

The Scheme will, if implemented, materially affect certain creditors of the Company, including the holders of the 2016 Notes, the 2017 Notes and the 2018 Notes (together, the Notes).

Persons who are account holders with Euroclear and Clearstream, Luxembourg and persons who are account holders with DTC (the DTC Participants) (together, the Account Holders) must use this Account Holder Letter to register details of their interests in the Notes and to vote in respect of the Scheme.

152

Account Holder Letter

THIS ACCOUNT HOLDER LETTER HAS 4 PARTS.

Part 1 (NOTEHOLDER DETAILS) OF THIS ACCOUNT HOLDER LETTER MUST BE COMPLETED BY ALL ACCOUNT HOLDERS

IN ADDITION:

IN ORDER TO VOTE

PART 2 (VOTING IN RESPECT OF NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG) MUST BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG ONLY

In order to vote in respect of the Scheme where any Notes are held through Euroclear or Clearstream, Luxembourg:

(a)	Part 2, Section 1 (Holding details and details of Blocking Instructions);
(b)	Part 2, Section 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg); AND
(c)	Part 2, Section 3 ( Account Holder Confirmations),

of this Account Holder Letter must be delivered by facsimile or email to the Information Agent using the contact details set out below and must be received by the Information Agent by no later than 5 p.m. (London time) on 27 June 2016 (the Voting Instruction Deadline).

Any Notes held through Euroclear or Clearstream, Luxembourg identified in this Account Holder Letter must be blocked by no later than 5 p.m. (London time) on 23 June 2016 (the Custody Instruction Deadline).

PART 3 (VOTING IN RESPECT OF NOTES HELD THROUGH DTC) MUST BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD THROUGH DTC ONLY

In order to vote in respect of the Scheme where any Notes are held through DTC:

(a)	A Sub-Proxy in the form set out in Part 3, Section 1 (Form of Sub-Proxy) of this Account Holder Letter signed by the DTC Participant (with such signature guaranteed by an Eligible Institution); AND
(b)	Part 3, Section 2 (DTC Participant Confirmations) of this Account Holder Letter,

must be delivered by facsimile or email to the Information Agent using the contact details set out below and must be received by the Information Agent by no later than the Voting Instruction Deadline.

PART 4 (EXECUTION OF ACCOUNT HOLDER LETTER) OF THIS ACCOUNT HOLDER LETTER SHOULD BE COMPLETED BY ALL ACCOUNT HOLDERS.

In order to be valid, this Account Holder Letter must be signed by the relevant Account Holder.

153

A separate Account Holder Letter must be completed in respect of each separate beneficial holding of/interest in the Notes.

Account Holder Letters and Sub-Proxies, where applicable, received after the Voting Instruction Deadline will not constitute valid voting instructions for the purposes of the Scheme.

Capitalised terms used in this Account Holder Letter but not defined in it have the same meaning as given to them in the explanatory statement relating to the Scheme dated 8 June 2016 (the Explanatory Statement), subject to any amendments or modifications made by the Court.

You are strongly advised to read the Explanatory Statement and the Scheme and, in particular, Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) to the Explanatory Statement, before you complete the Account Holder Letter and, with respect to any Notes held in DTC, a Sub-Proxy.

All relevant documentation can be found at the Scheme Website www.lucid-is.com/metinvest.

This Account Holder Letter and any non-contractual obligations arising out of or in relation to this Account Holder Letter shall be governed by, and interpreted in accordance with, English law.

FOR ASSISTANCE CONTACT THE INFORMATION AGENT:

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA

Attention: Sunjeeve Patel / Thomas Choquet

Telephone: +44 (0)20 7704 0880
Email: metinvest@lucid-is.com
Facsimile: +44 (0)20 3004 1590

154

Part 1: Noteholder Details

TO BE COMPLETED BY ALL ACCOUNT HOLDERS

If you are not the Noteholder (that is, the person that is the beneficial owner of and/or the holder of the ultimate economic interest in the relevant Notes, held in global form through the Clearing Systems with a claim in respect of any amount outstanding under the Notes as at the Record Date (being 5 p.m. (New York time) on 23 June 2016) (unless the Company, in its sole discretion, elects to recognise a transfer of Notes after the Record Date)), please identify the Noteholder on whose behalf you are submitting this Account Holder Letter. If such Noteholder does not wish to provide details of its identity, please identify a person with full legal right and authority to act on behalf of that Noteholder as its representative.

To be completed for all Noteholders:
Full Name of Noteholder
Country of Residence/Headquarters of Noteholder
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in the EU; (b) the Noteholder’s central administration is located in the EU; or (c) the Noteholder’s principal place of business is located in the EU.	☐ Yes ☐ No
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in England; (b) the Noteholder’s central administration is located in England; or (c) the Noteholder’s principal place of business is located in England.	☐ Yes ☐ No
E-mail Address
Telephone Number (with country code)
Passport Number[36]
To be completed if the Noteholder is an institution:

[36]	Required if attending the Scheme Meeting in person or by a duly authorised representative, if a corporation.

155

Country of Residence/Headquarters of Noteholder
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in the EU; (b) the Noteholder’s central administration is located in the EU; or (c) the Noteholder’s principal place of business is located in the EU.	☐ Yes ☐ No
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in England; (b) the Noteholder’s central administration is located in England; or (c) the Noteholder’s principal place of business is located in England.	☐ Yes ☐ No
Residence/Headquarters of Noteholder
Name of Authorised Employee of Noteholder

Passport Number[37]
To be completed if the Noteholder is an investment fund, managed account, discretionary account or similar over which a manager, adviser or general partner has discretionary authority:
Name of Investment Manager / Investment Adviser / General Partner

[37]	Required if attending the Scheme Meeting in person by a duly authorised representative.
156

Part 2 (Voting in Respect of Notes Held through Euroclear or Clearstream, Luxembourg)

ONLY TO BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

Section 1: Holding Details and Details of Blocking Instructions

The Account Holder on behalf of the relevant Noteholder holds the Notes to which this Account Holder Letter relates (as identified below), and such Notes have been “blocked” through delivery of Custody Instructions to the relevant Clearing System, the Custody Instruction Reference Number(s) in relation to which is/are identified below.

ISIN	Amount blocked at Clearing System	Clearing System	Clearing System Account number	Custody Instruction Reference Number[38]

[38]	Corresponding to your blocking instruction.
157

Section 2: Voting in Respect of Notes Held through Euroclear or Clearstream, Luxembourg

ONLY TO BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD IN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

A.	Attendance at the Scheme Meeting

The Noteholder wishes:

Tick only ONE of the boxes below.

☐	to appoint the Chairman as its proxy to attend and vote on its behalf at the Scheme Meeting (please now only complete paragraph B (Appointment of proxy and voting instructions to proxy) below).
☐	to appoint a proxy (other than the Chairman) to attend and vote on its behalf at the Scheme Meeting (please now only complete paragraph B (Appointment of proxy and voting instructions to proxy) below).
☐	to attend and vote at the Scheme Meeting in person or by a duly authorised representative, if a corporation (please now complete only paragraph C (Indication of voting intention) below).

Section 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg) is continued on the next page.

158

B.	Appointment of proxy and voting instructions to proxy

The Noteholder wishes to appoint (and the Account Holder is hereby authorised to appoint on its behalf):

Tick only ONE of the boxes below.

☐	the Chairman; or (tick box if appropriate)

☐	the following individual (tick box if appropriate and fill in the details immediately below)

(Name):

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing him:

(Name):                                                                                          (“Alternate 1”)

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing Alternate 1:

the Chairman

as its proxy and wishes its proxy to vote:

Tick only ONE of the boxes below.

☐	FOR the Scheme
☐	AGAINST the Scheme
159

C.	Indication of voting intention

The Noteholder wishes to vote (and the Account Holder is hereby authorised to vote on its behalf) at the Scheme Meeting as follows. The Noteholder understands that this expression of intention is not binding and that it may vote as it sees fit at the Scheme Meeting (provided the authorised representative of a Noteholder wishing to attend the Scheme Meeting must bring his or her passport to the Scheme Meeting)

Tick only ONE of the boxes below.

☐	FOR the Scheme
☐	AGAINST the Scheme

Acceptance of this Section 2 by the Information Agent is subject to receipt by the Information Agent by no later than the Voting Instruction Deadline of valid Custody Instruction Reference Numbers in respect of those Notes which are the subject of this Account Holder Letter. Custody Instructions must be delivered to Euroclear or Clearstream, Luxembourg, as the case may be, in respect of the Notes identified in Part 2 Section 1 (Holding Details and Details of Blocking Instructions) of this Account Holder Letter as being held in one of those Clearing Systems prior to the Custody Instruction Deadline. Information in this Account Holder Letter must be consistent with such Custody Instructions and in the event of any ambiguity, the Custody Instructions shall take precedence.

160

SECTION 3: ACCOUNT HOLDER CONFIRMATIONS

ONLY TO BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD IN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

The Account Holder named below in Part 4 (Execution of Account Holder Letter) for itself hereby confirms to the Company and the Information Agent as follows (select “yes” or “no” as appropriate for each item):

A:	That all authority conferred or agreed to be conferred pursuant to this Account Holder Letter and every obligation of the Account Holder under this Account Holder Letter (including any elections made in this Account Holder Letter) shall be binding upon the successors and assigns of the Account Holder (in the case of a corporation or institution) or the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Account Holder (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of the Account Holder and that all of the information in this Account Holder Letter is complete and accurate.
☐	Yes
☐	No
B.	That, in relation to the Notes identified in Part 2 Section 1 (Holding Details and Details of Blocking Instructions) of this Account Holder Letter, the Account Holder has authority to (i) give the voting instructions set out in Part 2 Section 2 (Voting in Respect of Notes Held through Euroclear or Clearstream, Luxembourg) of this Account Holder Letter and (ii) to nominate the person named in Part 2 Section 2 (Voting in Respect of Notes Held through Euroclear or Clearstream, Luxembourg) of this Account Holder Letter (if applicable) to attend and speak at the Scheme Meeting, on behalf of the Noteholder.
☐	Yes
☐	No
C.	That, in relation to any Notes identified in Part 2, Section 1 (Holding Details and Details of Blocking Instructions) of this Account Holder Letter as being held through Euroclear or Clearstream, Luxembourg, the Account Holder has irrevocably instructed Euroclear and/or Clearstream, Luxembourg, as the case may be, pursuant to Custody Instructions to block the Notes identified in Part 2, Section 1 (Holding Details and Details of Blocking Instructions) of this Account Holder Letter on or before the date that this Account Holder Letter is delivered to the Information Agent (and in any event not later than the Custody Instruction Deadline) and that a Custody Instruction Reference Number for each such Custody Instruction appears in this Account Holder Letter under “Custody Instruction Reference Number” in Part 2, Section 1 (Holding Details and Details of Blocking Instructions) of the Account Holder Letter.
☐	Yes
☐	No
161

An Account Holder who is unable to confirm “yes” in respect of paragraphs A to C above should contact the Information Agent using the contact details set out in this Account Holder Letter for assistance.

By delivering this Account Holder Letter to the Information Agent, the Account Holder confirms that the Noteholder agrees that both it and the Noteholder shall be deemed to have made the representations, warranties and undertakings set out in paragraph 1 sub-paragraphs (a) – (e) and (g) – (i) (but not, for the avoidance of doubt, sub-paragraph (f)) of Schedule 1 (Representations, Warranties and Undertakings) to this Account Holder Letter in favour of the Company and the Information Agent as at the date on which this Account Holder Letter is delivered to the Information Agent.

162

Part 3: (Voting in Respect of Notes Held through DTC)

ONLY TO BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD THROUGH DTC

Part 3: Section 1 (Form of Sub-Proxy)

ONLY TO BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD THROUGH DTC

FORM OF SUB-PROXY

For use by DTC Participants in DTC in respect of

10.25 per cent. guaranteed notes due 2016 (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Rule 144A Notes ISIN: US591555AA54, CUSIP: 591555AA5) (the 2016 Notes)

10.50 per cent. guaranteed notes due 2017 (of which U.S.$300,531,520.44 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Rule 144A Notes ISIN: US591555AC11, CUSIP: 591555 AC1) (the 2017 Notes)

and

8.75 per cent. guaranteed notes due 2018 (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Rule 144A Notes ISIN: US591555AB38, CUSIP: 591555 AB3) (the 2018 Notes)

issued by

METINVEST B.V.

(the Company)

in relation to

The Company’s scheme of arrangement under
Part 26 of the Companies Act 2006 (the Scheme)

for use in connection with the Scheme Meeting of the Noteholders convened by the Company to be held on 28 June 2016 at 10 a.m. London time

Persons who are DTC Participants must use this form of sub-proxy to register details of their interests in the Notes and to make certain elections in relation to the voting in respect of the Scheme.

A separate form of sub-proxy must be completed in respect of each separate beneficial holding of/interest in the Notes.

The Scheme will, if implemented, materially affect certain creditors of the Company, including the holders of the 2016 Notes, the 2017 Notes and the 2018 Notes (together, the Notes).

(To be completed by a DTC Participant only)

163

This form of sub-proxy should be completed and signed by a DTC Participant and delivered to the Information Agent by email (metinvest@lucid-is.com) or facsimile (+44 (0)20 3004 1590) by no later than 5 p.m. London time on 27 June 2016, being the Voting Instruction Deadline to appoint a nominee as a sub-proxy, to attend and vote at the Scheme Meeting.

We hereby certify that:

1.	Notes of aggregate principal amount specified below are held by the DTC Participant specified below as at 5 p.m. (New York time) on 23 June 2016, being the Record Date for the purposes of the Scheme Meeting[39]:

Principal Amount of Notes: U.S.$                               .........................................................................

CUSIP:                                                                            .........................................................................

2.	We appoint Tick only ONE of the boxes below
☐	the Chairman; or (tick box if appropriate)
☐	the following individual (tick box if appropriate and fill in the details immediately below)

(Name):

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing him:

(Name):                                                                                                                 (”Alternate 1”)

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing Alternate 1:

the Chairman

to act as our sub-proxy in respect of the Notes described below and to attend the Meeting on our behalf and we wish our sub-proxy to vote:

[39]	Note – if this Form of Sub-Proxy is delivered in advance of the Record Date, please indicate the expected principal amount of such Notes as at the Record Date on the assumption that such Notes will still be held by the DTC Participant on behalf of the Noteholder as at the Record Date.
164

Tick only ONE of the boxes below.

☐	FOR the Scheme
☐	AGAINST the Scheme
3.	The total principal amount of Notes in respect of which the votes attributable to them should be cast by such sub-proxy are:

Total principal amount of Notes: U.S.$ ………..............

4.	No other person has been appointed as a sub-proxy in respect of the above Notes and no voting instruction has been given in relation to such Notes

Capital terms used but not defined in this sub-proxy shall have the meanings given to them in the Account Holder Letter.

...................................................................................

Signed by a duly authorised officer on behalf of the DTC Participant

Name of DTC Participant: .........................................................................

Date: .........................................................................

165

MEDALLION SIGNATURE GUARANTEE40

Authorised Signature of Guarantor:

Name:

(please print)

Name of Firm:

Address:

Telephone Number with Area Code:

Date:

Place Seal Here

____________________________________

* Delete as applicable

FOR ASSISTANCE CONTACT THE INFORMATION AGENT:

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA

Attention: Sunjeeve Patel / Thomas Choquet

Telephone: +44 (0)20 7704 0880
Email: metinvest@lucid-is.com
Facsimile: +44 (0)20 3004 1590

[40]	Note: Signatures on this Sub-Proxy must be guaranteed by an Eligible Institution. A recognised participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program is each an “Eligible Institution”.
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Part 3: Section 2: DTC Participant Confirmations

ONLY TO BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD IN DTC

The DTC Participant named below in Part 4 (Execution of Account Holder Letter) for itself hereby confirms to the Company and the Information Agent as follows (select “yes” or “no” as appropriate for each item):

A:	That all authority conferred or agreed to be conferred pursuant to this Account Holder Letter and every obligation of the DTC Participant under this Account Holder Letter (including any elections made in this Account Holder Letter) shall be binding upon the successors and assigns of the DTC Participant (in the case of a corporation or institution) or the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the DTC Participant (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of the DTC Participant and that all of the information in this Account Holder Letter is complete and accurate.
☐	Yes
☐	No
B.	That, in relation to the Notes identified in the Form of Sub-Proxy to be completed and delivered with this Account Holder Letter, the DTC Participant has authority to (i) give the voting instructions set out in that Form of Sub-Proxy and (ii) to nominate the person named in the Form of Sub-Proxy to attend and speak at the Scheme Meeting, on behalf of the Noteholder.
☐	Yes
☐	No

A DTC Participant who is unable to confirm “yes” in respect of paragraphs A and B above, as applicable, should contact the Information Agent using the contact details set out in this Account Holder Letter for assistance.

By delivering this Account Holder Letter to the Information Agent, the DTC Participant confirms that the Noteholder agrees that both it and the Noteholder shall be deemed to have made the representations, warranties and undertakings set out in paragraph 1, sub-paragraphs (a) – (i) of Schedule 1 (Representations, Warranties and Undertakings) to this Account Holder Letter in favour of the Company and the Information Agent as at the date on which this Account Holder Letter is delivered to the Information Agent.

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Part 4: Execution of Account Holder Letter

Name of Euroclear or Clearstream, Luxembourg or DTC Participant
Clearing System – Euroclear, Clearstream or DTC
Account Number of Account Holder at Clearing System
Authorised Employee of Account Holder/DTC Participant
(print name and title)
Telephone no. of Authorised Employee (with country code)
E-mail of Authorised Employee
Authorised Employee Signature
(sign)
Date

Before returning this Account Holder Letter, please make certain that you have provided all the information requested.

By signing above, the Account Holder confirms that it has obtained all necessary consents, authorisations, approvals and/or permissions required to be obtained by it under the laws and regulations applicable to it in any jurisdiction in order to sign this Account Holder Letter on behalf of the Noteholder.

Before returning this Account Holder Letter or either part of this Account Holder Letter, please make certain that you have provided all the information requested.

The Account Holder may complete and submit this Account Holder Letter on behalf of the Noteholder if the Account Holder has authority to do so.

Facsimile or pdf copies of this Account Holder Letter will be accepted and originals are not required.

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SCHEDULE 1

Representations, Warranties and Undertakings

1.	Voting Representations, Warranties and Undertakings

Each Noteholder which submits, delivers or procures the delivery of an Account Holder Letter represents, warrants and undertakes to the Company and the Information Agent that:

(a)	it is lawful to seek voting instructions from that Noteholder in respect of the Scheme;
(b)	it is assuming all of the risks inherent in that Noteholder participating in the Scheme and has undertaken all the appropriate analysis of the implications of participating in the Scheme for that Noteholder without relying on the Company or the Information Agent (other than any representations given in favour of that Noteholder by the Company under the Explanatory Statement);
(c)	all Notes which are the subject of the Account Holder Letter are, at the time of delivery of such Account Holder Letter (and Sub-Proxy if applicable), held by that Noteholder (directly or indirectly) or on its behalf at the relevant Clearing System (and that Noteholder will use all reasonable endeavours to ensure that those Notes will continue to be so held up to and including the Scheme Effective Date);
(d)	no other person has been appointed by that Noteholder as a proxy or sub-proxy, as applicable in respect of the Notes which are the subject of the Account Holder Letter and Sub-Proxy, if applicable, and no voting instruction with respect to the Scheme has been given in relation to such Notes except as set out in the Account Holder Letter and Sub-Proxy, if applicable;
(e)	by instructing the relevant Clearing System or DTC Participant, as applicable, it will be deemed to have authorised the relevant Clearing System to provide details concerning its identity, the Notes which are the subject of the Account Holder Letter delivered on its behalf and its applicable account details to the Company and the Information Agent and their respective legal and financial advisers at the time the Account Holder Letter and Sub-Proxy if applicable is submitted;
(f)	it will not transfer or sell those Notes until:
(i)	if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date;
(ii)	if the Scheme is approved at the Scheme Meeting but not sanctioned at the Sanction Hearing, the conclusion of the Sanction Hearing; or
(iii)	if the Scheme is not approved at the Scheme Meeting, the conclusion of the Scheme Meeting.
(g)	neither the Information Agent nor any of its affiliates, directors, officers or employees has made any recommendation to that Noteholder as to whether, or how, to vote in relation to the Scheme, and that it has made its own decision with regard to voting based on any legal, tax or financial advice that it has deemed necessary to seek;
(h)	all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings shall be binding on the successors and assigns of that Noteholder (in the case of a corporation or institution) or the successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives of that Noteholder (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of that Noteholder; and
(i)	no information has been provided to it by the Company, the Information Agent or any of their respective affiliates, directors, officers, advisers or employees with regard to the tax consequences to that Noteholder arising from voting in favour of the Scheme, and that it is solely liable for any taxes or similar payments imposed on it under the laws of any applicable jurisdiction as a result of voting in favour of the Scheme, and that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Company, the Information Agent or any of their affiliates, directors, officers, advisers or employees in respect of such taxes or similar payments.
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Appendix 4

Notice of Scheme Meeting

IN THE HIGH COURT OF JUSTICE	No.	of 2016
CHANCERY DIVISION
COMPANIES COURT

IN THE MATTER OF METINVEST B.V.

and

IN THE MATTER OF THE COMPANIES ACT 2006

10.25 per cent. Guaranteed Notes due 2016 (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0511379066, Common Code: 051137906, Rule 144A Notes ISIN: US591555AA54, CUSIP: 591555AA5)

10.50 per cent. Guaranteed Notes due 2017 (of which U.S.$300,531,520.44 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS1145219652, Common Code: 114521965, Rule 144A Notes ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1)

8.75 per cent. Guaranteed Notes due 2018 (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0591549232, Rule 144A Notes ISIN: US591555AB38, CUSIP: 591555 AB3)

(together, the Notes)

NOTICE IS HEREBY GIVEN that, by an order dated 8 June 2016 made in the above matter, the High Court of England and Wales (the Court) has directed that a meeting (the Scheme Meeting) be convened of the Scheme Creditors (as such term is defined in the scheme of arrangement hereinafter referred to) of Metinvest B.V. (the Company) for the purposes of considering and, if thought fit, approving (with or without modification, addition or condition approved or imposed by the Court and/or agreed by the Company) a scheme of arrangement proposed to be made between the Company and the Scheme Creditors (the Scheme).

The Record Date will be 5 p.m. (New York time) on 23 June 2016. The Scheme Meeting will be held at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD on 28 June 2016 commencing at 10 a.m. (London time). All Scheme Creditors are requested to attend at such place and time either in person, by a duly authorised representative if a corporation, or by proxy.

A copy of the Scheme and a copy of the statement required to be furnished pursuant to section 897 of the Companies Act 2006 (the Explanatory Statement) are incorporated in the document of which this notice forms part.

170

Scheme Creditors may vote in person or by a duly authorised representative if a corporation, at the Scheme Meeting or they may appoint another person, whether a Scheme Creditor or not, as their proxy to attend and vote in their place. Scheme Creditors may appoint proxies to vote at the Scheme Meeting by filling out Part 2 or Part 3 (as applicable) (Voting) of the Account Holder Letter (as defined in the Explanatory Statement). If a Scheme Creditor is a corporation, it must appoint an authorised representative or proxy to vote on its behalf at the Scheme Meeting by filling out Part 2 or Part 3 (as applicable) (Voting) of the Account Holder Letter in order to be entitled to vote at the Scheme Meeting.

To avoid double counting in respect of the Scheme Claims, each of the Trustees has confirmed that it will not exercise any voting rights to which it may be entitled as a Scheme Creditor and each of the Common Depositaries (other than Cede & Co.) have confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date, being 5 p.m. (New York time) on 23 June 2016.

Each Scheme Creditor or its proxy will be required to register its attendance at the Scheme Meeting prior to the commencement of the Scheme Meeting. Registration will commence at 9 a.m. (London time) on the date of the Scheme Meeting. Each Scheme Creditor that is not a proxy must bring to the Scheme Meeting a copy of the relevant Account Holder Letter, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification). Each proxy must bring to the Scheme Meeting a copy of the Account Holder Letter authorising him or her to act as proxy on behalf of the Scheme Creditor and evidence of personal identity (a passport or other equivalent identification).

In order to vote on the Scheme and attend the Scheme Meeting (in person, by a duly authorised representative if a corporation, or by proxy), Scheme Creditors must ensure that an Account Holder Letter is completed, delivered to and received by the Information Agent (as defined in the Explanatory Statement) (marked for the attention of Sunjeeve Patel / Thomas Choquet) in accordance with the instructions set out in the Account Holder Letter before 5 p.m. (London time) on 27 June 2016. A copy of the form of Account Holder Letter may be downloaded from www.lucid-is.com/metinvest (the Scheme Website).

The Scheme, the Explanatory Statement and the Account Holder Letter will be available to download from the Scheme Website on or around 8 June 2016. If a hard copy is required, please send your request to the Information Agent (marked for the attention of Sunjeeve Patel / Thomas Choquet). By the order referred to above, the Court has appointed Mr Ian Field, a partner at Allen & Overy LLP, or if for any reason he is unable to act, Mr Mark Sterling, a partner at Allen & Overy LLP, or if for any reason he is unable to act, any other partner of Allen & Overy LLP to act as chairman of the Scheme Meeting (and any adjournment thereof) and has directed the chairman to report the result of the Scheme Meeting to the Court.

The Scheme will be subject to the subsequent approval of the Court.

For further information in this regard, please contact the Information Agent using the following details:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

Phone: +44 (0) 207 704 0880

Fax: +44 (0) 203 004 1590

Email: metinvest@lucid-is.com

Attention: Sunjeeve Patel / Thomas Choquet

Dated [•]

Metinvest B.V.

171